As filed with the Securities and Exchange Commission on April 15, 2026.

Registration No. 333-280990

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

Hashdex Nasdaq CME Crypto Index ETF
(Exact name of registrant as specified in its charter)

__________________________

Delaware	6221	33-2103856
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

__________________________

Hashdex Nasdaq CME Crypto Index ETF
19 West 44th Street, Suite 200
New York, NY 10036
(866) 403-5272
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

Copies to
Eric D. Simanek, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, D.C. 20001
(202) 220-8412

__________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Hashdex Nasdaq CME Crypto Index ETF

Hashdex Nasdaq CME Crypto Index ETF (f/k/a Hashdex Nasdaq Crypto Index US ETF, prior to January 20, 2026) (the “Trust”) is a Delaware statutory trust organized on July 12, 2024. The Trust operates pursuant to the Fifth Amended and Restated Trust Agreement, dated January 20, 2026 (the “Trust Agreement”). The Trust issues shares of beneficial interest (“Shares”), representing fractional undivided beneficial interests in the Trust. The Shares trade on The Nasdaq Stock Market, LLC (the “Exchange”) under the symbol “NCIQ”. The principal office address of the Trust is 19 West 44th Street, Suite 200, New York, NY 10036 and the Trust’s telephone number is 800-927-9800.

The sponsor of the Trust is Hashdex Asset Management Ltd. (the “Sponsor”). CSC Delaware Trust Company is the trustee of the Trust (“Trustee”). U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services) (the “Administrator” or the “Transfer Agent”) provides administrative services to the Trust. The Administrator also assists the Trust and the Sponsor with certain functions and duties relating to accounting and as the Trust’s transfer agent. Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”). Coinbase Custody Trust Company, LLC (“Coinbase Custody”), BitGo Trust Company, Inc. (“BitGo”) and Fidelity Digital Asset Services, LLC (“Fidelity”) are the custodians for the Trust’s crypto asset holdings (the “Crypto Custodians”). U.S. Bank National Association is the custodian for the Trust’s cash and cash equivalent holdings (the “Cash Custodian” and together with the Crypto Custodians, the “Custodians”).

The Trust is designed to provide investors with price exposure to certain crypto assets. Prior to January 20, 2026, such crypto assets were those included in the Nasdaq Crypto US Settlement Price™ Index (the “NCIUSS”). Effective January 20, 2026 (the “Transition Date”), the reference index changed to the Nasdaq Crypto CME Settlement Price Index™ (the “NCIS” or the “Index”), as detailed below. The NCIUSS represents the daily closing value of the Nasdaq Crypto US™ Index (the “NCIUS”), and the NCIS represents the daily closing value of the Nasdaq CME Crypto™ Index (the “NCI”). The NCIUSS and the NCIS apply substantially identical methodologies, reflect the same constituents, and are both designed to measure the performance of a material portion of the overall crypto asset market.

The Trust’s investment objective is to align the daily changes in the net asset value (“NAV”) of the Shares with the daily price changes of the Index, minus operational expenses and liabilities, by investing in the digital assets that are constituents of the Index or may be added as constituents of the Index in the future (the “Index Constituents”). Under its current investment objective, the Trust is limited to holding crypto assets which satisfy the criteria set forth under “Index Constituents Criteria”. Because the Trust’s investment objective is to track the price of the Index, changes in the price of the Shares may vary from changes in the individual Index Constituents’ prices.

The Trust, Sponsor, Custodian, or any other person associated with the Trust will not, directly or indirectly, engage in actions that result in the applicable portion of the Trust’s crypto assets becoming subject to the Index Constituents networks’ (“Index Constituents Networks”) proof-of-stake (“PoS”) validation.

As outlined in the “Index Methodology” section below, the Index adjusts its constituents and weightings on a quarterly basis to reflect changes in the crypto asset market. Consequently, new crypto assets may be added to or removed from the Index over time. When this occurs, the Sponsor will endeavor to maintain a full replication investment strategy and replicate the Index’s holdings. However, there may be circumstances preventing the Trust from fully replicating the Index’s holdings, which could affect its ability to meet its investment objective. As crypto assets become eligible, or if any Index Constituents later become ineligible, for inclusion based on the applicable listing rules of the Exchange, the Sponsor expects to adjust the inclusion and weighting of Index Constituents in the Trust’s portfolio accordingly. The Sponsor will disclose the current Index Constituents and their weighting on the Trust’s website on an ongoing basis.

An investment in the Trust is subject to the risks of an investment in crypto assets, which are subject to a high degree of price variability, as well as to the risks of crypto asset markets more generally. An investment in the Trust may be riskier than other exchange-traded products that do not directly hold crypto assets, or financial instruments related to crypto, and may not be suitable for all investors. In addition, the Index Constituents may experience pronounced and swift price changes. Accordingly, there is a potential for change in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of Index Constituents. Investing in the Trust involves significant risks. See “Risk Factors” beginning on page 9. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), and shareholders of the Trust

(“Shareholders”) will not be afforded the protections associated with ownership of shares in a registered investment company. See the risk factor titled “The Trust is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940”.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

The Trust intends to issue Shares on a continuous basis and is offering an indeterminate number of Shares. A block of 10,000 Shares is called a “Basket”. While investors will purchase and sell Shares through their broker-dealer, the Trust continuously offers “Baskets” consisting of 10,000 Shares at their NAV to certain parties who have entered into an agreement with the Sponsor (“Authorized Participants”). Shares will be sold at the next-determined NAV per Share. Authorized Participants, in turn, may sell such Shares, which are listed on the Exchange, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the price of, and liquidity of the markets for Index Constituents in which the Trust invests. A list of the Trust’s Authorized Participants as of the date of this prospectus can be found under “Plan of Distribution” on page 124. The prices of Shares offered by Authorized Participants are expected to fall between the Trust’s NAV and the trading price of the Shares on the Exchange at the time of sale. The Trust’s Shares may trade in the secondary market on the Exchange at prices that are lower or higher than their NAV per Share. The Trust is permitted to conduct creation and redemption transactions for cash and in-kind for Index Constituents. For cash creations, the cash is used to purchase spot Index Constituents and for cash redemptions, spot Index Constituents may be sold to pay cash redemptions. For in-kind creations and redemptions, Baskets are issued or redeemed in exchange for the transfer of Index Constituents.

Additionally, Flow Traders U.S. LLC (in such role, the “Seed Capital Investor”), an entity unaffiliated with the Sponsor, acquired the initial seed creation baskets comprising 40,000 Shares (the “Initial Seed Creation Baskets”) through an Authorized Participant shortly after the effectiveness of this registration statement that this prospectus forms a part (the “Seed Capital Purchase Date”). In this capacity, the Seed Capital Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $1,000,000 and were used by the Trust to purchase Index Constituents at or prior to the listing of Shares on the Exchange. The Sponsor transacted with a third party who is not registered as a broker-dealer (a “Crypto Trading Counterparty”) to acquire Index Constituents on behalf of the Trust in exchange for cash provided by the Seed Capital Investor in its capacity as Seed Capital Investor. Any Index Constituents acquired in connection with the Initial Seed Creation Baskets were held by the Crypto Custodians. The price of the Shares comprising the Initial Seed Creation Baskets was determined as of the effective date of the registration statement that this prospectus forms a part as described in this prospectus, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

This is a best efforts offering. The Marketing Agent is not required to sell any specific number or dollar amount of Shares. This is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933 (the “Securities Act”).

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Trust is not an investment company registered under the Investment Company Act and the Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool under the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.

For a glossary of defined terms, see “Glossary” on page [        ].

The date of this prospectus is [date], 2026.

i

This prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in crypto asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors”. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. None of the Trust, the Sponsor, or the Administrator or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions, other than as required by applicable laws. Investors are cautioned against placing undue reliance on forward-looking statements.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 9, before making an investment decision about the Shares.

Trust Overview

The Trust issues Shares on the Exchange. The Trust’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the NCIS, less expenses and liabilities of the Trust. Under its current investment strategy, the Trust invests in Index Constituents. Under limited circumstances, the Trust will hold cash to bear its expenses. The Sponsor will employ a passive investment strategy that is intended to track the changes in the Index regardless of whether the Index goes up or down, meaning that the Sponsor will not try to “beat” the Index. It also means that the Trust will not utilize leverage. In order to track the Index as closely as possible, the Trust will aim to invest in the Index Constituents in the same proportions as the Index. Because the Trust’s investment objective is to track the price of the Index, the price of the Shares may vary from changes in the spot price of the Index Constituents. The Trust, the Sponsor, the Administrator and the service providers, including the Custodians, will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. The Administrator calculates an approximate NAV every 15 seconds throughout each day that the Trust’s Shares are traded on the Exchange. The Trust will not utilize leverage, derivatives, or any similar arrangements in seeking to meet its investment objective.

The Trust’s Investment Objective and Strategies

The Shares are designed to provide investors with a straightforward means of obtaining price exposure to Index Constituents, as opposed to direct acquisition, holding, and trading of crypto assets on a peer-to-peer or other basis or via a crypto asset platform. The Shares are intended to reduce the complexities and operational burdens associated with direct investment in these crypto assets, while maintaining an intrinsic value that reflects the investment exposure to the assets held by the Trust, less the Trust’s expenses and liabilities. This structure offers investors an alternative method of accessing the crypto asset markets through the public securities market.

The Sponsor will employ a passive investment strategy intended to track the changes in the Index, regardless of its direction, meaning that the Sponsor will not attempt to outperform the Index. This strategy aims to allow investors to buy and sell Shares to hedge against losses in Index-related transactions or to gain price exposure to the Index. Consistent with its investment objective, the Trust will not use its investments to enhance leverage or seek performance that is the multiple or inverse multiple of the Index. For a more detailed description of the Index, see “Business of the Trust — The Trust’s Benchmark”.

The Trust will gain exposure to the prices of the Index Constituents by purchasing these crypto assets and will maintain cash balances as necessary to cover currently due Trust-payable expenses. Absent any Share redemption orders or currently due Trust-payable expenses, the Trust’s portfolio will consist solely of the Index Constituents. The Trust will not invest in any crypto assets other than the Index Constituents. The Trust will not invest in tokenized assets or stablecoins.

The Trust, Sponsor, Custodians, or any other person associated with the Trust will not, directly or indirectly, engage in actions that result in the applicable portion of the Trust’s crypto assets becoming subject to Index Constituents Networks’ PoS validation.

For a more detailed description of the Index Constituents, see “Overview of the Index Constituents’ Industry”.

Trust Legal Structure

The Trust is organized as a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement. The Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. The Trust was formed and is managed and controlled by the Sponsor. The Trust intends to be treated as a partnership for U.S. federal income tax purposes. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange.

As interests in a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Trust).

Except as required under applicable federal law or under the rules or regulations of an Exchange, Shareholders take no part in the management or control, and have no voice in, the Trust’s operations or business.

The Trust was organized on July 12, 2024, and the Sponsor was incorporated on April 24, 2018.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a degree of risk and you could incur a partial or total loss of your investment in the Trust. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears in the “Risk Factors” section.

•        The Index Constituents are relatively new technological innovations with a limited operating history compared to traditional commodities. There is a limited established performance record for the price of the assets and, in turn, a limited basis for evaluating an investment.

•        The Index is new and has a limited performance history. Errors in Index data, Index computation or the construction of the Index in accordance with its methodology may occur from time to time and may not be identified and corrected by Nasdaq, Inc. (the “Index Provider”) for a period of time or at all, which may have an adverse impact on the Trust and its Shareholders.

•        The price of the Index Constituents, as determined by the crypto market, have experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding crypto assets generate a significant portion of the Index Constituents’ demand. Such speculation regarding the potential future appreciation in the value of crypto assets may inflate the price of the Index Constituents.

•        In the event of a fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights (as defined below) and any IR Virtual Currency (as defined below) associated with such event, and Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency. As a result, any potential economic benefits from a fork, airdrop, or similar event may not be realized by Shareholders, which could adversely affect the value of the Shares.

•        The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the Index Constituents in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Index Constituents, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of the Index Constituents.

•        Crypto platforms may be largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure. Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Index Constituents or the Shares.

•        The market for crypto-based exchange-traded funds (“ETFs”), like the Trust, may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Trust will grow to or maintain a viable size. Due to the Trust’s small asset base, certain of the Trust’s expenses and its portfolio transaction costs may be higher than those of a Trust with a larger asset base. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

•        Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Trust and do not control the Sponsor so they will not have influence over basic matters that affect the Trust.

•        The tax treatment of the Trust is complex and may have significant implications for Shareholders. While the Trust expects to be treated as a partnership for U.S. federal income tax purposes, there is no assurance that the Internal Revenue Service (the “IRS”) or courts will agree, which could reduce the value of Shares. Shareholders are responsible for their share of the Trust’s taxable income, regardless of distributions, potentially resulting in tax liabilities. Differences between tax allocations and economic gains, as well as potential IRS audits, could adversely affect Shareholders. Legislative changes may also impact the Trust’s tax treatment.

For additional risks, see “Risk Factors”

Principal Offices

The Sponsor’s office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Trustee’s office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Administrator’s office is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of the Trust’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in, and the ownership of, the Trust.
Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits or corresponding deposits of Index Constituents. Such cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of the Index Constituents, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay the fee due to the Sponsor and other Trust expenses or liabilities not assumed by the Sponsor. Deposits of Index Constituents are held by the Crypto Custodians on behalf of the Trust until (i) delivered out in connection with in-kind redemptions of Baskets, (ii) caused to be transferred or sold in connection with rebalancing and/or reconstitutions of the Index or (iii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor or other Trust expenses and liabilities not assumed by the Sponsor.

Exchange Symbol	NCIQ
Creation and Redemption

The Trust issues and redeems Baskets on a continuous basis. Baskets are offered continuously at NAV per Share and consist of 10,000 Shares. A Basket is valued at NAV per Share multiplied by the number of Shares that constitute a Basket (10,000).

Upon termination of the Trust, the Shares will be removed from listing. The minimum level of Shares in accordance with the Exchange’s rules is 50,000 Shares.

Baskets are issued or redeemed in exchange for an amount of cash or a corresponding amount of Index Constituents determined by the Sponsor on each day that the Exchange is open for regular trading. No Shares are issued unless the Crypto Custodian or Coinbase Custody, in its role as the prime broker (the “Prime Broker”) has allocated to the Trust’s account the corresponding amount of crypto assets. The amount of crypto assets necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. Only Authorized Participants may create or redeem Baskets.

For cash creations or redemptions, the Trust will create Shares by receiving crypto assets from a third party — not the Authorized Participant — and the Trust is responsible for selecting the third party to deliver the crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the crypto assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the crypto assets to the Trust. The Trust will redeem the Shares by delivering crypto assets to a third party — not the Authorized Participant — and the Trust is responsible for selecting the third party to receive the crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the crypto assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the crypto assets from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

For in-kind creations and redemptions, the Trust will create and redeem Baskets by receiving or delivering Index Constituents directly from or to the Authorized Participant, its designated agent or client, in accordance with the Trust’s in-kind creation and redemption procedures. In such transactions, Coinbase, Inc., as the “Prime Execution Agent,” will facilitate the transfer of crypto assets between the Trust and the Authorized Participant (or its designated agent or client). For creations, no Shares will be issued unless and until the Trust confirms receipt of the corresponding amount of Index Constituents. Settlement failures or delays may be addressed in accordance with the procedures set forth in the Trust’s agreements, which may include canceling the order, delaying settlement, or converting the transaction into a cash creation or redemption.

See the “Creation and Redemption of Shares” section for more details.

Index	The Index is the Nasdaq CME Crypto Settlement Price Index (NCIS).
NAV and Determination of NAV

The Trust’s NAV per Share will be calculated by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares. As of the date of this prospectus, the assets of the Trust will consist of the Index Constituents, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Trust’s NAV, which it has delegated to the Administrator.

The Administrator of the Trust will calculate the NAV once each Business Day, as of the earlier of the close of the Exchange or 4:00 p.m. E.T. For purposes of making these calculations, a Business Day means any day other than a day when the Exchange is closed for regular trading (“Business Day”).

Management Fee

The Trust shall pay the Sponsor a management fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Trust (the “Management Fee”).

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Management Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs. The Administrator will calculate the Management Fee on a daily basis with respect to the NAV of the Trust, and the Management Fee will be paid directly by the Trust to the Sponsor. The Management Fee will accrue daily and be payable monthly in cash.

Trust Expenses

In addition to the Trust’s Management Fee, the Trust pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Trust, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, report preparation and mailing expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust’s cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Trust may need to sell crypto assets from time to time to pay for its fees and expenses. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

Initial costs and expenses related to the initial offer and sale of the Shares were borne by the Sponsor.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Trust. Unusual or extraordinary expenses paid by the Sponsor are not subject to any caps or limits. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trust’s service providers, under certain unusual or extraordinary circumstances. Any indemnification paid by the Trust and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Trust or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Trust. Unless such expenses are specifically attributable to the Trust or arise out of the Trust’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Trust.

For further discussion of the situations in which the Trust or the Sponsor may be responsible for indemnification expenses see — “The Trust’s Service Providers — Contractual Arrangements with the Sponsor and Third-Party Service Providers.”

Forks

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incidental to the Trust’s ownership of the crypto asset and arise without any action of the Trust or the Sponsor (“Incidental Rights”) and/or crypto assets, or other assets or rights, acquired by the Trust through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of crypto assets, generally through a fork in the crypto asset’s network, an airdrop offered to holders of the crypto asset or another similar event. In the event of a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon any such Incidental Rights and IR Virtual Currency and no such Incidental Rights or IR Virtual Currency shall be taken into account for purposes of determining the NAV of the Trust. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency.

See “Risk Factors — Risks Related to Crypto Asset Markets — “Forks” in the Index Constituents Networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.”

Voting Rights

Shareholders do not have any voting rights, take no part in the management or control of the Trust and have no voice in the Trust’s operations or business.

See “Additional Information About the Trust”.

Suspension of Issuance, Transfers and Redemptions

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of a crypto asset or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of a crypto asset is not reasonably practicable. The Trustee shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Trust suspend redemptions, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Trust’s periodic Exchange Act reports and/or on the Trust’s website.

See “Creation and Redemption of Shares — Redemption of Baskets”.

Limitation on Obligations and Liability

The Sponsor:

•   is only obligated to take the actions specifically set forth in the Trust Agreement, without gross negligence or bad faith;

•   is not liable if it is prevented or delayed, by law or circumstances beyond its control, from performing its respective obligations under the Trust Agreement;

•   is not liable for the exercise of discretion permitted under the Trust Agreement;

•   has no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

•   is not liable for any loss of crypto assets occurring prior to the delivery of assets to the Crypto Custodians, as applicable, or after the delivery of crypto assets by the Crypto Custodian or Prime Broker, as applicable (and for the avoidance of doubt, is not liable for the loss of crypto assets while held by the Crypto Custodian or Prime Broker absent gross negligence or bad faith by the Sponsor); and

•   may rely upon any advice or information from other persons, that the Sponsor believes in good faith to be competent, to provide such advice or information.

See “Additional Information About the Trust”.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in the Depository Trust Company (“DTC”), have entered into an agreement with the Sponsor (the “Authorized Participant Agreement”) and be in a position to (i) transfer cash to, and take delivery of cash from, the Cash Custodian through one or more accounts; or (ii) deliver Index Constituents to, or arrange for the delivery of Index Constituents through a designated agent or client, and take delivery of Index Constituents from, one of the Trust’s Crypto Custodians. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash or Index Constituents in connection with such creations or redemptions. As of the date of this prospectus, the Authorized Participants are Macquarie Capital (USA) Inc., Virtu Americas LLC and Cantor Fitzgerald & Co. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and Settlement

The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Trust’s financial statements and the related notes included in this prospectus.

Risks Related to Crypto Asset Markets

The Index Constituents are relatively new technological innovations with a limited operating history.

The Index Constituents have a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of the assets and, in turn, a limited basis for evaluating an investment. Although past performance is not necessarily indicative of future results, if crypto assets had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The Index is new and has a limited operational history.

The Index has a limited performance history. Errors in Index data, Index computation or the construction of the Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the Index Provider for a period of time or at all, which may have an adverse impact on the Trust and its Shareholders. There is no assurance that the Index Provider (as defined below) will compile its Index accurately, or that the Index will be determined, composed or calculated accurately. While the Index Provider provides descriptions of what the Index is designed to achieve, neither the Index Provider nor its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Index or its related data, and they do not guarantee that the Index will be in line with the methodology. The Sponsor does not provide any warranty or guarantee with respect to the Index.

The price of the Index Constituents on the crypto asset markets has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of the Index Constituents, as determined by the crypto market, has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding crypto assets generate a significant portion of the Index Constituents demand. Such speculation regarding the potential future appreciation in the value of crypto assets may inflate the price of the Index Constituents. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, among other things, may cause a drop in the price of the Index Constituents. Developments related to the crypto asset network’s operations also contribute to the volatility in the price of the Index Constituents. These factors may continue to increase the volatility of the price of the Index Constituents, which may have a negative impact on the performance of the Trust.

Recent developments in the crypto asset economy have led to extreme volatility and disruption in crypto asset markets, a loss of confidence in participants of the crypto asset ecosystem, significant negative publicity surrounding crypto assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing throughout 2022 and through 2023, crypto asset prices began falling precipitously. This has led to volatility and disruption in the crypto asset markets and financial difficulties for several prominent industry participants, including crypto asset trading platforms, hedge Trusts and lending platforms. For example, in the first half of 2022, crypto asset lenders, Celsius Network LLC and Voyager Digital Ltd., and the crypto asset hedge fund, Three Arrows Capital, each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the crypto asset ecosystem, negative publicity surrounding crypto assets more broadly and market-wide declines in crypto asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest crypto asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s chief executive officer (“CEO”) resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice (“DOJ”) subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s founder and former CEO and others. FTX is also under investigation by the SEC, the DOJ, and the CFTC, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions, and the founder and former CEO of FTX has been convicted and sentenced to a prison term. In response to these events, the crypto asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the crypto asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors, although these charges have now been settled.

The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on crypto asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto asset trading platforms and custodians, and in May 2023, the House of Representatives passed the Financial Innovation and Technology for the 21st Century Act, although this is yet to be introduced into, or passed by the Senate. The U.S. regulatory regime — namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, Financial Crimes Enforcement Network (“FinCEN”), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation (“FDIC”) and the Federal Bureau of Investigation (“FBI”)) as well as the White House have issued reports and releases concerning crypto assets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, crypto assets including the Index Constituents, which could have a negative effect on the value of the Index Constituents, which in turn would have a negative effect on the value of the Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the crypto asset industry as a whole.

Continued disruption and instability in the crypto asset markets as these events develop, including further declines in the trading prices and liquidity of the Index Constituents, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Momentum pricing.

The market value of the Index Constituents is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of the Index Constituents and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of crypto assets, which inflates prices and leads to increased volatility. As a result, crypto assets may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of the Index Constituents, and, in turn, an investment in the Trust.

The value of crypto assets may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of the Index Constituents has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of the Index Constituents, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in the Trust.

Some market observers have asserted that in time, the value of crypto assets will fall to a fraction of their current value, or even to zero. The Index Constituents have not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Further development and acceptance of the Index Constituents is uncertain.

The further development and acceptance of the Index Constituents Networks, all of them part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Index Constituents Networks may adversely affect the price of the Index Constituents and therefore cause the Trust to suffer losses. Regulatory changes or actions may alter the nature of an investment in crypto assets or restrict the use of crypto assets or the operations of the Index Constituents Networks or venues on which the Index Constituents trade in a manner that adversely affects the price of the Index Constituents and, therefore, the Trust’s Shares. The Index Constituents generally operate without central authority (such as a bank) and are not backed by any government. The Index Constituents are not legal tender and federal, state and/or foreign governments may restrict the use and exchange of the Index Constituents, and regulation, both in the United States and elsewhere, is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use the Index Constituents in one or more countries, which could adversely impact the price of them, and therefore the value of the Trust’s Shares.

Crypto assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of crypto assets.

The first crypto asset, bitcoin, was launched in 2009. Ether was launched in 2015 and, along with bitcoin, was one of the first cryptographic crypto assets to gain global adoption and critical mass. Other Index Constituents were developed even more recently. In general, Index Constituent Networks and related protocols represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•        Only a limited number of crypto assets are selectively accepted by retail and commercial outlets, and use of crypto assets by consumers remains limited. While the use of some crypto assets to purchase goods and services from commercial or service businesses is developing, most crypto assets have not yet been accepted in the use of commerce due to their infancy, price volatility, technological issues and/or because they may not be intended to be used for that purpose. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for crypto asset transactions; process wire transfers to or from crypto asset trading platforms, crypto asset related companies or service providers; or maintain accounts for persons or entities transacting in crypto assets.

•        Similarly, banks may not provide banking services, or may cut off banking services, to businesses that provide crypto asset-related services or that accept crypto assets as payment, which could dampen liquidity in the market and damage the public perception of crypto assets generally or any one crypto asset in particular and their or its utility as a payment system, which could decrease the price of crypto assets generally or individually.

•        The prices of crypto assets may be determined on a relatively small number of crypto asset trading platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such crypto assets, such as miners, validators or developers, which could contribute to price volatility in one or more crypto assets or in a reduction of confidence in one or more crypto assets or the venues that trade them — which may also make users less likely to adopt or use such crypto assets in the future.

•        Certain privacy-preserving features have been or are expected to be introduced to a number of Index Constituent Networks, such as ether (ETH), solana (SOL), and related protocols. If there is a concern that any such privacy-preserving features introduced to the Index Constituent Networks or related protocols of the Index Constituents interfere with the performance of anti-money laundering duties and economic sanctions checks, trading platforms or businesses that facilitate transactions in crypto assets on these networks may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

•        Users, developers and miners, or validators may switch to or adopt certain Index Constituent Networks or protocols at the expense of their engagement with other Index Constituent Networks and protocols, which may negatively impact those networks and protocols.

“Forks” in the Index Constituents Networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

From time to time, developers of the Index Constituents Network may suggest changes to the crypto assets’ software. If a sufficient number of users or validators elect not to adopt the changes, depending on the network, a new crypto asset, operating on the earlier version of the bitcoin software, may be created. This is often referred to as a “fork.”

As an example, in August 2017, bitcoin “forked” into bitcoin and a new crypto asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the bitcoin network can process. Bitcoin is a crypto asset that is a unit of account on the bitcoin network (“Bitcoin Network”), an open source, decentralized peer-to-peer computer network. Since then, bitcoin has been forked numerous times to launch new crypto assets, such as bitcoin gold, bitcoin silver and bitcoin diamond. Additional hard forks of the bitcoin blockchain could adversely affect the market for bitcoin and, therefore, an investment in the Trust. A substantial giveaway of bitcoin (sometimes referred to as an “air drop”) may also result in significant and unexpected declines in the value of bitcoin.

Ether is a crypto asset that operates on the Ethereum Network (“Ethereum Network”), a decentralized system maintained by a peer-to-peer network of computers using cryptographic protocols. The Ethereum Network has also been through a series of updates. The initial launch in 2015 with Frontier established the Ethereum Virtual Machine, followed by the Homestead fork in 2016, which brought stability and core functionalities. A significant event in 2016 was the decentralized autonomous organization (“DAO”) hack, leading to a hard fork that reversed the hack on the main chain and created Ethereum Classic (“ETC”) for users who preferred the unaltered blockchain. Subsequent forks, such as Byzantium, Constantinople, and Petersburg, focused on security enhancements, efficiency improvements, and future scalability. The Istanbul fork in 2019 addressed network optimization and fee reduction. From 2020 onwards, forks including Muir Glacier, Altair, and London prepared the network for the highly anticipated transition to PoS. The London and Paris (“Merge”) forks in 2022 marked the successful switch from proof-of-work (“PoW”) to PoS. The Ethereum Network continues to evolve, with recent forks like Shanghai and Cancun further refining the PoS system and implementing new functionalities. Forks of the Ethereum Network could adversely affect the market for ether, thereby impacting an investment in the Trust. An air drop may also result in significant and unexpected declines in the value of ether.

Forks may also occur as a network community’s response to a significant security breach. For example, in the DAO attack that occurred in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to transfer approximately $60 million of Ether held by the DAO into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the crypto asset on that blockchain now referred to as ETC. ETC now trades on several crypto asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the crypto asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the crypto asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum Network and ETC.

Furthermore, a hard fork can lead to new security concerns, for example, also, during the DAO attack an Ethereum trading platform announced in July 2016 that it had lost 40,000 ETC, worth about $100,000 at that time, as a result of “replay attacks”, in which transactions from one network were rebroadcast to nefarious effect on the other network. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a crypto asset network that retained or attracted less validating power, thereby making crypto asset networks that rely on PoS more susceptible to attack.

A hard fork may adversely affect the price of crypto assets at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork crypto asset, in anticipation that ownership of the pre-fork crypto asset would entitle holders to a new crypto asset following the fork. The increased demand for the pre-fork crypto asset may cause the price of the crypto asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the crypto asset running in parallel would be less than the price of the crypto asset immediately prior to the fork. For example, following the DAO hack in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first ETC block was mined.

The Trust will adhere to the policies outlined by the Crypto Custodians, which may be updated without prior notice to the Sponsor or the Trust. The Crypto Custodians may not support forks and airdrops, and the Trust and the Sponsor may not be able to use its custodial account to attempt to receive, request, send, store, or engage in any other type of transaction involving a new version of any “forked” asset held by the Trust. In the event of a fork, Crypto Custodians may temporarily suspend the operations with respect to the affected asset (with or without advance notice to the Sponsor and/or the Trust) and decide whether to support (or cease supporting) either branch of the forked protocol entirely. Additionally, in case of support, it may take significant time for the Crypto Custodians to implement or provide access to any asset created because of a fork, and the Trust will only be able to account for the forked asset after it is given access by the Crypto Custodians. The Crypto Custodians assume absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether to support a forked protocol. The Crypto Custodians are under no obligation to support any airdrops or forks, or handle them in any manner, which could adversely impact the value of an investment in the Trust.

In addition, the Sponsor has not provided any instructions to the Crypto Custodians regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Trust’s assets will align with the guidelines set forth by the Crypto Custodians. Any decision under the Crypto Custodians’ policies regarding hard forks and airdrops may adversely affect the Trust, which in turn would have a negative effect on the value of the Shares.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, decide what action the Trust shall take. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as an Index Constituent Network and should therefore be considered the appropriate network, and the associated asset as the Index Constituent, for the Trust’s purposes.

In the event of a fork, airdrop or similar occurrence, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Trust will be the Index Constituents. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

In the event the Trust seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, a filing under Rule 19b-4 of the Exchange Act would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in Index Constituents directly rather than purchasing Shares.

The Index Constituents Networks may face scalability challenges as it expands to a greater number of users.

As with other crypto asset networks, the Index Constituents Networks face significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for crypto assets such as the Index Constituents, and could reduce demand for and price of such asset, which could adversely impact the value of an investment in the Trust.

Crypto Asset Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of the Index Constituents has been subject to extreme fluctuations. If crypto asset markets continue to be subject to sharp fluctuations, the Trust’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), the Index Constituents are susceptible to theft, loss and destruction. Accordingly, the Trust’s assets are also susceptible to these risks. Cybersecurity risks of the Index Constituents Networks and of entities that custody or facilitate the transfers or trading of crypto assets could result in a loss of public confidence in the Index Constituents, a decline in the value of the Index Constituents and, as a result, adversely impact the Trust’s Shares.

Holdings of crypto assets may be heavily concentrated and large sales or distributions by holders of such crypto assets could have an adverse effect on the market price of such crypto assets.

The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the Index Constituents in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Index Constituents, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of the Index Constituents.

Crypto platforms may be largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure.

Crypto platforms and other trading venues on which the Index Constituents trade are relatively new. In addition, crypto platforms are unregulated or such markets may be non-compliant with existing and applicable regulations in one or more jurisdictions in which they operate. Furthermore, while some prominent crypto platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many other crypto platforms may not provide some or all of such information. Crypto platforms may not view themselves as being subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in crypto platforms, including prominent exchanges that handle a significant volume of the Index Constituents’ trading.

Most crypto platforms operate without extensive supervision by governmental authorities, and many crypto platforms do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, trading activity on or reported by many crypto platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on crypto platforms was false or noneconomic in nature, with specific focus on unregulated trading venues located outside of the United States. Such reports may indicate that the crypto asset exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the crypto asset exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the crypto platforms market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of the Index Constituents.

In addition, over the past several years, some crypto platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such crypto platforms were not compensated or made whole for the partial or complete losses of their account balances in such crypto platforms. While, generally speaking, smaller crypto platforms are less likely to have the infrastructure and capitalization that make larger crypto platforms more stable, larger crypto platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest crypto platforms could be subject to abrupt failure with consequences for both users of crypto platforms and the crypto asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large crypto asset exchange. The value of bitcoin, ether, and other crypto assets immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct crypto asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended crypto asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the crypto assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese crypto asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian crypto asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses.

In May 2019, one of the world’s largest crypto platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest crypto platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the DOJ brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who has now been convicted and sentenced to a prison term. Around the same time, there were reports that approximately $300-600 million of crypto assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The recent bankruptcy of the crypto exchange FTX has underscored the potential for fraud and manipulation in crypto exchanges generally. The financial distress experienced by crypto asset market participants because of the FTX bankruptcy has already led to the spread of a general contagion among some market participants and may lead to additional regulation of the crypto markets.

The fact that many crypto platforms are not registered and fail to comply with regulations or operate in jurisdictions with less stringent regulations than in the U.S. may expose the investors to behaviors that can jeopardize their investments. These behaviors include, but are not limited to, wash trading, fraud, front-running, and other security issues that could adversely impact the value of an investment in the Trust.

Negative perception, a lack of stability in the crypto asset markets and the closure or temporary shutdown of crypto platforms due to fraud, failure or security breaches may reduce confidence in the Index Constituents Networks and result in greater volatility or decreases in the prices of the Index Constituents. Furthermore, the closure or temporary shutdown of a crypto platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a crypto platform’s failure could adversely affect the value of the Shares.

Crypto platforms may be exposed to wash trading.

Crypto platforms on which the Index Constituents trade may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for crypto assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the crypto venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of crypto assets.

To the extent that wash trading either occurs or appears to occur on trading platforms on which the Index Constituents trade, investors may develop negative perceptions about the crypto assets industry more broadly, which could adversely impact the price of the Index Constituents and, therefore, the price of the Shares. Wash trading also may place more legitimate crypto platforms at a relative competitive disadvantage.

Crypto platforms may be exposed to front-running.

Crypto platforms on which Index Constituents trade may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized crypto platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy crypto assets at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of crypto platforms and crypto assets more generally.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Index Constituents Networks contain certain flaws.

For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network, or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

In addition, in May 2019, the Bitcoin Cash network, a PoW network, experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Irrespective of the motivations for this or any other specific attack, the fact that such coordinated activity is able to occur may negatively impact perceptions of the Bitcoin Cash network.

The Ethereum Network also remains vulnerable to various types of attacks and coordinated adverse activity. In particular, following the Merge, where the Ethereum Network moved from a PoW to a PoS mechanism under Ethereum 2.0 and the switch to PoS validation, the Ethereum Network is currently vulnerable to several types of attacks, including:

(i)     “>33% attack” where, if a malicious actor, validator, botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) or group of validators acting in concert were to gain control of more than 33% of the total staked ether on the Ethereum Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is designed to be a temporary risk, as the Ethereum Network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim a 2/3rd stake as the attacker’s stake is penalized). Moreover, it is believed that a 33% attack would not be sufficient to allow a malicious actor to engage in double-spending or fraudulent block propagation. Even without 33% control, however, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum Network.

(ii)    “>50% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum Network, a malicious actor would be able to gain full control of the Ethereum Network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum Network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum Blockchain may not be possible.

(iii)    “>66% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet obtains control of more than 33% of the validating power, or otherwise obtains control over the Ethereum Network through its influence over core developers or otherwise, such actor or botnet could manipulate the blockchain. For example, in August 2020, the Ethereum Classic Network, a PoW network, was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of over $5.0 million and $1.0 million.

Such concentration of validating power may also arise from activities such as “liquid staking”, a solution that permits holders of ether to deposit them with a liquid staking application, which stakes the ether while issuing the holder a transferable token in exchange. Such liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum Network. In this regard, see also “— Liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked Ether on the Ethereum Network.”

The attack of a malicious actor may have an adverse effect on the Index Constituents Networks and, therefore, on the value of an investment in the Trust.

Cybersecurity risk.

As crypto assets, the Index Constituents are subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal tokens held by others, control the blockchain, steal personally identifying information, or issue significant amounts of assets in contravention of their protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of the Index Constituents and therefore the value of an investment in the Trust. Additionally, the Index Constituents Networks’ functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Index Constituents. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Index Constituents Networks, the price of the Index Constituents, and the value of an investment in the Trust.

Risks of flawed or ineffective source code.

If the source code or cryptography underlying an Index Constituent held by the Trust proves to be flawed or ineffective, malicious actors may be able to steal the Trust’s assets. In the past, flaws in the source code for crypto assets have been exposed and exploited, including those that exposed users’ personal information and/or resulted in the theft of users’ crypto assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in, or exploitations of, the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying a crypto asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, if the crypto asset held by the Trust is affected, a malicious actor may be able to steal the Trust’s crypto assets, which would adversely affect an investment in the Shares. Even if the Trust did not hold the affected crypto asset, any reduction in confidence in the source code or cryptography underlying asset generally could negatively affect the demand for the Index Constituents and therefore adversely affect an investment in the Shares.

Risks to the Index Constituents from other parts of the crypto asset markets, including “stablecoins”.

The price of the Index Constituents may be adversely impacted by developments in other parts of the crypto asset markets including, but not limited to, industry wide. The acceptance of the Index Constituents and crypto assets generally depends on several factors, including adverse developments in the crypto asset markets that could impact investor confidence.

One example of a different part of the crypto asset markets that could pose risks to the Index Constituents, and therefore to the Trust and its Shareholders is from “stablecoins.” “Stablecoins” are crypto assets designed to have a stable value over time as compared to typically volatile crypto assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar (“USD”), at a certain value. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past impacted the prices of certain crypto assets, and has at times caused certain stablecoins to lose their “peg” to the underlying fiat currency. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the crypto asset markets. In addition, some have argued that some stablecoins, particularly Tether, are issued without sufficient backing in a way that could cause artificial rather than genuine demand for crypto assets, raising their prices. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient USD reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in crypto asset markets, including the Ethereum market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 USD at all times, on March 10, 2023, the value of USDC fell below $1.00 (and remained below for multiple days) after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank (“SVB”), which had entered FDIC receivership earlier that day. Popular stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins or lead to outsized redemption requests, and therefore could adversely affect the value of the Shares.

Some stablecoins have been asserted to be securities under the federal securities laws. For example, on June 5, 2023, the SEC alleged in a complaint that the stablecoin BUSD, a USD stablecoin issued by Binance, was a “crypto asset security” and that Binance “offered and sold to U.S. investors as part of a profit-earning scheme within the Binance ecosystem.” In another example, the District Court for the Southern District of New York denied defendants’ motion to dismiss an SEC complaint asserting that the stablecoin UST, a USD stablecoin issued by Terra, is a security. Further public concern about the possible security status of stablecoins manifested in November 2023, when the financial technology company PayPal disclosed in a filing that it had received a subpoena from the SEC relating to the PayPal USD stablecoin that requested the production of documents. More recently, on September 24, 2024, the SEC announced settled charges against TrueCoin LLC and TrustToken Inc. for their fraudulent and unregistered sales of investment contracts involving TrueUSD, a purported stablecoin. The SEC’s complaint alleges that from November 2020 until April 2023, TrueCoin and TrustToken engaged in the unregistered offer and sale of investment contracts in the form of the crypto asset TUSD and profit-making opportunities with respect to TrueUSD on TrueFi. The complaint further alleges that TrueCoin and TrustToken falsely marketed the investment opportunity as safe and trustworthy by claiming that TUSD was fully backed by USDs or their equivalent, when in fact a substantial portion of the assets purportedly backing TUSD had been invested in a speculative and risky offshore investment fund to earn additional returns for the defendants.

A determination that a popular stablecoin is a security could lead to outsized redemption requests, and therefore could adversely affect the broader value of the Shares. While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the market for Bitcoin, Ether and other crypto assets.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of other crypto assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, the Index Constituents as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, the Index Constituents. As a result of any of the foregoing factors, the value of the Index Constituents could decrease, which could adversely affect an investment in the Trust.

Hacking risk of theft of private keys.

Due to the nature of private keys, the Index Constituents transactions are irrevocable and incorrectly transferred or stolen crypto assets may be irretrievable, and as a result, any incorrectly executed transaction could adversely affect the price and liquidity of the Index Constituents, which may indirectly affect the price of the Trust’s Shares.

Loss of access risks.

The loss or destruction of a private key required to access the Trust’s crypto assets may be irreversible. The loss of access to the private keys associated with the Trust’s crypto assets could adversely affect an investment in the Shares. The Index Constituents are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the currency is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the crypto assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store the Trust’s crypto assets could adversely affect an investment in the Shares.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Cash Custodian and Crypto Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s crypto assets included in the Index for which no person or entity is liable.

The Trust’s crypto assets are not covered by any specific insurance maintained by the Trust or its Sponsor. Instead, the Crypto Custodians maintain commercial crime insurance policies, which provide coverage for risks such as employee fraud, theft, damage to key materials, and security breaches. These insurance policies are shared among all of the Crypto Custodians’ clients and are not specific to the Trust or to any particular assets held by the Trust. Consequently, the availability of insurance proceeds to the Trust may be reduced if multiple claims are made by other customers. Further, the Crypto Custodians may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss.

In addition, the aggregate insurance coverage provided by the Crypto Custodians may not be sufficient to cover all potential losses. The total coverage amount may be significantly lower than the value of the crypto assets under custody, exposing the Trust to the risk that, in the event of a loss, the insurance policy will not cover the full extent of the Trust’s assets. Furthermore, the types of risks covered by the Crypto Custodians’ insurance may not include all risks faced by the Trust, and losses could arise from other sources for which there is no insurance coverage.

Lastly, even though the Crypto Custodians maintain capital reserve requirements depending on the assets under custody, there is no assurance that these reserves will be sufficient to cover potential losses or that insurance proceeds will be available in a timely manner in the event of a claim. Therefore, the Trust and its Shareholders remain exposed to risks of loss that may not be fully mitigated by insurance or other financial safeguards.

Risks Related to the Index Constituents

Crypto assets were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of crypto assets.

Crypto assets were only introduced within the past two decades, and some of the Index Constituents were developed even more recently, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners, or validators, and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•        Index Constituents Networks and related protocols are in the early stages of development. Given the recency of the development of Index Constituents Networks and related protocols, crypto assets and the underlying Index Constituents Networks and related protocols may not function as intended and parties may be unwilling to use crypto assets, which would dampen the growth, if any, of Index Constituents Networks and related protocols.

•        The loss of access to a private key required to access a crypto asset may be irreversible. If a private key is lost and no backup of the private key is accessible, or if the private key is otherwise compromised, the owner would be unable to access the crypto assets held in the crypto asset account corresponding to that private key.

•        For Index Constituents that operate on a PoW consensus model, crypto asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or otherwise when the cost of electricity used in mining as compared to relevant crypto asset prices makes mining that crypto asset uneconomical.

•        Index Constituents Networks and related protocols are dependent upon the internet. A disruption of the internet or an Index Constituent Network or related protocol, would affect the ability to transfer crypto assets, and, consequently, their value.

•        The acceptance of software patches or upgrades to an Index Constituent Network by a significant, but not overwhelming, percentage of the users, validators or miners in an Index Constituent Network, as applicable, could result in a “fork” in such Index Constituent Network’s blockchain, resulting in the operation of multiple separate blockchain networks.

•        Upgrades and other changes to an Index Constituent Network or related protocol may not be successful. For example, the Ethereum Network has implemented and is in the process of implementing a series of software upgrades and other changes to its source code, including material portions of the source code. These upgrades have and will result in new iterations of the Ethereum Network. Although some upgrades to the Ethereum Network and other Index Constituents Networks and related protocols have been successfully implemented, previously successful upgrades do not guarantee that future upgrades will be successful or be implemented as currently contemplated, and any failure to successfully implement future changes, or implement them as currently intended, could have a material adverse effect on the value of Ether and other current or future Index Constituents, as applicable, and therefore have a material adverse effect on the value of the Shares.

•        Developers and other users of Index Constituents Networks and related protocols are in the process of developing and making significant decisions that will affect the supply, issuance and rights of such network’s or protocol’s crypto assets, and in some cases other protocols that use or rely on that Index Constituent Network. For example, certain decentralized finance (“DeFi”) protocols built on Index Constituents Networks depend on a process known as “liquidity mining” to operate. Users who engage in liquidity mining contribute tokens to a DeFi protocol’s crypto asset pools, or otherwise interact with the DeFi protocol, and receive tokens in proportion to their transaction activity. Decisions regarding liquidity mining in a DeFi protocol or among DeFi protocols, including decisions regarding liquidity mining reward amounts and distribution decisions, could lead to a decline in the support and price of such crypto asset as well as the crypto asset native to the underlying Index Constituent Network on which the DeFi protocol operates.

•        Moreover, in the past, flaws in the source code for Index Constituent Networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ crypto assets. The cryptography underlying the Index Constituents Networks and related protocols on which the Index Constituents exist and rely could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take over an Index Constituent, which would adversely affect the value of the Shares. Moreover, the functionality of the Index Constituent Network or protocol underlying an Index Constituent may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for the relevant Index Constituent. In addition, any reduction in confidence in the source code or cryptography underlying Index Constituents Networks and related protocols generally could negatively affect the demand for crypto assets, including the Index Constituents, and therefore adversely affect the value of the Shares.

•        The open-source structure of many Index Constituents Networks and related protocols, such as the Ethereum Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such Index Constituent Network or protocols. As a result, the developers of and other contributors to a particular Index Constituent Network or protocol may lack a financial incentive to maintain or develop the Index Constituent Network or protocol, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in a particular Index Constituent Network or protocol. If an Index Constituent Network or protocol does not have attractive policies on supply and issuance of its related crypto asset, there may not be sufficient support for such Index Constituent Network or protocol, which could lead to a decline in the support and price of such crypto asset.

Moreover, because crypto assets have existed for a short period of time and are continuing to be developed, there maybe additional risks to Index Constituents Networks and related protocols, and therefore to crypto assets that are Index Constituents, that are impossible to predict as of the date of this form.

Moving from PoW to PoS Consensus Mechanism.

In September 2022, the Ethereum Network moved from a PoW to a PoS mechanism during an upgrade known as the Merge. Unlike PoW, in which miners expend computational resources to compete to propose blocks of transactions and be rewarded coins in proportion to the number of computational resources expended, in PoS, validators pledge or “stake” coins to compete to be randomly selected to validate transactions and be rewarded coins in proportion to the total amount of coins staked. Any malicious activity, such as proposing multiple blocks at the same validation time, voting on two different versions of the consensual chain or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins.

Due to the absence of employed computation resources, PoS is viewed as more energy efficient than PoW. In addition, PoS allows for the implementation of scaling solutions such as sharding, which parallelizes transaction registry and code execution in the network and aims to increase speeds and reduce fees.

Since the transition to PoS, Ethereum experienced the successful activation of four upgrades: (i) the Shanghai/Capella (“Shapella”) upgrade, activated in April 2023, which enabled ether withdrawals for validators participating in the network’s consensus; (ii) the Cancun/Deneb (“Dencun”) upgrade, activated in March 2024, which activated proto-danksharding, a new technology that reduces the costs for second layer solutions known as rollups to post data on Ethereum and thus significantly decreases transaction fees paid by users using these upper layers to access the Ethereum ecosystem; (iii) the Prague/Electra (“Pectra”) upgrade, activated on May 7, 2025, Ethereum’s most comprehensive enhancement since the Merge, which introduced eleven Ethereum Improvement Proposals (“EIPs”) including an increase in the maximum validator effective balance from 32 ETH to 2,048 ETH, smart account functionality for regular wallets, and a doubling of blob throughput for layer-2 networks; and (iv) the Fulu/Osaka (“Fusaka”) upgrade, activated on December 3, 2025, which introduced PeerDAS (Peer Data Availability Sampling), allowing validators to verify data availability through sampling rather than downloading entire blobs. Following Fusaka, Blob Parameter Only (BPO) forks were implemented in December 2025 and January 2026 to gradually increase blob capacity.

While the activations of these upgrades in the Ethereum 2.0 roadmap have been successful and widely accepted by the Ethereum community, the possibility exists that the full implementation of the Ethereum roadmap may never be achieved, or may never achieve its goals. The next major upgrade, Glamsterdam, is expected in the first half of 2026. There is no guarantee that the Ethereum community will fully embrace forthcoming upgrades, and the network may never fully scale, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

Limits on ether supply.

The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum Network has no formal cap on the total supply of ether. The Ethereum Network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”

As a result of the Merge, where the Ethereum Network moved from a PoW to a PoS mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under PoW, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under PoS, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.

The change from PoW to PoS also limits the total supply of ether in circulation by effectively locking staked ether for a certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum gas fee market. EIP 1559 split fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When a user pays the base fee, that ether is removed from circulation, or “burnt,” and the tip is paid to validators. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more transactions on the Ethereum Network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher gas fees, since those validators would only receive the tip and not base fees. However, as layer-2 scaling solutions have matured and upgrades such as Pectra (May 2025) and Fusaka (December 2025) have significantly reduced the cost for layer-2 networks to post data to Ethereum’s base layer, on-chain activity on layer-1 has declined, causing the daily amount of ether burned to fall well below the daily issuance rate. As a result, Ethereum’s supply has been net inflationary in recent months. There is no guarantee that the burn mechanism will result in deflationary periods in the future, and the supply dynamics of ether may vary significantly depending on network activity levels.

Smart contracts are a new technology and ongoing development may magnify initial problems, cause volatility on the networks that use smart contracts and reduce interest in them, which could have an adverse impact on the value of crypto assets that rely on smart contracts.

Certain of the Index Constituents rely on the use of smart contracts. Smart contracts are computer programs that run on an Index Constituent Network or related protocol that execute automatically when certain conditions are met. Because smart contract functions typically cannot be stopped or reversed, vulnerabilities in or unforeseen consequences of their programming can have damaging effects for the underlying Index Constituent Network or protocol and the value of crypto assets that use or interact with such smart contracts. For example, in June 2016, a vulnerability in the smart contracts underlying a protocol that was deployed on the Ethereum Network, The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to siphon approximately $60 million worth of Ether from The DAO into a separate account. In the aftermath of the theft, certain developers of and core contributors to the Ethereum Network pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of Ether dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a $30 million theft of Ether, and in November 2017, a new vulnerability in Parity’s wallet software led to roughly $160 million worth of Ether being indefinitely frozen in an account. In 2022, a crypto asset trader took advantage of an unintended vulnerability in the smart contracts of a DeFi protocol, Mango Markets, which led to roughly $110 million in various crypto assets being withdrawn from the protocol. More recently, on February 21, 2025, Bybit, a crypto asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of Ether.

Other smart contracts, such as bridges between separate Index Constituent Networks, have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators, such that attackers siphoned over $3.8 billion worth of crypto assets from 219 smart contract exploits in 2022, and $1.7 billion worth of crypto assets from 231 exploits of smart contracts in 2023. Initial problems and continued problems with the development, design and deployment of smart contracts may have an adverse effect on the value of networks built on smart contract platforms or other crypto assets that rely on smart contract technology, including crypto assets held by the Fund, which could have a negative impact on the value of the Shares.

Layer 2 solutions underlying certain of the Index Constituents were only recently conceived and may not function on their underlying, base-layer smart contract platforms as intended, which could have an adverse impact on the value of the Index Constituents and an investment in the Shares.

So-called “Layer 2” solutions are protocols built on top of an underlying smart contract platform blockchain, and intended to provide scalability to the underlying blockchain by increasing transaction efficiency. For example, Polygon is a smart contract platform protocol built on top of the Ethereum blockchain; it is intended to provide scalability to Ethereum by allowing users to transact on a variety of blockchains deployed on the Ethereum Network. Under this model, Ethereum functions as the base layer, or “Layer 1” blockchain. As an example, the Polygon protocol offers developers a sidechain, roll-ups and other Layer 2 solutions which can be tailored to an individual developer’s intended use case. Such solutions are intended to improve upon the transaction speed, cost and efficiency of transactions on their respective Layer 1. However, Layer 2 solutions have only been recently developed and may not function as intended.

For example, smart contracts deployed on one Layer 2 solution may not be interoperable with smart contracts deployed on other Layer 2 solutions. In particular, the advent of Layer 2 solutions presents the possibility of fracturing liquidity of DeFi decentralized applications (“DApps”) on a smart contract platform’s mainchain by splitting such liquidity among multiple, non-interoperable Layer 2 solutions, which could limit their use case or reduce efficiency. Layer 2 solutions also rely, to various degrees, on the functionality of the underlying Layer 1 blockchain. It is possible that a disruption on the Ethereum blockchain, for example, could have a material adverse effect on the functioning of the Polygon network and the value of the Index Constituents and an investment in the shares.

ERC-20 tokens rely on the ERC-20 standard and the Ethereum blockchain to function, and any adverse impact on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of certain crypto assets held by the Fund and the value of the Shares.

Certain Index Constituents were created using Ethereum Request for Comment 20 (“ERC-20”), a type of smart contract protocol standard on the Ethereum blockchain that allows users to create new crypto assets. ERC-20 tokens are distinct from Ether because they can have their own unique set of features. However, because ERC-20 tokens are created on the Ethereum blockchain, they rely on the Ethereum blockchain for key functionalities such as storage, transfer, and usage. As a result, vulnerabilities or attacks on the ERC-20 standard and/or the Ethereum blockchain more generally can cause vulnerabilities or attacks on ERC-20 tokens. For example, in February 2018, a vulnerability in the transfer of ERC-20 tokens was discovered that led to the loss of certain ERC-20 tokens, such as EOS, QTUM and Golem. In addition, in April 2018, many crypto asset trading platforms halted trading of all ERC-20 tokens because of newly discovered vulnerabilities in the ERC-20 standard. Any future similar adverse impacts on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of ERC-20 tokens and/or the crypto assets held by the Fund, which could in turn have an adverse impact on the value of an investment in the Shares.

Some Index Constituent Networks and protocols, including several of the Index Constituents’ underlying Index Constituent Networks and protocols, are supported by foundations and/or founding teams that may influence the development of the Index Constituent Networks or protocols and could adversely affect the value of the Index Constituent.

Many Index Constituent Networks and protocols, including certain of the Index Constituents’ Index Constituent Networks and protocols, are supported by foundations and/or founding teams. In contrast to Index Constituent Networks and protocols where governance decisions are largely made by a decentralized group of individuals, the development of such Index Constituent Network or protocol may be disproportionately influenced by these foundations and/or founding teams. For example, Solana Labs, Inc. (“Solana Labs”) and the Solana Foundation support the Solana project and intend to advance the overall growth and development of the ecosystem. Therefore, Solana Labs and the Solana Foundation will generally be in control of proposing amendments to, and the development of the Solana network’s source code. To the extent Solana Labs and/or the Solana Foundation propose any amendments to the Solana network’s source code that are adopted by users of the Solana network, the Solana network will be subject to new source code that may adversely affect the value of SOL. Ripple Labs holds a large portion of the XRP supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple Labs and early stakeholders has sometimes led to perceptions of centralization, which could affect the market’s confidence in XRP as a decentralized asset. In addition to SOL and XRP, certain of the other Index Constituents may also have foundations and/or founding teams that support the development of the Index Constituents’ Networks or protocols and may have interests that are different than a shareholder’s and the decisions made by such foundations and/or founding teams could have an adverse effect on the value of the Index Constituent.

Certain crypto assets are operated by a series of complex smart contracts that interact with each other, and such technology can be vulnerable to technical or economic exploitation that can negatively impact the functioning of the crypto asset and therefore its price.

Certain crypto assets are vulnerable to technical and economic exploitation of any weaknesses in their systems, and any such exploitation could have a negative effect on the crypto asset’s value. These crypto assets are operated by a series of complex smart contracts that interact with each other. Smart contracts are comprised of a variety of complex pieces of software code, and this software code may not be fully or professionally tested before being deployed for use by the users of a particular crypto asset. As a result, users of a crypto asset can, intentionally or unintentionally, trigger malfunctioning behavior on the network, which can have a negative impact on the price of its crypto asset and can also result in the complete loss or theft of the crypto asset.

The smart contracts that underlie certain crypto assets are subject to a wide range of exploitation, including both technical exploitation, which can utilize flaws in the computer code that underlies the smart contract, and economic exploitation, which can occur if network participants use the network in a way that was not expected by its designers. Such exploitation can take place even on networks that have gone through extensive security audits by specialized firms; such firms may not be able to anticipate all the potential threats such complex systems can face in the real world. Any of these issues could have a material adverse effect on a crypto asset’s business, operations, and financial position, which could have a negative impact on the price of the crypto asset. If the price of a crypto asset included in the Index declines, that could result in a negative impact on the Trust’s Portfolio.

Changes in the governance of the Index Constituents Networks may not receive sufficient support from users, validators and/or miners, which may negatively affect that Index Constituent’s network ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin Network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized Index Constituent Network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized Index Constituent Networks, such as the Bitcoin Network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators or miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant Index Constituent. As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on Index Constituent Network. This could, in turn, have a materially negative effect on the value of the Index Constituents and the Shares.

Technological advances or errors in theoretical assumptions could undermine the cryptographic foundations and consensus mechanisms underpinning blockchain technologies, negatively impacting the Index Constituents and the Trust.

Blockchain technologies and the cryptographic consensus mechanisms that underpin them rely on the premise that certain cryptographic puzzles and mathematical problems cannot be solved quickly with current computing capabilities. While this premise is widely accepted, it remains unproven and could be invalidated by advances in mathematics, cryptography, or technology. For example, the development of quantum computing or other technologies with significantly greater computational power than currently available could compromise the security and functionality of blockchain networks, including those supporting the Index Constituents. Such advances could undermine or vitiate the cryptographic consensus mechanisms, resulting in significant disruptions to blockchain networks and, in extreme cases, the collapse of markets relying on blockchain technologies. These disruptions could adversely affect the value of the Index Constituents and, consequently, an investment in the Trust.

In addition, legislatures or regulatory agencies could prohibit the use of current or future cryptographic protocols, further limiting the functionality or adoption of blockchain networks and the Index Constituents. Such prohibitions could result in significant loss of value for the Shares.

Potential amendments to the Index Constituents’ protocols and software could adversely affect an investment in the Trust.

The development and maintenance of the source code for each Index Constituent’s blockchain are primarily managed by communities of developers and contributors. These communities may include key organizations, independent foundations, and influential contributors who guide the network’s development, propose updates, and maintain its ongoing functionality. While such structures are intended to promote transparency, inclusivity, and decentralization, the governance frameworks and influence of these entities vary across the Index Constituents.

As open-source projects, many Index Constituents permit contributions from independent developers and other stakeholders. Proposed amendments to the source code, if accepted by validators, miners, or users, could alter the protocols, software, or properties of the Index Constituents. These amendments, implemented through software upgrades, could impact transaction mechanisms, consensus models, supply structures, or other critical features, potentially undermining the functionality, appeal, or market value of the Index Constituents.

Moreover, software upgrades or protocol changes could fail to operate as intended or introduce bugs, coding defects, or security vulnerabilities, negatively impacting the usability, security, or value of the respective blockchain or Index Constituent. Consequently, any changes to the protocols or software of the Index Constituents may adversely affect the Trust’s investments and the value of its Shares.

Validators may suffer losses due to staking, which could make the Ethereum Network less attractive.

Validation on some of the Index Constituents Networks requires crypto assets to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Index Constituents Networks source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Index Constituents dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any blocks, or experience extended downtimes. If validators’ staked crypto asset is slashed by the Index Constituent, their assets may be confiscated, withdrawn, or burnt by the network, resulting in losses to them. Furthermore, the Index Constituent requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether the crypto asset. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Index Constituent’s adoption or the price of the crypto asset. Any disruption of validation on the Index Constituents Networks could interfere with network operations and cause the Index Constituents Networks to be less attractive to users and application developers than competing blockchain networks, which could cause the price of crypto assets to decrease.

PoS blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional PoW blockchains.

Certain crypto assets, such as bitcoin, use a PoW consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the Merge in 2022, use a newer consensus algorithm known as PoS. While their proponents believe that they may have certain advantages, the PoS consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum Network following the Merge, and their associated crypto assets — including the ether held by the Trust — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s PoW consensus mechanism has. This could lead to these blockchains, and their associated crypto assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated crypto assets, including the Trust’s assets. Over the long term, there can be no assurance that the PoS blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

The Trust will not stake the crypto assets it holds, so an investment in the Trust’s Shares will not realize the economic benefits of staking.

Staking on the Index Constituents Networks refers to using crypto assets the Trust holds, or permitting these assets to be used, directly or indirectly, through an agent or otherwise, in the relevant Index Constituent Network’s PoS validation protocol (if applicable), in exchange for the receipt of consideration, including, but not limited to, staking rewards paid in fiat currency or paid in kind (collectively, “Staking”). At this time, neither the Trust, nor the Sponsor, nor any other person associated with the Trust may, directly or indirectly, engage in Staking, meaning no action will be taken pursuant to which any portion of the Trust’s crypto assets become subject to Ethereum Index Constituents Networks’ PoS validation or is used to earn additional crypto assets or generate income or other earnings, and there can be no assurance that the Trust, the Sponsor or any other person associated with the Trust will ever be permitted to engage in Staking or such activity in the future.

The Trust will not participate in the PoS validation mechanism of the Index Constituents Networks to receive rewards comprising additional ether crypto assets in respect of its ether crypto assets holdings. The current inability of the Trust to participate in Staking and receive such rewards could place the Shares at a comparative disadvantage relative to an investment in crypto assets directly or through a vehicle that is not subject to such a prohibition, which could negatively affect the value of the Shares.

If the crypto asset reward or transaction fees for recording transactions on the Index Constituents Networks employing a PoS consensus mechanism are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may withdraw their stake and cease participating in validation or demand high transaction fees, which could negatively impact the value of the Index Constituents and the value of the Shares.

In 2021, the Ethereum Network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to Ethereum validators in such a manner that reduced the total net Ether fees paid to validators. If the crypto asset awards for validating blocks or the transaction fees for recording transactions on the Index Constituents Networks are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Index Constituents Networks could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•        A reduction in staked ether crypto assets on the Index Constituents Networks could increase the likelihood of a malicious actor obtaining control of the network.

•        Validators have historically accepted relatively low transaction confirmation fees on most crypto asset networks. If validators demand higher transaction fees for recording transactions in the crypto assets blockchains or a software upgrade automatically charges fees for all transactions on the Index Constituents Networks, the cost of using crypto assets may increase and the marketplace may be reluctant to accept crypto assets as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Index Constituents Networks and force users to pay higher fees, thus reducing the attractiveness of the Index Constituents Networks. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Index Constituents Networks, the value of crypto assets and the value of the Shares.

•        To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the crypto asset blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Index Constituents Networks and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for crypto assets with Authorized Participants.

•        During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Index Constituents Networks in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Index Constituents Networks among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of crypto assets and the value of the Shares.

Competition from the emergence or growth of other crypto assets or methods of investing in the Index Constituents could have a negative impact on the price of crypto assets and adversely affect the value of the Shares.

Competition from the emergence or growth of alternative crypto assets and blockchain networks could have a negative impact on the demand for, and price of, the Index Constituents and Index Constituents Networks and thereby adversely affect the value of the Shares.

In addition, some crypto asset networks, including the Ethereum Network, may be the target of ill will from users of other crypto asset networks. For example, in July 2016, the Ethereum Network underwent a contentious hard fork that resulted in the creation of a new crypto asset network called ‘Ethereum Classic’. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum Network. These users may attempt to negatively impact the use or adoption of the Ethereum Network.

Investors may invest in crypto assets through means other than the Shares, including through direct investments in crypto assets and other potential financial vehicles, possibly including securities backed by or linked to crypto assets and crypto asset financial vehicles similar to the Trust, or crypto assets futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in crypto assets directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent crypto asset financial vehicles other than the Trust tracking the price of crypto assets are formed and represent a significant proportion of the demand for crypto assets, large purchases or redemptions of the securities of these crypto asset financial vehicles, or private funds holding crypto assets, could negatively affect the Index, the Trust’s crypto assets holdings, the price of the Shares and the NAV of the Trust.

Additionally, the Trust and the Sponsor face competition with respect to the creation of competing exchange-traded crypto assets products. The Trust’s competitors may also charge a substantially lower fee than the Management Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of crypto assets.

Layer 2 solutions on the Ethereum Network were only recently conceived and may not properly function as intended, which could have an adverse impact on the value of ether and an investment in the Shares.

So-called “Layer 2” solutions are protocols built on top of an underlying smart contract platform blockchain intended to provide scalability to the underlying blockchain by increasing transaction efficiency. For example, Arbitrum is a smart contract platform protocol built on top of the Ethereum Network; it is intended to provide scalability to Ethereum Network by allowing users to transact on a second blockchain deployed on the Ethereum Network. Under this model, the Ethereum Network functions as the base layer, or “Layer 1” blockchain. Such solutions are intended to improve upon the transaction speed, cost and efficiency of transactions on their respective Layer 1. Layer 2 solutions therefore rely, to various degrees, on the functionality of the underlying Layer 1 blockchain.

The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum Network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum Network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum

Network runs in parallel with the existing Layer 1 Ethereum Network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change. There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum Network transactions will be effective, or as to the length of time these mechanisms will take to become effective, which could cause the Ethereum Network to not adequately resolve scaling challenges and adversely impact the adoption of Ether and the Ethereum Network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 blockchain or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum Network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum Network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. For example, in multiple instances, the Arbitrum network experienced outages due to failures in its primary node responsible for submitting transactions to Ethereum.

Further, smart contracts deployed on one Layer 2 solution may not be interoperable with smart contracts deployed on other Layer 2 solutions. In particular, the advent of Layer 2 solutions risks fracturing liquidity of DeFi DApps on a smart contract platform’s mainchain by splitting such liquidity among multiple, non-interoperable Layer 2 solutions, which could limit their use case or reduce efficiency. As Layer 2 solutions grow in popularity and total value locked, these types of difficulties may lead to transactional congestion or forfeiture of value held on the Ethereum Network, which in turn could have an adverse impact on the value of ether.

Liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 23% of the total staked Ether on the Ethereum Network.

Validators must deposit at least 32 ether to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., participate in the PoS consensus mechanism). Following the Pectra upgrade in May 2025, validators may consolidate stakes of up to 2,048 ether under a single validator key pair. For every 32 ether deposit that is staked, a unique validator key pair is generated. This validator key pair is only used in validation processes (block proposal and attestation, and the staking associated therewith), and is separate from the public-private key pair generated in respect of the blockchain address on the Ethereum Network which is used to hold the ether. An application built on the Ethereum Network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution that permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have approximately 9.4 million ether staked. At its peak in late 2023, Lido reportedly controlled approximately 32% of the total staked ether on the Ethereum Network. As of early 2026, Lido’s market share has declined to approximately 23%, reflecting increased competition from institutional staking providers and other liquid staking protocols. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third party node operators where its ether is staked, and finally because the occurrence of such manipulation of the Ethereum Network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would hurt Lido economically), it nevertheless poses centralization concerns. If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum Network, the value of ether, and thus the value of the Shares.

Correlation Risk

Changes in the Trust’s NAV may not correlate well with changes in the price of the Index. If this were to occur, you may not be able to effectively use the Trust to hedge against crypto related losses or as a way to indirectly invest in the crypto asset market.

The Sponsor endeavors to invest the Trust’s assets as fully as possible in the Index Constituents so that the changes in the NAV closely correlate with the changes in the Index. However, changes in the Trust’s NAV may not correlate with the changes in the Index for various reasons, including those set forth below.

The Trust incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Management Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Trust’s NAV and changes in the Index. Weak correlation between the Trust’s NAV and the spot price of the Index Constituents may result from fluctuations in the Index Constituents prices discussed above. The price of Shares may not accurately track the spot price of the Index Constituents and you may not be able to effectively use the Trust as a way to hedge the risk of losses in your crypto-related transactions or as a way to indirectly invest in the Index Constituents.

There may be significant volatility in the market for the Index Constituents. This volatility, in turn, may make it more difficult for Authorized Participants and other market purchasers to be able to identify a reliable price for the Index Constituents. Without reliable prices, Authorized Participants and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Trust’s assets and the Trust’s market price. This reduced effectiveness could result in Trust Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Trust Shares.

In addition, in case additional Index Constituents are added to the Index and the Trust is unable to hold these components for any reason, there could be a divergence between the performance of the Trust and the Index. This divergence may result in discrepancies between the Trust’s NAV and the Index’s price movements, potentially impacting the Trust’s ability to accurately track the Index and meet its investment objective. Investors should be aware that such correlation risks could affect the Trust’s effectiveness in providing the desired exposure to the Index.

An investment in the Trust may provide you with little or no diversification benefits. Thus, in a declining market, the Trust may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Trust at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of the Index Constituents will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Trust’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Trust may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Trust at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on the Index Constituents and the Index Constituents interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Trust’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of the Index Constituents and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Trust cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Trust’s NAV do not correlate with changes in the Index, then investing in the Trust may not be an effective way to hedge against crypto-related losses or indirectly invest in the Index Constituents.

Cash creations and redemptions may impact the efficiency of the arbitrage mechanism compared to in-kind creations and redemptions.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot Index Constituents. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in Index Constituents under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for Index Constituents may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.

Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than an in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Benchmark price. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying portfolio holdings, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of the Trust’s portfolio holdings, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying portfolio holdings held by the Trust or sell Shares at a price lower than the value of the underlying portfolio holdings held by the Trust, causing Shareholders to suffer losses.

Performance Divergence between the Trust and the Index

The Trust’s investment objective is to track the performance of the Index, but various factors may cause its performance to deviate from the Index, resulting in tracking error. It is not possible to invest directly in an index, and while the Trust seeks to closely replicate the composition and weightings of the Index, it may not be able to or may not desire to track the Index exactly. The Sponsor, at its sole discretion, may exclude or limit the weighting of certain crypto assets in the Trust’s portfolio under specific circumstances, including regulatory or compliance requirements, operational limitations, or issues with the crypto asset’s underlying technology. For example, the Index may include a crypto asset that the Crypto Custodians cannot custody, preventing its inclusion in the Trust’s portfolio. These exclusions or adjustments may cause the Trust’s portfolio to diverge from the Index, potentially affecting its ability to meet its investment objective.

Other factors contributing to tracking error include imperfect correlation between the Trust’s investments and the Index composition, regulatory restrictions, high portfolio turnover rates, rounding of prices, timing differences associated with additions to and deletions from the Index, and transaction costs incurred during portfolio rebalancing. The Trust’s portfolio is rebalanced quarterly to align with changes in the Index’s composition and weightings. However, the lag between daily tracking of the Index and the quarterly rebalancing of the Trust’s portfolio may result in discrepancies, particularly during periods of significant market volatility or sudden changes in the value of Index Constituents. During such periods, the value of the Trust’s portfolio may diverge from the Index due to the timing of rebalancing, and transaction costs, such as brokerage fees and market impact costs, may further impact the Trust’s performance relative to the Index. This divergence could result in the Trust’s performance not fully reflecting the changes in the Index between rebalancing periods, particularly if the prices of the Index Constituents experience significant shifts. Investors should be aware that these short-term differences between the Trust’s portfolio and the Index may adversely impact on the value of the Shares.

Additionally, the Sponsor monitors the Trust’s portfolio to ensure compliance with listing rules. Adjustments to meet these requirements could further contribute to portfolio compositions that differ from the Index. The Trust may also incur losses, liabilities, and expenses that offset its income and gains, resulting in performance below that of the Index.

Investors should be aware that tracking error could adversely impact on the Trust’s performance and the value of the Shares. During periods of significant market movement or volatility, the Trust may underperform or outperform the Index, making it less effective as a tool for indirectly investing in the Index or hedging against crypto-related losses.

Risks Associated with the Trust’s Holdings in Cash and Cash Equivalents

The Trust may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

Under limited circumstances, the Trust will hold cash to bear its expenses. If the Trust is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Trust will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Index, and the spot price of the Index Constituents. The value of cash equivalents held by the Trust generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Trust’s investments in cash equivalents should minimize the interest rate risk to which the Trust is subject, it is possible that the cash equivalents held by the Trust will decline in value.

Risk Related to Lack of Liquidity

Certain of the Trust’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Trust’s ability to obtain exposure to the Index Constituents in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in crypto asset markets, or a disruption to the crypto asset markets, the Trust may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Trust’s ability to obtain exposure to the Index Constituents will cause the Trust’s performance to deviate from the performance of the Index.

A market disruption, such as a government taking regulatory or other actions that disrupt the crypto asset market, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Trust does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in the Index Constituents that the Sponsor will acquire or enter into for the Trust increases the risk of illiquidity. Because the Index Constituents may be illiquid, the Trust’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

Buying and selling activity associated with the purchase and redemption may adversely affect an investment in the Shares.

The Sponsor’s purchase of assets in connection with Basket creation orders may cause the price of the Index Constituents to increase, which will result in higher prices for the Shares. Increases in the Index Constituents’ prices may also occur as a result of purchases by other market participants who attempt to benefit from an increase in the market price of crypto assets when Baskets are created. The market price of Index Constituents may therefore decline immediately after Baskets are created.

Selling activity associated with sales of assets by the Sponsor in connection with redemption orders may decrease the Index Constituents’ prices, which will result in lower prices for the Shares. Decreases in the Index Constituents’ prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of the Index Constituents by the Sponsor and other market participants may have on the price of the Index Constituents, other exchange-traded products or large private investment vehicles with similar investment vehicles (if developed) could represent a substantial portion of demand for the Index Constituents at any given time and the sales and purchases by such investments may impact the price of the Index Constituents. If the price of the Index Constituents declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their crypto exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of the Index Constituents, wide spreads between prices quotes on different crypto platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to the Index Constituents may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded crypto futures contracts has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of crypto assets and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of the Index Constituents may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline, and the price of the Shares may fluctuate independently of the price of the Index Constituents and may fall.

Examples of such unanticipated difficulties in the creation and redemption process might include, but are not limited to, operational failures such as technological malfunctions in the trade execution or settlement systems, delays or inaccuracies in data feeds, or disruptions in the communication channels used to transmit creation and redemption orders. Regulatory changes or legal challenges could also impose unforeseen hurdles, potentially leading to delays or restrictions in the processing of creation and redemption orders. Furthermore, liquidity issues in the crypto asset market itself could impede the ability to acquire or dispose of the Index Constituents efficiently, thereby affecting the creation and redemption of baskets.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets or could cause losses to the Trust.

To the extent that the Trust faces difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate

Bank had entered voluntary liquidation, and on March 10, 2023, SVB was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services (“NYDFS”) took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Trust maintains assets, could result in losses to the Trust to the extent the cash balances are not subject to deposit insurance.

The Trust and other Trusts with similar investment strategies may try to exit positions at the same time.

If the Trust and other Trusts with similar investment strategies try to sell the Index Constituents at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Trust.

Regulatory Risk

Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Index Constituents or the Shares.

There is a lack of consensus regarding the regulation of crypto assets, including the Index Constituents, and their markets. As a result of the growth in the size of the crypto asset market, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the DOJ, the Department of Homeland Security, the FBI, the IRS, state financial institution regulators, and others) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by crypto assets to investors. Ongoing and future regulatory actions with respect to crypto assets generally or each of the Index Constituents in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Regulatory developments such as by banning, restricting or imposing onerous conditions or prohibitions on the use of crypto assets, mining activity, digital wallets, the provision of services related to trading and custodying crypto assets, the operation of the Index Constituents Networks, or the crypto asset markets generally may adversely impact the value of the Index Constituents and, therefore, of the Trust.

The bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the crypto asset markets, have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on intermediaries such as crypto platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto platforms and custodians. The March 2023 collapses of SVB, Silvergate Bank, and Signature Bank, which in some cases provided services to the crypto assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto asset related activities or have concentrated exposures to the crypto asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including the Index Constituents and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Crypto Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Crypto Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. In 2023, Congress continued to consider several stand-alone crypto asset bills, including a formal process to determine when crypto assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the U.S. Bank Secrecy Act, as amended (the “BSA”) will apply to cryptocurrency providers. On May 21, 2024, the Financial Innovation and Technology for the 21st Century Act (“FIT21”) advanced through the United States House of Representatives in a vote along bipartisan lines. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the crypto asset markets “necessitate an evaluation and alignment of the United States Government approach to crypto assets,” signals an ongoing focus on crypto asset policy and regulation in the United States. Several reports issued pursuant to the Executive Order have focused on various risks related to the crypto asset ecosystem and have recommended additional legislation and regulatory oversight. President Trump issued an Executive Order on January 23, 2025 revoking President Biden’s March 9, 2022 Executive Order. President Trump’s January 23, 2025 Executive Order asserted that it was the Trump Administration’s policy “to support the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy.” President Trump’s Executive Order called for providing regulatory clarity and certainty built on technology-neutral regulations, frameworks that account for emerging technologies, transparent decision making, and well-defined jurisdictional regulatory boundaries.

Since then, the SEC and its staff have provided guidance intended to clarify the application of the federal securities laws to various digital assets and digital asset activities. On March 20, 2025, the SEC’s staff issued guidance concerning the application of the federal securities laws to the mining of crypto assets that are intrinsically linked to the programmatic functioning of a public, permissionless network, and are used to participate in and/or earned for participating in that network’s consensus mechanism or otherwise used to maintain and/or earned for maintaining the technological operation and security of that network. On April 10, 2025, the SEC’s staff issued guidance concerning the application of certain disclosure requirements under the federal securities laws to offerings and registrations of securities of issuers whose operations relate to networks, applications, and/or crypto assets, or crypto assets offered as part of or subject to an investment contract. On May 15, 2025, the SEC;s staff issued guidance concerning how a broker-dealer could establish control of a crypto asset security. On May 29, 2025, the SEC’s staff issued guidance that certain proof-of-stake blockchain protocol “staking” activities do not constitute securities transactions within the scope of the federal securities laws. On September 30, 2025, the SEC’s staff stated that it would not recommend enforcement action if a registered investment adviser and a registered investment company treated a state-chartered trust company as a bank for purposes of the trust company’s ability to custody crypto assets, if certain conditions were met. On December 17, 2025, the SEC’s staff issued guidance concerning how a broker-dealer could establish “physical possession or control” of a crypto asset security for purposes of the SEC’s broker-dealer customer protection rule. On January 28, 2026, the SEC’s staff issued guidance concerning the taxonomies associated with tokenized securities. On March 18, 2026, the SEC and CFTC jointly issued a release in which the SEC interpreted the application of the federal securities laws to certain types of crypto assets and certain transactions involving crypto assets, while the CFTC provided guidance relating to the SEC’s interpretation.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the crypto asset markets. On July 18, 2025, President Trump signed into law the GENIUS Act (Guiding and Establishing National Innovation for U.S. Stablecoins Act) (“GENIUS Act,” or the “Act”), which establishes a first-ever U.S. federal regulatory framework for “payment stablecoins” — essentially crypto assets 100% backed on at least a 1-to-1 basis by liquid assets (such as low-risk reserves), pegged to the value of a reference national currency (such as the U.S. dollar), and redeemable at a fixed value. The GENIUS Act requires payment stablecoin issuers to comply with various requirements, including monthly disclosure of the makeup of the reserve assets and redemption policies, stablecoin issuers with more than $50 billion in outstanding payment stablecoins issued making annual audited financial statements publicly available, complying with the Bank Secrecy Act and avoiding making misleading claims or marketing representations about stablecoins.

On July 17, 2025, the U.S. House of Representatives passed the Digital Markets Clarity Act of 2025 (“CLARITY Act”). However, the Senate has not yet voted on the CLARITY Act. If enacted, the CLARITY Act would establish the first comprehensive U.S. federal regulatory framework governing digital assets. The CLARITY Act would delineate among various categories of digital assets, assigning regulatory oversight of certain categories of digital assets to the SEC and other categories to the CFTC.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of crypto asset markets to function or how any new regulations or changes to existing regulations might impact the value of crypto assets held by the Trust. The consequences of increased federal regulation of crypto assets and crypto asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible crypto assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a crypto asset for violating several requirements of the BSA by acting as a money services business and selling the crypto asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct crypto asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling crypto assets and therefore may adversely affect the price of the Index Constituents and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether crypto assets that have been associated with such addresses in the past can be easily sold. Reduced fungibility in the crypto asset markets may reduce the liquidity of the Index Constituents and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that crypto assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury is preparing significant new regulations governing crypto asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Department of the Treasury, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of crypto assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the NYDFS, businesses involved in crypto asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain crypto asset business activities. Other states have considered or approved crypto asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain crypto asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of crypto assets and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of crypto asset networks. If the Index Constituents Networks were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing crypto assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy enhancing crypto assets differently, this may change in the future.

Legal status of the Index Constituents.

The legal status of crypto assets varies substantially across jurisdictions. In many countries, the Index Constituents legal status is still undefined or changing. Some countries have banned crypto assets or securities or derivatives in respect to them (including for certain categories of investor), banned the local banks from working with crypto assets or restricted the use of crypto assets in other ways. Furthermore, in other countries the status of the Index Constituents remains undefined and there is uncertainty as to whether some crypto assets are a security, money, a commodity or property.

In the United States, significant progress has been made toward a more comprehensive regulatory framework for crypto assets. In January 2025, the SEC established a Crypto Task Force dedicated to developing clear regulatory guidance. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release (Release Nos. 33-11412 and 34-105020) establishing a five-category token taxonomy that classifies crypto assets as digital commodities, digital collectibles, digital tools, stablecoins, or digital securities. The interpretation identifies multiple crypto assets, including each of the Index Constituents, as digital commodities that are not securities under the federal securities laws, and the CFTC confirmed it will administer the CEA consistently with this classification. In July 2025, Congress enacted the GENIUS Act, establishing the first federal regulatory framework for payment stablecoins. In addition, comprehensive digital asset market structure legislation (the CLARITY Act) has passed the U.S. House of Representatives and is under consideration in the U.S. Senate.

However, the regulatory landscape remains subject to change. The joint SEC-CFTC interpretation is a formal agency action but is not legislation, and could be modified by a future administration absent Congressional codification. The CLARITY Act, if enacted, could alter the regulatory framework applicable to the Index Constituents. Other countries may, in the future, explicitly restrict, outlaw, or curtail the acquisition, use, trade, or redemption of the Index Constituents. Regulatory changes, whether in the United States or in other jurisdictions, could have adverse effects on the value of the Index Constituents and the Trust’s Shares, including the termination of the Trust.

A determination that the Index Constituents or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release establishing a token taxonomy under which multiple crypto assets, including each of the Index Constituents, are classified as “digital commodities” rather than securities. This classification represents a significant clarification by both agencies. The interpretation addresses how a non-security crypto asset may become subject to, and how it may cease to be subject to, an “investment contract” analysis under the Howey test. The SEC has also indicated that the security status of a particular crypto asset depends on the facts and circumstances of its offer and sale, and that a crypto asset may no longer be linked to an investment contract as the relevant facts evolve.

Whether a crypto asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Crypto assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note”. The SEC has often analyzed whether a particular crypto asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. The March 2026 joint interpretation provides the agencies’ most comprehensive guidance to date on the application of these tests to crypto assets, and supersedes the SEC’s prior 2019 Framework for “Investment Contract” Analysis of Digital Assets.

Notwithstanding the current regulatory posture, the joint interpretation is an agency action that could be revised or withdrawn by a future SEC or CFTC under a different administration. If comprehensive digital asset market structure legislation, such as the CLARITY Act, is not enacted, the durability of the current classification framework may be uncertain. Any future enforcement action by the SEC or a state securities regulator asserting that any of the Index Constituents is a security, or a judicial decision to that effect, would be expected to have an immediate material adverse impact on the trading value of such crypto asset, as well as the Shares. This is because the business models behind most crypto assets are incompatible with regulations applying to transactions in securities. If a crypto asset is determined or asserted to be a security, it is likely to become difficult or impossible for the crypto asset to be traded, cleared, or custodied in the United States through the same channels used by non-security crypto assets, which in addition to materially and adversely affecting the trading value of the crypto asset is likely to significantly impact its liquidity and market participants’ ability to convert the crypto asset into U.S. dollars.

Lack of regulation of the crypto asset market.

The Index Constituents, the Index Constituents Networks and the crypto platforms are relatively new and, in many cases, either unregulated or not in compliance with some or all of the applicable laws and regulations. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to the Index Constituents. Such manipulation could cause investors in the Index Constituents to lose money, possibly the entire value of their investments. Over the past several years, a number of crypto platforms have been closed due to fraud, failure or security breaches. The nature of the assets held at crypto platforms make them appealing targets for hackers and a number of crypto platforms have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for crypto asset investors. Investors in crypto assets may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own crypto assets or the quantity of crypto assets that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of crypto assets or a group of holders from selling their crypto assets, which could depress the price of such assets, or otherwise attempting to manipulate the price of such crypto assets or their networks. Events that reduce user confidence in the Index Constituents, the Index Constituents Networks and the fairness of crypto platforms could have a negative impact on the price of the Index Constituents and the value of an investment in the Trust.

Risk of illicit activities.

As crypto assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, CFTC, FINRA, the CFPB, the DOJ, the Department of Homeland Security, the FBI, the IRS, and state financial institution regulators) have been examining the crypto networks and the crypto asset users, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or Trust criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold tokens for users. The imposition of stricter governmental regulation of the crypto asset market may adversely impact the activities of the Trust, for example, by reducing the liquidity of the Index Constituents markets.

Competing industries may have more influence with policymakers than the crypto asset industry, which could lead to the adoption of laws and regulations that are harmful to the crypto asset industry.

The crypto asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which crypto assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that crypto assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the crypto asset industry or crypto platforms, which could adversely impact the value of the Index Constituents and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more crypto assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect crypto asset networks (including the Index Constituents Networks), the crypto asset markets, and their users, particularly crypto platforms and service providers that fall within such jurisdictions’ regulatory scope. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more crypto assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the crypto asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of the Index Constituents. The effect of any future regulatory change is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

The Trust’s Operating Risks

The Trust may change its investment objective, Index or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Trust has broad authority to make changes to the Trust’s operations. The Trust may change its investment objective, Index, or investment strategies and Shareholders of the Trust will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Trust as a result of such changes.

The Trust is subject to risks due to its concentration of investments.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in on a few assets within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with crypto assets. By concentrating its investment, any losses suffered as a result of a decrease in the value of specific crypto assets can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were more diversified.

Right to change the Index.

The Sponsor, in its sole discretion, may cause the Trust to track an Index other than the Index at any time, with prior notice to the investors, if investment conditions change or the Sponsor believes that another Index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

The Trust is not a registered investment company, so you do not have the protections of the Investment Company Act.

The Trust is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Trust insiders from managing the Trust to their benefit and to the detriment of Trust Shareholders; provisions preventing the Trust from issuing securities having inequitable or discriminatory provisions; provisions preventing Trust management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Trust earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting Trust leverage; provisions imposing a fiduciary duty on Trust managers with respect to receipt of compensation for services; and provisions preventing changes in the Trust’s character without the consent of Trust Shareholders.

In addition, the Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

There are technical risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s order management system is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted. For further discussion of technical and business continuity risks to the Trust’s and the Sponsor’s systems, see the discussion under the caption “Event Risk” below.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Trust’s ability to purchase and sell crypto assets in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Index Constituents Networks; (3) the crypto asset market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which the Index Constituents trade, resulting in the inability of Trust to execute intended portfolio transactions; and (6) accounting standards.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Trust.

You cannot be assured that the Sponsor will be willing or able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust or other investment Trust complex, the Trust may be adversely affected.

The Trust could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Trust may terminate at any time, regardless of whether the Trust has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Trust if it determines that the Trust’s aggregate net assets in relation to its operating expenses make the continued operation of the Trust unreasonable or imprudent. As of the date of this prospectus, the Sponsor pays the fees, costs, and expenses of the Trust. If the Sponsor and the Trust are unable to raise sufficient assets so that the expenses are reasonable in relation to the Trust’s NAV, the Trust may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the Trust stays below $20 million. Any expenses related to the operation of the Trust would need to be paid by the Sponsor at the time of termination.

However, no level of losses will require the Sponsor to terminate the Trust. The Trust’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Trust could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

The Sponsor may manage a large number of assets, and this could affect the Trust’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Trust’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Trust assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the affiliates of the Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

The Trust may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Trust on the other generally are terminable by the clearing brokers or counterparty upon notice to the Trust. In addition, the agreements between the Trust and its third-party service providers, such as the Marketing Agent and the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Trust intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Trust may experience a higher breakeven if interest rates decline.

The Trust seeks to earn interest on cash balances available for investment. If actual interest rates earned were lower than the current rate estimated, the breakeven estimated by the Trust in this form could be higher.

The Trust is not actively managed.

The Trust is not actively managed, and the Sponsor does not have discretion in choosing the Trust’s investments. See “Use of Proceeds.” The Sponsor will employ a passive investment strategy that is intended to track the changes in the Index regardless of whether the Index goes up or goes down.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. The value of crypto asset investments valued using techniques other than those employed by the Index, may differ from the value of crypto assets determined by reference to the Index. See “Business of the Trust — The Trust’s Benchmark” and “Business of the Trust — Calculating NAV”.

Deviations between the Trust’s NAV and NAV per Share versus the Trust’s net asset value determined on a GAAP (as defined below) basis (the “Principal Market NAV”) and Principal Market NAV per Share may occur.

The Trust uses the Index Constituent Settlement Price to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s Index Constituents are carried at fair value as required by U.S. generally accepted accounting principles (“GAAP”), which requires a determination based on the price of Index Constituents on principal markets as identified by the Trust as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “Calculating NAV” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV per Share to accurately reflect the price of the Index Constituents. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Index Constituent Settlement Price, which takes into consideration prices from all of the markets used to calculate the Index.

Purchases or redemptions of creation units in cash may cause the Trust to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units will be transacted in cash or ‘in-kind’ for Index Constituents. Purchases of creation Baskets with cash may cause the Trust to incur certain costs including brokerage commissions, and redemptions of creation Baskets with cash may result in the recognition of gains or losses that the Trust might not have incurred if it had made redemptions in-kind and non-redeeming Shareholders may bear the tax liability resulting from such gains or losses.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Trust.

If a substantial number of requests for redemption of Baskets are received by the Trust during a relatively short period of time, the Trust may not be able to satisfy the requests from the Trust’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Trust’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Trust assets may be depleted if investment performance does not exceed fees.

Over time, the Trust’s assets could be depleted if investment performance does not exceed fees paid by the Trust.

The Trust shall pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Trust. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Management Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs. Creation with cash may cause the Trust to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Trust might not have incurred if it had made redemptions in-kind. The Trust pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to the sale and purchase of spot crypto assets, including any transaction fees for on-chain transfers of the Index Constituent. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Trust, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, report preparation and mailing expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $250,000 per annum. The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

General expenses of the Trust will be allocated to the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trust’s service providers under certain circumstances. Unless such expenses are specifically attributable the Trust or arise out of the Trust’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Trust. Expenses paid by Sponsor are not subject to any caps or limits.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. The Trust has a limited number of institutions that act as Authorized Participants. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Trust and no other Authorized Participant is able to step forward to create or redeem creation units, Trust Shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Trust or a decision by a secondary market purchaser to sell a significant number of the Trust’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Participants or market makers will continue.

There may be situations where an Authorized Participant is unable to proceed with a redemption order. To the extent the value of the Index Constituents decreases, these delays may result in a decrease in the value of the Shares and the corresponding cash distribution the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in basket-size aggregations are redeemable in exchange for cash, redemptions may be suspended during periods of the Exchange trading suspension or restriction, or during emergencies that make it reasonably impracticable to deliver, dispose of, or evaluate the Index Constituents. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of the Index Constituents decreases before such Authorized Participant can request for redemption and the redemption distribution is determined, such Authorized Participant will sustain a loss. This loss pertains to the amount of cash received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. Consequently, Authorized Participants may reduce their trading in Shares during suspension or restriction periods, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of Baskets and associated Shares specified for the Trust, namely 40,000 Shares, or the equivalent of four Baskets. Although the Trust has never halted redemptions due to the number of Shares outstanding, if the Trust experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new creation Basket, there can be no more redemptions by an Authorized Participant. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Trust to sell their Shares in the secondary market. These minimum levels for the Trust are 40,000 Shares representing four Baskets. The minimum level of Shares specified for the Trust is subject to change. The current number of Shares outstanding will be posted daily on the Trust’s website.

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Trust.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Trust. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the Index Constituents. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Index and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act or SEC listing orders permitting the listing and trading of the Trust’s Shares on the Exchange. In addition, Shareholders of the Trust will not have the protections provided in this regard that are applicable to Trusts regulated under the Investment Company Act.

Investors may not be able to buy or sell Shares of the Trust through their current brokerages.

Because of volatility and other risks associated with crypto-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding crypto-linked securities, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

Buying or selling crypto assets.

The Trust may transact with crypto platforms and over-the-counter crypto market makers. The Trust will take on credit risk every time it purchases or sells crypto assets, and its contractual rights with respect to such transactions may be limited. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s crypto assets (through error or theft), the Trust will be unable to recover incorrectly transferred assets, and such losses will negatively impact the Trust. In the event the Trust is unable to recover any incorrectly transferred assets, the Trust will not be liable to the Shareholders for any such losses.

If a custodial agreement or an Authorized Participant agreement is terminated or a Custodian or an Authorized Participant becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or Authorized Participant, which could pose a challenge to the safekeeping of the Trust’s assets, the Trust’s ability to create and redeem shares and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Crypto Custodians to operate. The Crypto Custodians perform essential functions in terms of safekeeping the Trust’s crypto assets in the custodial wallets. If a Crypto Custodian fails to perform the functions it performs for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, Coinbase, Inc. and its parent (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified crypto assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities did not name the Crypto Custodians as defendants. The SEC’s complaint sought a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary.

On February 27, 2025, the SEC and Coinbase Inc. and Coinbase Global filed a joint stipulation to dismiss the case with prejudice, and the case has been dismissed. Notwithstanding the dismissal of the SEC enforcement action, Coinbase Inc. is currently, and it may be in the future, subject to a variety of other litigation. Although the Trust does not presently anticipate such an outcome, there can be no assurance that in the future Coinbase Inc. will not be required, as a result of a judicial determination, or will not choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust will not be negatively affected. If in the future Coinbase, Inc. were to be required or choose, as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Transferring maintenance responsibilities of the Trust’s account at one or more of the Crypto Custodians to one or more other custodians will likely be complex and could subject the Trust’s assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. Also, the Trustee may not be able to find a party willing to serve as the custodian of the Trust’s assets or as the Trust’s agent on the same terms as the Coinbase PBA (as defined below) or at all. To the extent that the Trustee is not able to find a suitable party willing to serve as the custodian or agent, the Trustee may be required to terminate the Trust and liquidate the Trust’s crypto assets. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified Coinbase PBA that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement agent, its operations could be adversely affected.

Moreover, the legal rights of customers with respect to crypto assets held on their behalf by a third-party custodian, such as the Crypto Custodians, in insolvency proceedings are currently uncertain. The prime broker agreement shall include an agreement by the parties to treat the crypto assets credited to the Trust’s segregated account at a Crypto Custodian (the “Vault Balance”) and trading account at a Crypto Custodian (the “Trading Balance”) as ‘financial assets’ under Article 8 of the New York Uniform Commercial Code in addition to stating that Coinbase will serve as securities intermediary and custodian on the Trust’s behalf with respect to the Trust’s crypto assets held in the Vault Balance, and that any crypto asset credited to the Trading Balance will be treated as custodial assets. (See also “Coinbase PBA” below.)

Also, if a Crypto Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Trust, or abruptly discontinues the services they provide to the Trust for any reason, the Trust’s operations including its creation and redemption processes would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s crypto assets under the same terms as the current custody agreements or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custody agreement that is less favorable for the Sponsor or the Trust, the value of the Shares could be adversely affected.

Part of the Trust’s assets are held in cash and cash equivalents with the Cash Custodian and other financial institutions, if applicable. The insolvency of the Cash Custodian and any financial institution in which the Trust holds cash and cash equivalents could result in a substantial loss of the Trust’s cash and cash equivalents.

Similarly, if an Authorized Participant suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Participant chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust’s operations generally could be negatively affected.

Lack of fiduciary duty by service providers.

Service providers to the Trust, including Custodians and security vendors, owe no fiduciary duties to the Trust or the shareholders, are not required to act in their best interest and could resign or be removed by Sponsor. The service providers, including custodians and security vendors, that the Trust employs or may employ in the future are not trustees for, and owe no fiduciary duties to, the Trust or the Shareholders. In addition, service providers employed by the Trust have no duty to continue to act as the custodians of the crypto assets held by the Trust. Current or future service providers, including Custodians and security vendors, can terminate their role as Custodian or security vendor for any reason whatsoever upon the notice period provided under the relevant custody agreement. A service provider may also be terminated.

Lack of recourse.

The Crypto Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its crypto assets and any recovery may be limited. In addition, the Crypto Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the Crypto Custodians may be limited. See “Custody of Crypto Assets” section for more details on the limitation of liability of the Crypto Custodians.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to Trustee or the Sponsor may be limited.

The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Trust to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of the Index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Trust, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Trust may experience substantial losses on transactions if the computer or communications system fails.

The Trust’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Trust’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Trust’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Trust’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Trust’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Trust depends on the reliable performance of the computer and communications systems of third parties, such as brokers, and may experience substantial losses on transactions if they fail.

The Trust depends on the proper and timely function of complex computer and communications systems maintained and operated by crypto asset market makers, exchanges and Custodians, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses. This could have a material adverse effect on revenues and materially reduce the Trust’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Trust will closely track the Index. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Trust faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Trust’s Shares trading at a premium or discount to NAV.

Although the Trust’s Shares are listed for trading on the Exchange, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Trust’s Shares may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in Shares inadvisable. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of the Trust will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Trust’s Shares will generally fluctuate with changes in the market value of the Trust’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Trust’s NAV and supply and demand of Shares on the Exchange. It cannot be predicted whether the Trust’s Shares will trade below at or above their NAV. Investors who buy the Trust’s Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV per Share. Investors buying or selling Trust Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

The Exchange may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Trust may be halted by the Exchange due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in Shares inadvisable. These may include: (1) the extent to which trading is not occurring in the Index Constituents underlying the Shares; or (2) whether other unusual conditions or circumstances detrimental to the maintenance of a fair and orderly market are present. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Trust may result in losses on your investment in the Trust at the time of disposition of your Shares.

Although the Shares of the Trust are listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of the Trust will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Trust is newly formed and may not be successful in implementing its investment objective or attracting sufficient assets.

There can be no assurance that the Trust will grow to or maintain a viable size, which the Sponsor estimates to be a NAV of $50 million. Due to the Trust’s small asset base, the Trust’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Management Fee, may be relatively higher than those of a Trust with a larger asset base. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust. Sponsoring the Trust will be the Sponsor’s first experience in operating an exchange traded product in the United States.

The Sponsor and its management team have a limited track record in operating investment vehicles in the United States. This limited experience poses several potential risks to the effective management and operation of the Trust. Crypto assets, such as the Index Constituents, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other countries are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of crypto assets makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle in the U.S. like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

In addition, there are risks related to the Sponsor’s lack of experience in operating an exchange traded product that invests in crypto assets, particularly with respect to marketing the Trust. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on crypto assets.

The Trust will compete with direct investments in crypto assets and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other crypto assets. Market and financial conditions, and other conditions beyond the Trust’s control, such as the timing of reaching the market and the Trust’s fee structure relative to other crypto exchange-trade products, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on crypto assets could have a detrimental effect on the scale and sustainability of the Trust.

Existing or future crypto ETFs may have significantly lower management fees, which may impede the growth of the Trust.

Existing and future crypto ETFs may have fees that are significantly lower than the Trust’s. To the extent that the Trust has relatively higher fees than other such Trusts, this could impede growth of the Trust, possibly result in a lower NAV per Share, and otherwise pose a material risk to investors.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the crypto assets blockchain, a buyer or seller of crypto assets on a peer-to-peer basis directly on the network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of crypto assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes.

Crypto assets have in the past been used to facilitate illicit activities. If a crypto asset was used to facilitate illicit activities, businesses that facilitate transactions in such crypto assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such crypto asset could be removed from crypto platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant crypto asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodians. Each Authorized Participant and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodians, as an entity licensed to conduct virtual currency business activity by the NYDFS and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the BSA, and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants, LPs, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

However, there is no guarantee that such procedures will always prove to be effective or that the Trust’s service providers will always perform their obligations. If the Authorized Participants, LPs, or market makers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Trust’s service providers. Any of the foregoing could result in losses to the shareholders or negatively affect the Trust’s ability to operate.

The Trust’s Authorized Participants act in similar or identical capacities for several competing exchange-traded crypto products which may impact the ability or willingness of one or more Authorized Participants to participate in the creation and redemption process, adversely affect the Trust’s operations and ultimately the value of the Shares.

Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. If these Authorized Participants also serve in the same capacity for several competing products, there is a risk that they may prioritize their resources and trading focus towards other products, particularly during periods of market stress or heightened volatility, potentially reducing the liquidity and market efficiency of the Trust’s Shares. Such prioritization could lead to the Shares trading at a greater premium or discount to NAV, especially if the Trust fails to attract enough Authorized Participants willing to maintain a market in the Shares.

Additionally, in the event of a failure or significant disruption in a competing product for which one or more of Trust’s Authorized Participants also carry out similar activities, there is a risk that these entities may reallocate their focus or resources away from the Trust, or in more severe cases, cease their operations with the Trust. Such an occurrence could be due to a variety of reasons, including reputational concerns, financial distress, or strategic business decisions following a failure in a competing product. This withdrawal could adversely impact the liquidity of the Shares, potentially leading to increased volatility, wider bid-ask spreads, and a deviation of the Share price from its NAV.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Trust’s Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences. To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting.

The Crypto Custodians and the Prime Execution Agent act in the same capacity for several competing products

The Crypto Custodians serve as the custodians, and the Prime Execution Agent acts as the prime execution agent for several competing products, including exchange-traded crypto funds, which could adversely impact the Trust’s operations and the value of the Shares.

The Crypto Custodians and the Prime Execution Agent hold significant positions among the limited number of institutional-grade providers of crypto asset services, playing a critical role in supporting the U.S. exchange-traded crypto products ecosystem. This concentration of services introduces the risk that the Crypto Custodians and the Prime Execution Agent may fail to allocate sufficient resources to adequately support all products relying on their services.

Any prioritization by the Crypto Custodians and the Prime Execution Agent of the interests of certain products over others could result in inadequate attention, delays, or comparatively unfavorable commercial terms for the Trust. Such actions could harm the Trust’s operations, reduce the efficiency of its trading activities, and negatively affect the value of the Shares.

The Prime Execution Agent, an affiliate of one of the Crypto Custodians, may facilitate sales of the Trust’s crypto assets, which could create conflicts of interest

The Trust may execute transactions through the Prime Execution Agent, which is an affiliate of one of the Trust’s Crypto Custodians. This arrangement may create potential conflicts of interest when executing trades on behalf of the Trust. These conflicts may include routing orders to its trading platform (Coinbase Exchange), executing orders against other clients of the Prime Execution Agent or of its affiliates or for its own inventory or that of its affiliates, and acting in a principal capacity when filling residual orders below minimum thresholds accepted by other venues. The Prime Execution Agent may execute trades for its own account or affiliates while aware of the Trust’s orders or imminent orders. These conflicts may affect the price received by the Trust during the execution of crypto asset sales, particularly if the Prime Execution Agent prioritizes its own interests or those of its affiliates over the Trust’s. Additionally, the beneficial identity of the counterparty in these trades may remain unknown, potentially leading to transactions with other clients of the Prime Execution Agent or of its affiliates. To mitigate these risks, the Prime Execution Agent maintains policies and procedures designed to address such conflicts, including segregation of duties, information barriers, and internal controls. However, these measures may not eliminate all conflicts, and there is no guarantee that the Trust will always receive the most favorable execution terms. Additionally, the Prime Execution Agent may route orders to its own platform under specific circumstances, such as temporary connectivity issues or funding constraints.

The Market for Crypto ETFs May Reach Saturation

The market for crypto-based ETFs like the Trust may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Trust will grow to or maintain a viable size. Due to the Trust’s small asset base, certain of the Trust’s expenses and its portfolio transaction costs may be higher than those of a Trust with a larger asset base. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the crypto assets market.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may be affected by the crypto market cycles. For example, if the timing of the Trust’s commencement of operations coincides with the onset of a prolonged crypto price decline, it could have a detrimental effect on the scale and sustainability of the Trust. Accordingly, the Sponsor’s competitors may commercialize a product involving crypto assets more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust, which in turn could cause the Sponsor to dissolve and terminate the Trust.

The Trust may struggle to attract new investors given the substantial number of existing crypto U.S. exchange-traded products in the market. Investors might prefer to allocate funds to one of the crypto assets exchange-traded products already available, which collectively hold significant market share. As of December 31, 2025, such spot products hold approximately $112.1B. The Trust will face competition from direct investments in crypto assets, crypto assets spot and futures-based products, and other potential financial instruments, including securities tied to or backed by crypto assets, as well as other investment vehicles focused on other crypto assets. Market conditions, financial factors, and other external circumstances could make these alternatives more attractive, potentially impacting the Trust’s performance.

There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

If the SEC were to approve many or all of the currently pending applications for such exchange-traded crypto products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Trust’s fee in order to achieve initial market acceptance and scale. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of the Index Constituents.

Potential Conflicts of Interest

The Trust and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Trust and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Trust’s asset size in order to preserve its fee income and this may not always be consistent with the Trust’s objective of having the value of its Shares’ NAV track changes in the Index. The Sponsor’s officers and employees do not devote their time exclusively to the Trust. These persons may be directors, trustees, officers or employees of other entities. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor serves as the sponsor, investment manager, or investment adviser to investment vehicles other than the Trust. As of December 31, 2025, the Sponsor and its affiliates serve as sponsor, investment manager, or investment adviser to over 20 pooled investment vehicles across multiple jurisdictions, including investment strategies relating to crypto asset markets. As of December 31, 2025, the Sponsor and its affiliates are responsible for approximately $1.2 billion in assets under management. As a result, conflicts of interest may arise between the Sponsor’s responsibilities to the Trust on the one hand and, on the other, the responsibilities the Sponsor owes to those other pooled investment vehicles for which it serves as sponsor, investment manager, or investment adviser. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it shall have no duty to offer such opportunity to the Trust, and the Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust and is not required to share income or profits derived from such business ventures with the Trust.

The Sponsor and its affiliates and their principals, officers or employees may trade crypto assets, securities and futures and related contracts for their own accounts.

In addition, the Sponsor and its affiliates (including the Administrator) and their principals, officers or employees may trade crypto assets, securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Trust trades using the clearing broker to be used by the Trust. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Trusts of the Trust. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Trust’s basic investment policies, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Trust and do not control the Sponsor so they will not have influence over basic matters that affect the Trust.

Shareholders will have very limited voting rights with respect to the Trust’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Trust or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Trust’s affairs.

Although the Shares of the Trust are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Trust are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or that was made in violation of its Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Trust). The Trust is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and Exchange governance rules (for example, audit committee requirements).

The Trust does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Trust in Index Constituents rather than distributing cash to Shareholders. Therefore, unlike mutual Trusts, commodity pools or other investment pools that generally distribute income and gains to their investors, the Trust generally will not distribute cash to Shareholders. You should not invest in the Trust if you will need cash distributions from the Trust to pay taxes on your Share of income and gains of the Trust, if any, or for any other reason. Although the Trust does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments in the Index Constituents and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

The Sponsor may amend the Trust Agreement without the consent of the Shareholders.

Except as specifically provided herein, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement the Trust Agreement. If an amendment materially adversely affects the interests of the Shareholders, it will not become effective for outstanding Shares any earlier than twenty (20) days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to such amendment. Moreover, the Sponsor shall not be permitted to make any such amendment, or otherwise supplement the Trust Agreement, if such amendment or supplement would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes.

Event Risk

Natural disasters, public health disruptions (such as the COVID-19 pandemic), and international armed conflicts could impact the price of crypto assets and/or the value, pricing and liquidity of the Trust’s investments or assets which, in turn, could cause the loss of your investment in the Trust.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including public health disruptions, pandemics and epidemics (for example, the COVID-19 pandemic), can be highly disruptive to economies and markets. Such events can, directly or indirectly, negatively impact, and/or cause volatility in, the price of crypto assets and the value, pricing, and liquidity of the investments or other assets held by the Trust.

Geopolitical conflict, including war and armed conflicts (such as Russia’s continued military actions against Ukraine that started in February 2022, military conflicts in the Middle East such as the conflict between the United States, Israel and Iran that started in February 2026, and the expansion of such conflicts in surrounding areas), sanctions, and acts of terrorism, can also, directly or indirectly, negatively impact, and/or cause volatility in, the price of crypto assets and the value, pricing, and liquidity of the investments or other assets held by the Trust. For example, ongoing armed conflicts between Russia and Ukraine in Europe and among Israel, Iran, Hamas and other militant groups in the Middle East, and related sanctions and trading restrictions, have caused and could continue to cause significant market disruptions and volatility globally.

More generally, a climate of uncertainty and panic may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Trust may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Trust’s Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Trust’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Trust to complete redemptions and otherwise affect Trust performance and Trust trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Trust’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Trust to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Trust’s trading activity and materially affect the Trust’s profitability.

Failures or breaches of the electronic systems of the Trust, the Sponsor, the Custodians or other financial institutions in which the Trust invests, or the Trust’s other service providers, market makers, Authorized Participants, the Exchange, Crypto Platforms, or counterparties have the ability to cause disruptions and negatively impact the Trust’s business operations, potentially resulting in financial losses to the Trust and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Trust’s assets or sensitive information. While the Trust has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Trust cannot control the cyber security plans and systems of the Custodians or other financial institutions in which the Trust invests, or the Trust’s other service providers, market makers, Authorized Participants, the Exchange, Crypto Platforms on which the Index Constituents are traded, or counterparties.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Trust could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust expects to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Trust’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Trust is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Trust does not elect to be taxed as a corporation for U.S. federal income tax purposes. No assurance can be given that the IRS or a court will agree with this expectation. Although the Sponsor anticipates that the Trust will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of crypto assets The Trust has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Trust would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares ( thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Trust at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. Assuming the Trust qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Trust’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Trust in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Trust’s income, gain, deduction, loss or credit may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Trust itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Trust in allocating those items, with potential adverse consequences for you.

The Trust intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Trust, is in many respects uncertain. The Trust will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable regulations thereunder (the “Treasury Regulations”), however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Trust may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Trust is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Trust and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Trust may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Trust to make this election is uncertain. If the election is made, the Trust would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations — Other Tax Matters.”

If the Trust is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Trust may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Trust may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Trust does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Trust will distribute to Shareholders, will contain information regarding the income items and expense items of the Trust. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

Shareholders of the Trust may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Trust, the Trust may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Trust.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Trust and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Trust, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash deposits and/or deposits of Index Constituents, depending on whether the creation is conducted in cash or in-kind. Cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of the Index Constituents, (ii) delivered to Authorized Participants in connection with redemptions of Baskets or (iii) transferred to pay the Management Fee or other Trust expenses or liabilities not assumed by the Sponsor. Deposits of Index Constituents are held by the Crypto Custodians on behalf of the Trust until (i) delivered out in connection with in-kind redemptions of Baskets, (ii) caused to be transferred or sold in connection with rebalancing and/or reconstitutions of the Index or (iii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025. There has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 25, 2026.

OVERVIEW OF THE INDEX CONSTITUENTS’ INDUSTRY

The Index Constituents, as of the date of this prospectus, are bitcoin (BTC), ether (ETH), XRP, solana (SOL), cardano (ADA), chainlink (LINK) and stellar (XLM). Each Index Constituent operates on its respective network. The Index Constituents Networks are decentralized peer-to-peer computer systems that rely on public key cryptography for security, and their values are primarily influenced by market supply and demand. The Sponsor will disclose the current Index Constituents and their weighting on the Trust’s website on an ongoing basis.

In this section, the Sponsor provides descriptions of the Index Constituents. Bitcoin and ether are discussed in more detail in this section because, as of the date of this prospectus, they collectively represent over 85% of the Index. The Sponsor may update this section periodically; however, there is no obligation to amend the Registration Statement in the event of changes to the Index Constituents.

Bitcoin

In this section, Bitcoin with an upper case “B” is used to describe the Bitcoin System as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties, as well as its components, such as the Bitcoin Network, the Bitcoin Blockchain, the Bitcoin Protocol and Bitcoin Clients (together, the “Bitcoin System”). When referring to the crypto asset within the Bitcoin Network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections). For clarification purposes, bitcoin is written with a lower case “b” when used to describe the crypto asset native to the Bitcoin System, whose ownership registry and full transfer history is made by the Bitcoin System.

Bitcoin is a crypto asset that serves as the unit of account on an open-source, permissionless, decentralized, peer-to-peer computer network (known as the Bitcoin Network). Every bitcoin is fractionable to the eighth decimal place, with its smallest fraction equal to 0.00000001 bitcoin and called a “Satoshi”. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the USD. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

Bitcoin Blockchain and Consensus Mechanism

Transactions in bitcoin are broadcasted over the Bitcoin Network and registered in bundles called blocks, which are set to occur on average every 10 minutes and collectively track the full transaction history and ownership of bitcoins in circulation. Every block is cryptographically tied to its predecessor, creating a chain of blocks called the “Bitcoin Blockchain”. Blocks are identified by a block height as if they were progressively piled up starting from a height of zero. The first block of the Bitcoin Blockchain is known as the Genesis block, assigned a height of 0 (zero), and was created on January 3, 2009.

Whilst in traditional financial ledgers, a central authority is responsible for updating users’ balances and preventing the same balance from being spent twice, the Bitcoin System introduces a cost for network participants to add new blocks of transactions to the Bitcoin Blockchain. This consists of creating a PoW by solving a highly costly cryptographic problem by trial and error and broadcasting the obtained solution to other network participants for verification. A key feature of PoW is its asymmetry: the proof generator needs to expend large amounts of computational power to generate it, whereas others can easily verify that the proof is valid at a negligible cost.

The solution to the PoW problem creates a cryptographic hash that sets a unique identifier for every block and includes an imprint of all the transactions included in the block as well as the identifier of the block’s immediate predecessor. This generates a strong cryptographic tie among the blocks in the Bitcoin Blockchain and implies that rebuilding the transaction history from a height smaller than or equal to the current one would demand regenerating all the cumulative PoW from that point until the current block. Given the necessary computational cost, the bigger the pile of blocks stacked above a specific block, the smaller the likelihood for the information included in it to be changed, effectively making it immutable after enough PoW is generated on top of it. At any height, if two diverging versions of the Bitcoin Blockchain exist, a bifurcation referred to as a blockchain fork, the consensual version of the Bitcoin Blockchain is defined as the chain with the largest cumulative PoW, establishing Bitcoin’s so-called fork choice rule. These rules establish a mechanism for the Bitcoin Blockchain to be appended over time and for the Bitcoin Network to reach consensus on bitcoin ownership and transaction history. Therefore, PoW is generally referred to as the consensus mechanism of the Bitcoin System.

The built-in incentive element of the Bitcoin System is bitcoin, which is issued over time as a subsidy that rewards network participants responsible for generating PoW and, thus, adding new blocks to the Bitcoin Blockchain. Since they invest in computational equipment and expend electricity in exchange for newly-issued coins, there exists a clear similarity between this activity and the mining of precious metals such as gold or silver.

The creation of PoW is thus popularly referred to as bitcoin mining, and network participants engaging in the activity are called bitcoin miners. Users of the Bitcoin Network might also pay transaction fees in bitcoin to gain priority over others in having their transactions included in a new block. The fees paid by all transactions in a mined block are reverted to the successful miner alongside the mining subsidy.

To make sure that the creation of blocks and thus the issuance of new bitcoin occur on average every 10 minutes, the Bitcoin System has a built-in difficulty adjustment that tunes the cost of generating a valid PoW every interval of 2,016 blocks — approximately every two weeks — starting from the Genesis block. If some miners get more specialized and are able to mine blocks faster than 10 minutes on average, the difficulty is increased when the next cycle of 2,016 blocks starts. On the other hand, if some miners have to shut down operations and blocks start being appended to the blockchain with an average interval exceeding 10 minutes, difficulty is decreased as of the beginning of the next cycle of 2,016 blocks. The computational power of a miner is measured by its capacity to compute cryptographic hashes in the attempt to generate a valid PoW. The collective computational power of the Bitcoin Network is known as the network’s hash rate.

Bitcoin Supply

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. The supply of bitcoin follows a predefined issuance schedule since Bitcoin’s conception. In every multiple of 210,000 blocks following height 0 (210,000, 420,000, 630,000, etc.), the issuance of bitcoin per block is reduced in half. These events are referred to as “halvings”. Bitcoin’s mining subsidy started at 50 bitcoin per mined block and remained constant between heights 0 and 209,999. The first halving took place on November 28, 2012 at height 210,000, dropping the mining subsidy to 25 bitcoin until height 419,999. The second halving occurred on July 9, 2016 at height 420,000, setting the subsidy per block to 12.5 bitcoin until height 629,999. The third halving took place on May 11, 2020 at height 630,000, setting the subsidy per block to 6.25 bitcoin until height 839,999. The most recent halving happened on April 20, 2024 at height 840,000, setting the current subsidy per block to 3.125 bitcoin until height 1,049,999.

By design, the supply of bitcoin is intentionally limited to 21 million units, making bitcoin a disinflationary asset, that is, with a rate of supply growth that decreases over time until reaching zero when the last satoshi is issued. The maximum cap and the disinflationary nature of bitcoin makes it a potential candidate for digital store of value, an investment thesis that is still gaining traction among investors worldwide. As of the date of this prospectus, there are approximately 20.01 million bitcoins in circulation.

Bitcoin Network, Protocol, Clients and Network Upgrades

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the “Bitcoin Protocol”, is open-source, and anyone can contribute to its development.

PoW, the fork choice rule, the difficulty adjustment and the supply schedule of bitcoin comprise the Bitcoin Protocol, the full set rules that users of the Bitcoin System must agree on in order to participate in the Bitcoin Network. Implementations of the Bitcoin Protocol are called “Bitcoin Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Bitcoin Network. Every computer running an instance of a Bitcoin Client is called a node.

The infrastructure of the Bitcoin Network is collectively maintained by its participants, which include miners, developers, and users. Miners register transactions and provide security to the Bitcoin Network. Developers maintain and contribute updates to the Bitcoin Clients. Users access the Bitcoin Network either running their own node or communicating with the node run by a third-party server. Anyone can be a user, developer, or miner, but not all Bitcoin Network participants need to run a node.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The bitcoin blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is how new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol is thus an open-source project with no official company or group in control, and anyone can review the underlying code for its clients. There are, however, a number of individual developers that regularly contribute to a specific Bitcoin Client known as the “bitcoin core” (“Bitcoin Core”). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the Bitcoin Protocol, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. Bitcoin Core developers are able to access, and can alter, the client’s source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Core. Upgrade proposals to the Bitcoin protocol can be created by any individual as a Bitcoin Improvement Proposal (“BIP”).

However, because Bitcoin has no central authority, the release of updates to the Bitcoin Core or other Bitcoin Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Bitcoin users and miners who choose to download it and run. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by individuals that collectively form a majority of the Bitcoin Network. If a modification is accepted by only a small percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “hard fork.” To avoid network splits, the Bitcoin community chooses to implement BIPs via soft forks, which are backward-compatible updates and thus optional in nature, meaning multiple versions of the same Bitcoin Client can coexist in the Bitcoin Network.

Development of Bitcoin Clients has increasingly focused on amendments to the Bitcoin Protocol to enhance speed and scalability. For example, in August 2017, a BIP known as “segregated witness” was adopted in a Bitcoin soft fork. Among other things, it enables so-called second layer solutions, such as the “Lightning Network”, or payment channels, which could potentially allow greater speed and a greater number of transactions that the Bitcoin Network can process in a given time interval (i.e., transaction throughput). The “Lightning Network” is an open-source decentralized network that enables the instant off-blockchain transfer of bitcoin without requiring a trusted third party. The Lightning Network uses bidirectional payment channels, which work as follows: an on-blockchain transaction is required to open a channel, which can later be closed through another on-blockchain transaction. Once a channel is open, value can be transferred instantly between counterparties engaging in bitcoin transactions without such transactions being broadcasted to the Bitcoin Network. This enables increased transaction throughput and reduces the computational burden on the Bitcoin Network. The Lightning Network is currently a subject of ongoing research and development and does not yet have material adoption as of August 2024, with approximately 5,200 bitcoins in total liquidity deposited in its payment channels.

Other uses of segregated witness include smart contracts (which are programs that automatically execute on a blockchain) and distributed registers built into, built atop, or pegged alongside the Bitcoin Blockchain. For example, one white paper published by the blockchain technology company Blockstream Corporation Inc. calls for the use of “pegged sidechains” to develop programming environments built within blockchain ledgers that can interact with and rely on the security of the Bitcoin Network and blockchain while remaining independent thereof. Applications of this concept include open-source projects such as RSK (Rootstock), which seeks to create novel open-source smart contract platforms built on the Bitcoin Blockchain to allow automated, condition-based payments with increased speed and scalability.

Such research and development projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin Network as a whole. Conversely, to the extent that such projects operate on the Bitcoin Blockchain, they may increase the data flow on the Bitcoin Network and could either “bloat” the size of the blockchain or result in slower confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the blockchain or Bitcoin Network.

The latest Bitcoin soft fork known as “Taproot” was activated in November 2021, introducing a new scheme for digital signatures, enhancing the privacy of more complex Bitcoin scripts and optimizing block space usage for multi-signature transactions. Taproot has become more prominent since late 2022 with the launch of Bitcoin inscriptions, which uses Taproot functionality to assign pieces of information to distinct satoshis. In March 2026, Tether’s USDT went live on Bitcoin’s Lightning Network via Taproot Assets, a protocol built on top of Bitcoin that enables the issuance and transfer of other crypto assets on the Bitcoin Blockchain with fast speeds and low costs over the Lightning Network. Meanwhile, discussions around quantum computing risks have led to the development of BIP-360 (Pay-to-Merkle-Root), a draft proposal merged into the BIPs repository in February 2026, which would remove the quantum-vulnerable key-path spend option from Taproot transactions. As of the date of this prospectus, BIP-360 has not been activated and would require broad network consensus. Similar to the adoption of the Lightning Network, Taproot Assets and post-quantum proposals such as BIP-360 are still experimental technologies and might be subject to significant risks.

Bitcoin Wallets and Transactions

Users of the Bitcoin Network must either run a Bitcoin Client or use a Bitcoin wallet. To initiate a Bitcoin transaction, users generate one or more unique pairs of private and public keys, the latter being used to receive funds, and the former to authenticate transactions and send bitcoin. These pairs can be hierarchically derived from a single set of words known as a seed phrase. As their names suggest, public keys can be safely shared with anyone in the network, whereas private keys should be kept secret. This is analogous to the use of a bank account, with a public key similar to the bank identifier and branch number, and the private key the analogue to the account’s transaction password.

A private-public key pair is generated using asymmetric cryptographic, meaning that deriving a public key from its corresponding private key is easy, whereas guessing a private key from a known public key is virtually impossible. The generation of the pair and the signing of transactions is securely carried out using a device disconnected from the internet, maintaining the secrecy of the private key and the custody of bitcoins in a so-called cold wallet. If a private key is at least once exposed to the internet, it turns the corresponding wallet into a so-called hot wallet, exposing the user to the risk of theft of funds by a malicious actor that might gain access to the device during the time of internet exposure. Therefore, security and ownership of bitcoins rely heavily on the proper management of private keys, as these keys are the only way to authorize transactions. This property guarantees the possibility of secure custody of bitcoins without counterparty risk and the ability for a user to be the only network participant knowing the private key to its wallet. On the other hand, losing a private key means losing access to the associated funds permanently, similar to a bearer asset like cash, and exposing it to the internet creates the risk of a malicious actor becoming able to drain funds from the wallet.

Bitcoin Markets

In the Bitcoin market, participants range from individual end-users who utilize bitcoin for peer-to-peer transactions, to merchants who accept bitcoin as payment for goods and services. Despite its potential, bitcoin has not yet achieved widespread adoption as a mainstream payment method. Investors also represent a significant portion of market participants, purchasing bitcoin as a speculative asset or as part of a diversified investment portfolio. These transactions occur both on bitcoin spot markets and over-the-counter (“OTC”) markets, with the former being more accessible to retail investors and the latter catering to institutional entities handling large volumes of bitcoin.

In addition to using bitcoin to purchase goods and services, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications on a prefunded basis. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin Network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in his or her exchange account to an off-exchange bitcoin wallet.

In addition, bitcoin futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. According to CME Group, in 2025 the CME recorded a record $3 trillion in notional volume across its cryptocurrency futures and options products. Year-to-date through early 2026, average daily volume reached approximately 407,200 contracts, a 46% increase year-over-year, while average daily open interest stood at approximately 335,400 contracts, up 7% year-over-year. As of March 31, 2026, the bitcoin market capitalization had reached approximately $1.33 trillion and represented approximately 56% of the entire crypto asset market.

Although bitcoin was the first crypto asset, in the ensuing years, the number of crypto assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known crypto assets include ether, solana, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving.

Bitcoin has generally exhibited high price volatility relative to more traditional asset classes. One volatility measure, standard deviation, is based on the variability of historical price returns. A higher standard deviation indicates a wider dispersion of past price returns and thus greater historical volatility.

Ethereum

In this section, Ethereum with an uppercase “E” denotes the entire system responsible for maintaining the ledger of ether ownership and enabling the transfer of ether among parties, as well as the components of the Ethereum system such as the Ethereum Network, the Ethereum Blockchain, the Ethereum Protocol and the Ethereum Clients (together, the “Ethereum System”). When referring to the crypto asset native to the Ethereum Network, whose ownership registry and full transfer history is made by the latter, ether is written with a lowercase “e” (except at the beginning of sentences or paragraph sections).

Ethereum is a permissionless, decentralized and peer-to-peer computer network of nodes that enables developers to build and deploy the so-called smart contracts and DApps on a global scale. The Ethereum Network improves on the capabilities of the Bitcoin Network by allowing, in addition to simple ether transfers, the creation of the smart contracts (software that are automatically executed when predetermined terms and conditions are met). Smart contracts permit the creation of crypto assets with various properties and the deployment of decentralized applications on Ethereum.

Ether, the native cryptocurrency of the Ethereum Network, serves as a unit of account, allowing for peer-to-peer transactions and incentivizing network participants. Every ether is fractionable to the eighteenth decimal place, with its smallest fraction equal to 0.000000000000000001 ether and called a wei.

The computational environment of the Ethereum Network is known as the Ethereum Virtual Machine (“EVM”), and computational cycles in the EVM consume so-called gas units which are denominated in fractions of ether and expressed in Gwei (short for “gigawei” or one billion wei or one billionth of one ether). The EVM is similar to an engine, while ether is the fuel that propels it. Ether is therefore known as the “gas” token of the Ethereum Network. Ether may also be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the USD. The value of ether is not backed by any government, corporation, or other identified body.

Ethereum Blockchain and Consensus Mechanism

Similar to Bitcoin, transactions on Ethereum are broadcasted over the Ethereum Network and registered in blocks, which are set to occur every 12 seconds. Ethereum blocks collectively track the full transaction history, the accounts and balances of users and contracts in the “Ethereum System”, and other blockchain data that collectively are referred to as the state of Ethereum. Ethereum ensures that its state transition is deterministic, meaning that given the same initial state and set of transactions, all nodes in the Ethereum Network are able to compute the same final state. Blocks are organized in a chain forming the “Ethereum Blockchain”, starting from the “genesis block” at height 0 (zero), which was created on July 30, 2015.

Unlike Bitcoin, which relies on PoW, Ethereum operates on a PoS consensus mechanism where users must lock a certain amount of ether to engage with transaction validation and code execution. In contrast to PoW, in which miners expend hardware and electricity to become eligible to append new blocks to the blockchain, in PoS, users known as validators pledge capital denominated in ether as a “stake,” providing a guarantee of action in good faith towards the honest operation of the network. If Ethereum Network participants detect a malicious activity by a validator, such as proposing two different blocks at the same height or attesting to two different versions of the consensual Ethereum Blockchain, they can cast a slashing alert that subtracts part of the malicious actor’s stake. As such, PoS substitutes the computational cost to cheat on PoW by the risk of losing part of a validator’s stake, aligning the incentives for consensus participants to remain honest over time. Ethereum’s implementation of PoS also has a fork choice rule, which uses validators’ votes on the chain with the most accumulated validator activity to select the consensual chain at any point in time.

Actors running Ethereum validators range from individual enthusiasts to professional operations with dedicated hardware and data centers. Users activate a validator by running consensus software on Ethereum and depositing 32 ether on a staking contract deployed on the Ethereum Network. They are rewarded with newly issued ether as a subsidy and transaction fees paid by users to gain priority in having their transactions executed first. The Ethereum Network’s complexity and reliance on staking attract a specific type of participant, one who is often deeply involved in the ecosystem, increasing the likelihood for committed entities to take on the responsibilities of a validator.

Smart Contracts, Crypto Assets and Decentralized Applications

The Ethereum Network allows users to write and implement smart contracts — that is, general-purpose code that executes on every node in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can leverage the EVM through its built-in programming language, Solidity, to create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create crypto assets other than ether.

Development on the Ethereum Network involves building more complex tools on top of smart contracts, such as DApps, DAOs, and entirely new decentralized governance systems. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain predefined conditions.

Ethereum is also a platform for creating new crypto assets and conducting their associated initial coin offerings. It has a suite of standards that allow for the creation of fungible crypto assets, such as governance tokens that confer voting power in DAOs or stablecoins pegged to government-backed currencies like the dollar; non-fungible tokens (“NFTs”) allowing for the creation of unique representations of value, such as digital collectibles, digital art, decentralized identity systems and digital characters and items in metaverses and videogames; and more versatile tokens that bring new utility to DApps by integrating decentralized data provision and indexing. As of the date of this prospectus, a majority of crypto assets in the crypto market were built on the Ethereum Network, with such assets representing a significant amount of the total market value of all crypto assets.

An important set of DApps on the Ethereum Network exists within the sector known as DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives, and insurance, by removing third party intermediaries. DeFi can allow users to lend and earn interest on their crypto assets, exchange one crypto asset for another, and create derivative crypto assets such as stablecoins. Currently, $44 billion worth of crypto assets are deposited on DeFi applications on the Ethereum Network. Ethereum is also used to create decentralized naming systems, decentralized social networks, and the registry and commercialization of digital art. More recently, companies and asset managers have started to use Ethereum to tokenize traditional assets such as money-market funds. While experiencing a significant rise in total value secured by the Ethereum Network since inception, most applications in the Ethereum ecosystem are still incipient and/or in experimental phase.

Since smart contracts are general purpose software, they can be naturally used to create highly complex DApps, which can be further combined among themselves in a composable manner to create even more complex applications. On the other hand, given the nascent nature of the EVM and Solidity, there might be significant architectural risks and unseen bugs in Ethereum’s current technological stack. This may pose relevant security risks on DApps running on the platform, lead to the drain, loss or indefinite lock of value deposited on them, and potentially harm users interacting with such applications or having participation in the total value deposited in a DApp.

Ether Supply

Unlike bitcoin, the supply schedule of ether has changed a number of times since the inception of the Ethereum Network. The initial creation of ether involved the issuance of 72.0 million tokens. Of these, 60.0 million ether (83.33% of the supply) were sold to the public in a crowd sale in 2014, raising approximately $18 million. Another 6.0 million ether (8.33% of the supply) went to the Ethereum Foundation for operational costs, while 3.0 million ether each (4.17% of the supply) were distributed to developers who contributed to the network and members of the Ethereum Foundation for purchasing at the initial crowd sale price.

While currently operating under a PoS consensus mechanism, the Ethereum Network started operation under a PoW consensus mechanism similar to Bitcoin, migrating to its current PoS consensus mechanism in September 2022 during an upgrade known as “the Merge”. Over time, new ether was put into circulation by miners creating blocks on the Ethereum blockchain.

From the Genesis block to late 2017, the mining subsidy on the Ethereum Network was equal to 5 ether per block. In October 2017, the Byzantium upgrade was activated, decreasing the mining subsidy to 3 ether and aiming to prepare Ethereum for future scaling solutions. In February 2019, the Constantinople upgrade further reduced the mining subsidy to 2 ether per block. In December 2020, Ethereum’s new PoS consensus layer called the Beacon Chain was launched in preparation for the Merge in September 2022, introducing a deterministic supply curve that issues new ether to validators based on the total amount of ether staked. In August 2021, the London upgrade introduced the concept of a base fee burn. This means that a portion of the transaction fees paid by users on the network started being burned, effectively working as an ether supply reduction mechanism. This base fee is algorithmically adjusted based on network demand, and ether burn is more intense in periods of high network activity. The latest change in ether monetary policy took place during the Merge, in which mining was deprecated and mining subsidies ceased. Unlike bitcoin, ether’s supply is uncapped and can be inflationary — that is, with a positive supply growth rate — if issuance is bigger than burns or deflationary — that is, with a negative supply growth rate — if issuance is smaller than burns.

As of the date of this prospectus, 72 million ether were pre-mined, 50.4 million ether were issued by miners before the switch to PoS, approximately 3.08 million ether were issued to validators staking ether and approximately 4.6 million ether were burned in base fees, leading to a circulating supply of approximately 120.7 million ether. There is no guarantee that the ether issuance policy will remain unchanged over time, and future modifications to monetary policy might create splits in the Ethereum community and lead to two or more conflicting Ethereum Networks.

Ethereum Protocol, Clients and Network Upgrades

PoS, the fork choice rule, the EVM architecture and the monetary policy of ether comprise the “Ethereum Protocol”, the full set rules that users of the Ethereum System have to agree on in order to participate in the network. Implementations of the Ethereum Protocol are called “Ethereum Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Ethereum Network. Every computer running an instance of an Ethereum Client is called a node. The infrastructure of the Ethereum Network is collectively maintained by various participants, which includes validators, developers, and users. Validators register transactions inside blocks and provide security to the Ethereum Network. Developers maintain and contribute updates to Ethereum Clients. Users access the Ethereum Network either running their own node or communicating with nodes run by a third party server. Anyone can be a user, developer, or validator, but not all network participants need to run a node.

Similar to BIPs, Ethereum upgrade proposals are known as EIPs. However, all Ethereum upgrades are made through hard forks, which are not backward-compatible and thus demand Ethereum users to update their clients to continue having access to the Ethereum Network. The Merge introduced the Beacon Chain as the new consensus layer of Ethereum, responsible for block production and finalization, whereas the original Ethereum chain remained as the network’s execution layer, in which code execution takes place. This transition was expected since the network’s launch in mid-2015, and aimed at reducing Ethereum’s overall energy consumption while paving the way for higher scalability and increased transaction throughput. Since the Merge, all upgrades on Ethereum consist of new releases for both consensus and execution software of all clients implementing the Ethereum Protocol.

While the Ethereum Protocol is an open-source project with no official company or group in control, there is one entity called the Ethereum Foundation which supports the development, growth, and research on Ethereum. It plays a role in stewarding the Ethereum ecosystem, but it does not control or manage the network. Instead, the Ethereum Foundation provides resources, grants, and coordination to help maintain the Ethereum Protocol and its infrastructure.

Unlike Bitcoin, which has Bitcoin Core as its dominant client, the Ethereum Network is operated by a more diverse list of clients. As of the date of this prospectus, 41.7% of Ethereum nodes run the geth client, 40.3% the nethermind client, and the remaining 18% are split among five others. Core developers of Ethereum clients are able to access, and can alter, the client’s source code and, as a result, they are responsible for official releases of updates and other changes to Ethereum Clients.

Since the Merge, Ethereum has activated four additional upgrades. The Shapella upgrade, activated in April 2023, enabled ether withdrawals for validators participating in the network’s consensus layer. The Dencun upgrade, activated in March 2024, introduced proto-danksharding (EIP-4844), a new technology that reduces the costs for second-layer solutions known as rollups to post data on Ethereum, thus significantly decreasing transaction fees paid by users accessing the Ethereum ecosystem through these upper layers. The Pectra upgrade, activated on May 7, 2025, was Ethereum’s most comprehensive enhancement since the Merge, introducing eleven EIPs, including: an increase in the maximum validator balance from 32 ETH to 2,048 ETH (EIP-7251), allowing validators to consolidate stakes and earn compounding rewards; smart account functionality for regular wallets (EIP-7702), enabling users to batch transactions, pay gas fees in non-ETH tokens, and implement social recovery; and a doubling of blob throughput (EIP-7691), further reducing costs for layer-2 networks. The Fusaka upgrade, activated on December 3, 2025, introduced PeerDAS (Peer Data Availability Sampling, EIP-7594), which allows validators to verify data availability through sampling rather than downloading entire blobs, enabling significant further scaling of layer-2 throughput. Following Fusaka, Blob Parameter Only (BPO) forks were implemented in December 2025 and January 2026 to gradually increase blob capacity. The next major upgrade, Glamsterdam, is expected in the first half of 2026.

As with any change to open-source software code and client overhaul, planned forks such as the ones activated since the Merge could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term.

Because Ethereum has no central authority, the release of updates to Ethereum Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Ethereum users and validators who choose to download and run it. As a practical matter, a modification to the source code becomes part of the Ethereum Network only if it is accepted by individuals that collectively have a majority of the Ethereum Network. If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code.

Ethereum Wallets and Transactions

Similar to Bitcoin, users of the Ethereum Network must either run an Ethereum Client or use an Ethereum wallet. To initiate an Ethereum transaction, users generate a pair of private and public keys, the latter being used to receive funds, and the former to authenticate transactions, send funds and interact with DApps on the platform. The same careful management of private keys must be carried out in the case of Ethereum, allowing a user to securely custody ether and other crypto assets living on the Ethereum Network. Nonetheless, in contrast to Bitcoin, where multiple private-public key pairs can be derived from a single seed phrase, Ethereum operates on an account-based model.

This means that instead of tracking multiple individual key pairs, a single account is used to manage the balance of ether and crypto assets. Each account has an associated public address and private key, and the entire balance is tied to the account rather than to individual key pairs. To execute any transaction on Ethereum, including sending ether and other crypto assets, and interacting with DApps, a user must hold enough ether on its balance to pay for the gas costs of the corresponding code execution.

Ether Markets

The Ethereum market includes a wide array of participants in the investment, retail, and service sectors. The investment sector, similar to Bitcoin, includes both private and professional investors who trade ether for speculative purposes. The retail sector involves users who buy ether to transfer it or to pay for transaction fees when transferring other crypto assets and interacting with DApps on the Ethereum Network. Retail users can also buy ether to pay for goods and services, though its adoption as a payment method is still in its infancy. The service sector, on the other hand, is expanding rapidly, with companies like Coinbase, Kraken, and Gemini providing essential services such as trading, payment processing, custodial solutions and staking. As Ethereum continues to evolve, the service sector is expected to grow, offering more sophisticated and varied services to accommodate the network’s increasing user base and its unique functionalities like smart contracts.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Centralized spot ether markets typically permit investors to open accounts with the trading platform and then purchase and sell ether via websites or through mobile applications. Prices for trades on centralized spot ether markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a centralized ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one Ethereum address to another Ethereum address on the Ethereum Blockchain or decentralized on-chain trading platforms. This latter process is an activity that occurs on the Ethereum Network, while the former is an activity that occurs entirely within the order book operated by the centralized spot market. The centralized spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum Blockchain. The centralized spot market ordinarily does not transfer ether to the investor on the Ethereum Blockchain unless the investor makes a request to the crypto asset trading platform to withdraw the ether in their account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer ether-sided liquidity for Ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire USDs to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. According to CME Group, in March 2026, ether futures ADV grew 53% compared to the same period last year, reaching 19,000 contracts. Through the common membership of NYSE Arca Inc. (“NYSE Arca”) and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), NYSE Arca may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between NYSE Arca and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of NYSE Arca’s rules and the applicable federal securities laws and rules. NYSE Arca has also implemented surveillance procedures to monitor the trading of the Shares on NYSE Arca during all trading sessions and to deter and detect violations of NYSE Arca rules and the applicable federal securities laws.

XRP

XRP is the native asset of the XRP Ledger (“XRPL”). XRPL is an open-source, decentralized blockchain created in 2012 by Ripple Labs’ co-founder Chris Larsen, designed to facilitate rapid and cost-effective global payments. Its system comprises the XRPL Blockchain, the XRPL Protocol and XRPL Clients. XRPL can process nearly 1,000 transactions per second, making it suitable for cross-border payments with very low transaction fees. It supports a variety of transaction types, including payments, escrows, trust sets, order book transactions, and payment channel transactions.

XRPL uses a unique consensus protocol that ensures all users can agree on the ledger’s current state and the order of transactions. This protocol, known as the “XRP Ledger Consensus Protocol,” processes valid transactions without relying on a central operator, avoiding single points of failure. The network remains functional even if participants join, leave, or misbehave. If too many participants are unreachable or acting maliciously, progress halts instead of confirming invalid transactions. This consensus method avoids the resource-intensive competition seen in most other blockchain systems. The XRP Ledger Consensus Protocol aims to agree on a set of transactions for the next ledger version, apply them in order, and confirm that all participants reach the same result. Once this process is complete, the ledger version is considered validated and final.

The native token of the XRPL is XRP, and it serves as a bridge currency for financial transactions between different currencies and assets, granting access to the XRPL, which is designed to support a wide range of uses, including asset tokenization solutions and the issuance of digital currencies. XRP tokens function both as a crypto asset and as a security measure to prevent spam and malicious activity. Every XRP is fractionable to the smallest unit, called Drop, and it has the same precision as a 64-bit unsigned integer where each unit is equivalent to 0.000001 XRP. It uses integer math, so that any amount less than a full drop is rounded down. XRP has a burning mechanism where a small fee is levied on each transaction, and this fee is permanently removed from the total supply. This explains why the total supply of XRP slightly differs from the maximum supply of 100 billion, with the current total at 99.98 billion.

XRP possesses a maximum supply cap of 100 billion coins, and there was no initial coin offering (“ICO”) for XRP. Instead, XRP was created and distributed through a private sale, with Ripple Labs, the company behind the XRPL, initially holding a significant portion of the total supply. XRP’s distribution was structured differently from typical ICOs, and no public token sale occurred at the time of its launch. The initial distribution of the pre-mined XRP tokens was allocated among Ripple Labs, the company behind the XRPL, its co-founders, and the core team. Out of the 100 billion tokens, Ripple Labs received 80 billion, while the remaining 20 billion were assigned to the co-founders and core team. To maintain control over the supply, Ripple Labs locked 55 billion of the 80 billion tokens it received. These locked tokens are periodically unlocked through monthly escrows. As of now, approximately 61 billion XRP are in circulation, with the remaining 39 billion held by Ripple Labs and its founders.

Any changes affecting transaction processing or consensus must be approved by at least 80% of the network of validators. While Ripple Labs contributes to the network, its rights are the same as any other contributor. The XRPL has over 150 validators, with more than 35 on the default Unique Node List (UNL), and Ripple Labs operates only one of these nodes.

The XRPL can be seen as a direct competitor to Bitcoin in the crypto asset space, as it seeks to improve upon Bitcoin by offering faster transaction confirmation times and a more diverse ecosystem of applications, though it is not as complex as traditional smart contract platforms like Ethereum. Recent advancements in programmability, coupled with successes in legal battles, have enhanced XRP’s public perception. However, the value of XRP is primarily influenced by factors such as demand in the global crypto market, market expectations for the adoption of the XRPL as a novel payment network, the number of merchants accepting XRP, and the volume of peer-to-peer transactions involving the asset, among others.

Solana (SOL)

SOL is the native asset of the Solana blockchain. Solana is a high-performance smart contract platform designed for efficiency, enabling the creation of DApps for purposes such as DeFi, NFTs, and blockchain games. Its system comprises the Solana Network, the Solana Blockchain, the Solana Protocol and Solana Clients.

Solana uses PoS for network consensus but integrates Proof-of-History (“PoH”) into its PoS mechanism to enable continuous block production. This allows Solana to skip over slow or unresponsive slot leaders without waiting for a full consensus round. PoH is not a standalone consensus algorithm. PoH ensures consistent block production, with each validator independently verifying the PoH sequence, eliminating the need for external time synchronization.

Solana’s consensus algorithm, Tower BFT, leverages PoH’s synchronized clock computations to enhance performance and efficiency. This creates a universal clock across the network, allowing it to skip slots assigned to slow or unresponsive leaders. Validators can produce blocks continuously without waiting for previous blocks or undergoing a synchronous consensus round for each slot.

SOL has a total supply of about 623 million tokens with no fixed cap, while the circulating supply is roughly 574 million tokens. SOL serves multiple purposes: (i) existing tokens are deposited as collateral (or stake) for users to join the network and provide security, (ii) newly issued tokens are issued as rewards for validators operating the network, and (iii) existing tokens are the medium of exchange with which users pay for code execution on the platform, allowing them to interact with different applications and send assets from one place to another. Every SOL is fractionable to the smallest unit, called Lamports, with its smallest fraction equal to 0.000000001 SOL each.

The Solana blockchain relies on two types of globally distributed nodes: Validators and Remote Procedure Call (“RPC”) nodes. Validators are voting consensus nodes, while RPC nodes are non-voting nodes. Validators vote to determine the validity of transactions until consensus is reached. Once validated, the on-chain state changes are applied, and the transactions are recorded in the Solana ledger for permanent storage. The RPC node then sends the response back to the client application. Solana’s governance relies on Solana Improvement Proposals (“SIPs”), which outline suggested network changes. Anyone can submit an SIP, but community support is crucial. Validators, developers, and stakeholders review proposals to reach consensus on updates that shape the blockchain’s future.

Cardano (ADA)

Cardano is a blockchain platform designed for scalability, security, and sustainability, supporting smart contracts and decentralized applications with a focus on research-driven development. Its system comprises the Cardano Network, the Cardano Blockchain, the Cardano Protocol, and Cardano Clients.

Cardano uses the Ouroboros PoS protocol to maintain its blockchain, where each block contains transactions and data, cryptographically linked. The protocol includes rules for transaction processing, block creation, and consensus. Cardano Clients run on distributed computers worldwide, which interact with the network to maintain the blockchain, validate transactions and execute smart contracts.

ADA is the native crypto asset of the system, used to pay for transaction fees on the network, as a peer-to-peer currency for value transfer, a unit of account with the ecosystem of applications, as the economic incentive for staking and participating in consensus, and within Cardano’s governance model where ADA holders can vote on proposals. Every ADA is fractionable to the sixth decimal place, with its smallest fraction equal to 0.000001 ADA and called a “Lovelace.”

To participate in Ouroboros, ADA holders can either operate staking pools and run Cardano Clients or delegate ADA holdings to a staking pool. Over time, pool operators are selected to create blocks based on their share of the stake in the network. Similarly to Bitcoin and Ethereum, network upgrades are managed through Cardano Improvement Proposals, with significant updates like the implementation of smart contracts happening in September 2021 via the Alonzo upgrade and further enhancements in scalability such as the launch of the Hydra second layer in May 2023.

ADA possesses a maximum supply cap of 45 billion coins, whose distribution included an ICO, in which participants bought ADA using other crypto assets such as bitcoin and ether prior to the network’s genesis block, created on September 23, 2017. Approximately 31.1 billion ADA were initially distributed as follows: 648.2 million were assigned to the Cardano Foundation, 2.1 billion ADA to EMURGO, 2.5 billion ADA to IOHK, and 25.9 billion ADA were sold to the public during the ICO. The remaining ADA supply is distributed over time through staking rewards. When a stake pool successfully creates a block, it earns a reward to be shared among the pool’s operators and delegators. The reward consists of a base reward, a fixed amount of ADA awarded for creating a block, and fees paid by users whose transactions are included in the block. As of the date of this prospectus, the circulating supply of ADA is approximately 36 billion tokens.

To incentivize decentralization of the capital among staking operators, pools with a larger stake receive more opportunities to create blocks, but the reward distribution mechanism ensures that smaller pools can still be viable. There’s a saturation point beyond which additional stake in a pool does not yield additional rewards, encouraging the delegation of ADA to multiple pools for a more decentralized network. A portion of the block reward is also allocated to a community treasury, which can be used for funding projects through Cardano’s governance system. While new ADA is minted through staking rewards, the rate of issuance is designed to become increasingly less inflationary over time. This controlled inflation aims to balance incentivizing participation with maintaining the value of ADA, with rewards from staking expected to decrease as more ADA is staked, reducing the overall issuance rate.

Being a smart contracts platform, Cardano directly competes with networks like Ethereum and Solana, distinguishing itself with its academic approach to blockchain development, emphasizing peer-reviewed research. The network’s evolution, particularly in smart contract capabilities, positions ADA as an integral part of Cardano’s broader ecosystem for DApps. As such, the value of ADA is determined, in part, by the supply of and demand for ADA in the global crypto market, market expectations for the adoption of Cardano as a novel technological platform for DApps, the number of merchants that accept ADA as a form of payment, the volume of peer-to-peer transactions involving the asset, among other factors.

Chainlink

Chainlink is a digital asset that exists as a token on the Ethereum Blockchain, issued via smart contract and transferable using the Ethereum Blockchain’s peer-to-peer network protocols. Chainlink transactions are settled on the Ethereum Blockchain, while the Chainlink Network delivers data across the Ethereum Blockchain and other blockchains. No single entity owns or operates the Ethereum Blockchain, the infrastructure of which is collectively maintained by a decentralized user base.

Chainlink was created by Sergey Nazarov and Steve Ellis in 2017. Their aim was to develop a mechanism through which smart contracts could pull real-time data from the off-chain world. The network they created relies on a series of decentralized oracle nodes that furnish data to blockchains, most notably the Ethereum Blockchain. Since its inception, Chainlink has gained significant attention and investment, positioning itself as a prominent player in the blockchain industry.

The Chainlink Network allows people to exchange tokens of value, Chainlink, for access to the data provided by the network’s oracle services. Chainlink can be used to pay for goods and services, including to receive data from the Chainlink Network, or it can be converted to fiat currencies, such as the USD.

Chainlink is issued through a smart contract on the Ethereum Blockchain. It follows the ERC-677 token standard, a variation of the widely used ERC-20 token standard with additional functionalities. The design of Chainlink tokens allows senders of Chainlink to pay an oracle node and request data from that oracle node in the same transaction. This adds efficiencies to transactions by cutting down on costs.

Chainlink attempts to derive much of its value from utility. Users who want to utilize the Chainlink Network must pay fees in Chainlink.

The Chainlink token is issued on a shared public ledger, the Ethereum Blockchain, similar to the Bitcoin Network. However, the Chainlink Network differentiates itself from many other digital asset networks in that its stated primary function is as a data provider for DApps, rather than serving as a store of value or means of payment, or as a platform for building smart contracts.

Chainlink aims to deliver reliable data feeds to smart contracts on Ethereum, layer-2 networks reliant on the Ethereum Blockchain, as well as Solana, Avalanche, and other widely used blockchain networks. It sources data from multiple independent node operators to create an aggregated report that it submits on-chain.

Chainlink launched as an initial coin offering in 2017. Thirty-five percent of its total token supply was sold to the public through an on-chain sale. An additional 35% was earmarked for community initiatives, and 30% was reserved for the Chainlink team.

Stellar (XLM)

Stellar is a decentralized, open-source blockchain protocol designed to facilitate the issuance, transfer, and settlement of digital representations of all forms of money — fiat currencies, crypto assets, and other value forms. It was launched in 2014 by the Stellar Development Foundation with the mission of increasing financial access and efficiency through blockchain technology. At its core, Stellar enables near-instant, low-cost cross-border transactions by supporting tokenized assets and offering a built-in decentralized exchange (“DEX”).

The Stellar network uses the Stellar Consensus Protocol, a unique federated Byzantine agreement model that achieves consensus without relying on mining or staking. This consensus design promotes energy efficiency and fast finality (typically within 5 seconds), while allowing trusted nodes to define their own quorum slices. The protocol supports features such as multi-signature accounts, a limited set of smart contracts with constrained logic, and programmable payments.

Stellar’s native asset, lumen (“XLM”), serves two primary purposes: it is used to pay minimal transaction fees on the network and is required as a base reserve for each account to help deter ledger spam. While XLM plays a role in pathfinding and bridging between assets on Stellar’s DEX, it is not required for transfers of tokenized fiat currencies or stablecoins once sufficient liquidity is achieved. XLM has a total supply of 50 billion tokens, with a circulating supply, as of March 31, 2026, of approximately 33 billion tokens.

Stellar has seen adoption by financial institutions, fintech firms, and central banks exploring digital currency issuance.

Stellar’s architecture makes it well-suited for remittances, payments, and tokenized asset issuance, positioning it as a foundational layer for regulated financial services and interoperable blockchain applications.

Regulation and Government Oversight of Crypto Assets

As crypto assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, the SEC, the CFTC, FINRA, the CFPB, the DOJ, the Department of Homeland Security, the FBI, the IRS, the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody crypto assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by crypto assets to investors. In addition, federal and state agencies have issued rules or guidance about the treatment of crypto asset transactions or requirements for businesses engaged in crypto asset activity. President Biden’s March 9, 2022, Executive Order (the “Executive Order”), asserting that technological advances and the rapid growth of the crypto asset markets “necessitate an evaluation and alignment of the United States Government approach to crypto assets,” signals an ongoing focus on crypto asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the crypto asset ecosystem and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of crypto asset transactions or requirements for businesses engaged in crypto asset activity. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the crypto asset ecosystem.

The CFTC has regulatory jurisdiction over the crypto assets futures markets in the U.S. Because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. The CFTC has pursued enforcement actions relating to fraud and manipulation involving crypto assets and crypto markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving crypto assets that do not use leverage, margining or financing.

In February 2021, certain designated contract markets (“DCMs”) registered with the CFTC, including the CME, launched new contracts for ether futures products. DCMs are boards of trades (commonly referred to as exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three core principles established under Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the Index Constituents Networks and their users, particularly spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including Australia, Brazil, Canada, Germany, Dubai, Netherlands, and Sweden have also approved exchange-traded crypto products.

Crypto regulations are relatively new for all governments and jurisdictions; therefore, they need to be comprehensively studied. If regulation is developed by groups lacking the necessary expertise on the subject, it may fall short of protecting investors or become impractical for investors to implement within the crypto market. This, in turn, could hinder the evolution of effective regulation.

The absence of clear and secure legislation can significantly impact the healthy and regulated growth of the crypto market. Without a well-defined legal framework, the market may face increased risks of fraud, manipulation, and illicit activities, which could undermine investor confidence and lead to reduced market participation. Unclear regulations may also create barriers for legitimate businesses, stifling innovation and limiting the potential for economic growth within the crypto asset space. Moreover, inconsistent or overly restrictive regulations could push crypto-related activities into unregulated or less regulated jurisdictions, further complicating the enforcement of investor protections and the stability of the financial system. Therefore, a balanced and informed regulatory approach is crucial to fostering a sustainable and secure environment for both market participants and regulators.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain crypto assets may be classified as securities and that those crypto assets and any related initial coin offerings or other primary and secondary market transactions may be subject to securities regulations. Therefore, it is possible that the SEC or other regulatory authorities may determine that certain Index Constituents held or invested in by the Trust are ‘securities’ under U.S. securities laws. Such determinations could subject the Trust and its Sponsor to additional regulatory requirements, including compliance with the Investment Company Act. These requirements may impose significant compliance burdens, operational restrictions, and additional costs, potentially affecting the Trust’s ability to operate as intended. For example, the classification of any Index Constituent as a security could necessitate registration, increased regulatory obligations, and higher operational and compliance costs. Furthermore, heightened regulatory scrutiny of transactions involving crypto assets deemed to be securities could impact the Trust’s ability to rebalance its portfolio or engage in ongoing trading activities. Restrictions on such transactions may lead to reduced liquidity or valuation challenges for affected assets, which could adversely impact the Trust’s performance and the value of the Shares.

For example, U.S. state and federal, and foreign regulators and legislatures have taken action against crypto asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from crypto asset activity. For additional information, see “Risk Factors — Regulatory Risk — A determination that the Index Constituents or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.”

New laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the crypto industry.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the cash deposited with the Cash Custodian as consideration, (2) issuing Baskets in exchange for the Index Constituents deposited with certain Crypto Custodians as consideration; (3) selling or delivering crypto assets as necessary to cover the Management Fee, Trust expenses not assumed by the Sponsor and other liabilities and (4) buying and selling crypto assets through the trading counterparties, as applicable, in exchange for Baskets in connection with creations and redemptions.

The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of the Index Constituents.

Trust Objective

The Trust’s investment objective is to align the daily changes in the NAV of its Shares with the daily price changes of the Index, minus operational expenses and liabilities, by investing in Index Constituents in the same proportions as the Index. The Shares provide investment exposure to the crypto market through public securities, rather than through direct acquisition, holding, and trading of spot crypto assets, whether peer-to-peer or via a crypto platform. The Shares are intended to reduce the complexities and operational burdens of direct crypto asset investments, while maintaining an intrinsic value that reflects the Trust’s assets, less the Trust’s expenses and liabilities. Accordingly, the Shares offer investors an alternative method for gaining exposure to the crypto asset markets through the public securities market.

The Trust’s Investment Strategies

The Trust will gain exposure to crypto assets by investing in the Index Constituents. It will maintain cash balances only as necessary to cover currently due Trust-payable expenses. Absent any Share redemption orders or due expenses, the Trust’s portfolio will consist solely of the Index Constituents. The Trust will not invest in any crypto assets outside the Index Constituents, nor will it invest in crypto securities, tokenized assets, or stablecoins. If any crypto asset other than the Index Constituents becomes eligible for inclusion in the Index, the Sponsor will endeavor to maintain full replication investment strategy and replicate the Index’s holdings. However, the Sponsor may, in its sole discretion, exclude a specific Index Constituent under certain circumstances further described below.

The ratio of investment in the Index Constituents, representing the proportion of quantities of crypto assets per Share, changes quarterly as described below in the section titled “The Trust’s Benchmark”. As of December 31, 2025, the crypto asset constituents of the Index Constituents and their weightings were as follows:

Constituents	Weight
Bitcoin	75.19%
Ethereum	13.16%
XRP	6.74%
Solana	3.39%
Cardano	0.79%
Chainlink	0.39%
Stellar	0.34%

The Sponsor will employ a passive investment strategy intended to track the Index, regardless of its direction, meaning that the Sponsor will not attempt to outperform the Index. This strategy aims to allow investors to buy and sell Shares to hedge against losses in Index-related transactions or to gain price exposure to the Index. Consistent with its investment objective, the Trust will not use its investments to enhance leverage or seek performance multiples or inverse multiples of the Index.

The weighting of each Index Constituent in the Trust’s portfolio is generally expected to match the weighting of the Index Constituents in the Index, except when the Sponsor determines to exclude or limit the weight of one or more crypto assets from the Trust’s portfolio in the rules-based circumstances set forth below. In such cases, the weightings of the crypto assets held by the Trust are generally expected to be calculated proportionally to the respective Index Constituents for the remaining Index Constituents.

Neither the Trust, the Sponsor, any Crypto Custodian, nor any affiliated party will engage in activities where the Trust’s crypto assets become subject to the Index Constituents Networks’ PoS validation or is used to earn additional ether or generate income. Any incidental rights to acquire other crypto assets, arising from ownership of the Index Constituents, will be permanently and irrevocably abandoned by the Sponsor.

The Trust’s Benchmark

The Trust will use the Index as a reference to track and measure its performance compared to the price performance of the markets for the Index Constituents and for valuation purposes when calculating the Trust’s NAV. The reference index changed to the Nasdaq Crypto CME Settlement Price IndexTM.

The Index does not track the overall performance of all crypto assets generally, nor the performance of any specific crypto assets. The Index is owned and administered by Index Provider and is calculated by CF Benchmarks Limited (the “Calculation Agent”), which is experienced in calculating and administering crypto asset indices. The Calculation Agent publishes daily a list of the Index Constituents, the Index Constituents’ weightings, the intraday value of the Index, and the daily settlement value of the Index, which is effectively the Index’s closing value.

The Index is derived from a rules-based methodology (“Index Rules”), which is overseen by the Nasdaq Index Management Committee (“NIMC”). The NIMC governs the Index and is responsible for its implementation, administration, and general oversight, including assessing crypto assets for eligibility, adjustments to account for regulatory changes and periodic methodology reviews. The NIMC shall approve any material changes to the methodology and review the Index methodology at least on an annual basis. The Index Rules may only be changed by the Index Provider with the approval of the NIMC. Neither the Trust, nor the Sponsor have control over the Index Rules or the Index administration. Changes to Index Rules may result in adverse effects to the Trust and/or in the ability of the Sponsor to implement the Trust’s investment strategy.

Crypto assets are eligible for inclusion in the Index if they satisfy the criteria set forth under the Index methodology. The Index adjusts its constituents and weightings on a quarterly basis to reflect changes in the crypto asset markets. Notwithstanding inclusion in the eligible list, the NIMC reserves the right to further exclude any additional assets based on one or more factors, including but not limited to, its review of general reputation, fraud, manipulation, or security concerns connected to the asset. The Index will not include assets deemed to be securities by U.S. regulators. Assets that, in the sole discretion of the NIMC, do not offer utility, do not facilitate novel use cases, or that do not exhibit technical, structural or crypto-economic innovation (e.g., assets inspired by memes or internet jokes) may also be excluded. The Index methodology has been written and designed to be forward-looking to account for any potential future regulatory changes, including potential changes where crypto asset trading platforms would be regulated by U.S. regulators such as the SEC and CFTC.

The Index will be reconstituted and rebalanced quarterly, on the first Business Day in March, June, September, and December (“Reconstitution Date”). Should any material change to the composition of the Index result in a material change to the composition of the Trust (which the Sponsor generally considers to be a change of 15% or more to the Trust or the Index Constituents, but in any event, is also determined at the Trust’s discretion), Shareholders will be notified of such material change through a prospectus supplement, a current report on Form 8-K, the Trust’s periodic Exchange Act reports and/or on the Trust’s website.

Index Constituents Criteria

Pursuant to the Index Rules, to be eligible for inclusion in the Index, crypto assets must meet the following criteria on a quarterly basis:

1.      Have active tradable markets listed on at least two “Core Exchanges” (as defined below) for the entire period since the previous Index reconstitution;

2.      Be supported by at least one Core Custodian (as defined below) for the entire period since the previous Index reconstitution;

3.      Have a median daily trading volume in the USD pair conducted across all Core Exchanges that is no less than 0.5% of the cryptocurrency asset that has the highest median daily trading volume;

4.      As of the Index reconstitution determination date (unless otherwise noted), fall into at least one of the following categories:

(a)     the digital asset trades on a market that is an ISG member, provided that the Exchange may obtain information about trading in such digital asset from the ISG member;

(b)    the digital asset underlies a futures contract that has been made available to trade on a designated contract market for at least six months prior to the Reconstitution Date; provided that the Exchange has a comprehensive surveillance sharing agreement, whether directly or through common membership in ISG, with such designated contract market; or

(c)     on an initial basis only, an ETF designed to provide economic exposure of no less than 40% of its NAV to the digital asset lists and trades on a national securities exchange;

Criteria set forth in item (4) are intended to generally align with the principles set forth by the Exchange’s generic listing standards for commodity based trust shares to ensure U.S. listed exchange traded products can effectively track the Index.

If a crypto asset meets requirements (1) through (4), it will be considered eligible for Index inclusion.

Notwithstanding satisfaction of the eligibility criteria, the NIMC reserves the right to further exclude any additional assets based on one or more factors, including but not limited to its risk of being deemed a security by U.S. securities laws along with its review of general reputational, fraud, manipulation, or security concerns connected to the asset. Assets that, in the sole discretion of the NIMC, do not offer utility, do not facilitate novel use cases, or that do not exhibit technical, structural or cryptoeconomic innovation (e.g., assets inspired by memes or internet jokes) may also be excluded. The Index will assess any crypto assets resulting from a hard fork or an airdrop under the same criteria as established crypto assets and will only include a new crypto asset if it meets the eligibility criteria set forth above. The Sponsor expects to invest the Trust’s assets in additional crypto assets as they are included in the Index pursuant to the Index Rules and the eligibility criteria above. However, the Sponsor reserves the right to exclude certain crypto assets based on the above factors.

The Index Constituents will be weighted according to their relative free float market capitalizations. The free float market capitalization of an Index Constituent on any given day is defined as the product of a settlement price of one of the Index Constituents (“Index Constituent Settlement Price”) and its circulating supply as set in the most recent reconstitution. Weights are calculated by dividing the free float market capitalization of a crypto asset by the total free float market capitalization of all Index Constituents at the time of rebalancing.

Core Exchanges

A “Core Exchange” is a crypto asset platform that, in the opinion of the Index, exhibits at a minimum the following characteristics:

1)      Has strong forking controls. Forks should be handled via a consistent framework and strong governance. Effective forking governance controls should include clear and documented policies that address:

•        Forking criteria;

•        Product and service impacts;

•        Technology and security impacts (including two-way replay protection to prevent the possibility of a new chain being wiped out by the original chain);

•        Operational impacts;

•        Market risk; and

•        Liquidity demands.

2)      Has effective anti-money laundering (“AML”) controls. The ability to confirm the identity, jurisdiction, and purpose of each customer is essential to the fulfilment of effective cryptocurrency exchange AML programs. For cryptocurrency exchanges, AML programs must protect against financial crime and stay compliant with heightening regulations. The AML program must include a Customer Acceptance Policy

(“CAP”), a Customer Identification Program (“CIP”), ongoing monitoring of transactions to identify suspicious transactions to ensure customer details are up-to-date, and risk management procedures. The AML Program should also include periodically updated AML risk assessments that reflect changes to applicable BSA and AML laws, regulations and regulatory warnings, as well as any other information determined by the institution to be relevant from its related programs and initiatives. Effective KYC program controls reduce the likelihood of illicit activity occurring through the exchange or wallet.

3)      Has a reliable and transparent application programming interface (“API”) that provides real-time and historical trading data. As data providers, exchanges serve as important tools for price discovery and for measuring asset liquidity, so exchanges need to offer reliable means for collecting that information. Moreover, stable and transparent APIs are elementary indicators of the quality and trustworthiness of the exchange’s systems and data.

4)      Charges fees for trading and structures trading incentives that do not interfere with the forces of supply and demand. Prices and trading volume should be formed by competitive forces of supply and demand. However, some exchanges offer trading incentives that inflate trading volume in an uncompetitive way, making them inadequate to serve the interests of the Index.

5)      Is licensed by a public independent governing body.

6)      Includes surveillance for manipulative trading practices and erroneous transactions. Trade surveillance should be performed by a third party or the organization’s third line of defense, with escalation to the organization’s Chief Risk Officer or Chief Compliance Officer. Internal surveillance policies and procedures that are satisfactory to the Index Provider must be implemented. Exchanges that are under external and/or internal surveillance are less likely to be involved in unfair manipulation of the market.

7)      Evidences a robust information technology infrastructure. The information technology infrastructure should be designed to protect the operation of the exchange and the trading activity taking place on the platform. This includes business continuity and disaster recovery systems, third party auditors, and cyber security review.

8)      Demonstrates active capacity management. The exchange’s technical infrastructure is designed and maintained in such a way that it can accommodate a sudden, significant increase in trade volume without impacting system functionality.

9)      Evidences cooperation with regulators and law enforcement. Notwithstanding commitments to maintain the confidentiality of the exchange’s users, the exchange’s agreements with its users must allow for the sharing of confidential, identifying customer information and trading data with regulators or law enforcement agencies conducting investigations in their normal course of business.

10)    Has a minimum market representation for trading volume. To compute an exchange’s market size, the Index sums the USD volume of all eligible digital asset – USD pairs for the month of August each year. Exchanges with less than 0.05% of the total volume in eligible exchanges are eliminated.

11)    Maintain a comprehensive Information Sharing Agreement (“ISA”) with the CME. In order to ensure effective oversight of futures contract trading linked to the Index Provider crypto indexes listed on the CME, Nasdaq requires Core Exchanges to maintain a comprehensive ISA with the futures exchange. For newly considered Core Exchanges, an ISA must be entered into prior to final approval for its addition to Nasdaq’s Core Exchange list.

If an exchange meets these standards, the Index Provider will conduct further diligence to assess an exchange’s eligibility for designation as a Core Exchange. In the process of conducting diligence of the exchanges, the Index Provider will consider additional criteria, including, but not limited to, the exchange’s rules for admitting digital assets, its organizational and ownership structure, security history, and reputation.

The Index Provider will review new Core Exchange candidates throughout the year and announce any new additions when approved. Nasdaq will recertify the Core Exchanges on an annual basis by conducting a review on such topics as AML, surveillance and information security. Changes to the list of Core Exchanges may be made by approval of Nasdaq and announced accordingly in the case of exceptional events or in order to maintain the integrity of the Index.

The Core Exchanges as of March 30, 2026 are BitStamp, Coinbase, Gemini, itBit, Kraken, and LMAX Digital.

Core Exchange	Description	Location	Licenses
Bitstamp USA, Inc.	Bitstamp is a European crypto exchange founded in 2011, with presence in the USA since 2019 licensed under NYDFS BitLicense.	New York, NY	NYDFS BitLicense, FinCen MSB
Coinbase, Inc.	Coinbase is a publicly traded company, listed on Nasdaq, founded in 2012, and licensed under NYDFS BitLicense since 2017	San Francisco, CA	NYDFS BitLicense, FinCen MSB
Gemini	New York trust company regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NFDS BitLicense, FinCen MSB
itBit (f/k/a Paxos)

ItBit is the exchange product name of the Paxos Trust Company, a New York-based financial institution and technology company specializing in blockchain, regulated by the New York State Department of Financial Services (NYSDFS) since 2015

		New York, NY	NFDS BitLicense, FinCen MSB
Kraken	Kraken is the product name of the Payward Inc, a United States — based cryptocurrency exchange, founded in 2011	San Francisco, CA	FinCen MSB
LMAX Digital	LMAX Limited operates a multilateral trading facility, authorized and regulated by the Financial Conduct Authority (reference number 509778)	London, England	FCA

The table below lists the Core Exchanges that contribute transaction data to the Index. It includes the aggregate volumes traded on their respective Index Constituents — USD markets over the preceding fiscal year.

Aggregate Trading Volume of Crypto Assets Markets of the Core Exchanges (US$)
Period	itBit ($)	Bitstamp ($)	Coinbase ($)	Gemini ($)	Kraken ($)	LMAX Digital ($)
2025 Q1	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2025 Q2	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2025 Q3	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2025 Q4	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

____________

Source: CF Benchmarks

Eight of the highest volume crypto assets — USD markets operated by crypto platforms registered aggregate trading volumes as shown by the table below in the previous fiscal year. The platforms include the six Core Exchanges — LMAX Digital, Coinbase, Gemini, itBit, Bitstamp and Kraken — as well as Bitfinex and Crypto.com, neither of which is a Core Exchange.

Aggregate Trading Volume of Top 12* Highest Volume Crypto Platforms
Period	2025 Q1		2025 Q2		2025 Q3		2025 Q4
Volume ($)	$	[ ]	$	[ ]	$	[ ]	$	[ ]

The market share for Index Constituents — USD trading of the Core Exchanges over the past fiscal year is shown in the table below:

Crypto Platforms Market Share of Trading
Period	itBit	Bitstamp	Coinbase	Gemini	Kraken	LMAX	Others
2025 Q1	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
2025 Q2	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
2025 Q3	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
2025 Q4	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Core Custodians

Crypto Custodians hold digital assets for safekeeping against theft and loss and ensure that digital asset transactions and trades are secure. At any Index reconstitution, only digital assets that are publicly supported by at least one Core Custodian for the entire period since the previous reconstitution, that offer high level security and legal guarantees to avoid theft or misappropriation of assets, will be considered for inclusion in the Index.

The Index methodology defines a “Core Custodian” to be a Crypto Custodian that, in the opinion of the Index:

1)      Provides custody accounts whose holders are the legal beneficiaries of the assets held in the account. In the case of bankruptcy or insolvency of the custodian, creditors or the estate should have no rights to the clients’ assets.

2)      Offers segregated individual accounts and stores crypto assets in segregated individual accounts and not in omnibus accounts. Custodians must not allow securities lending against crypto assets.

3)      Generates account-segregated private keys for digital assets using high entropy random number generation methods and employs advanced security practices. This rule aims to secure and isolate the client’s blockchain accounts to protect them against misappropriation or loss of control of assets in the blockchain.

4)      Utilizes technology for storing private keys in offline digital vaults and applies secure processes, such as private key segmentation, multi-signature authorization, and geographic distribution of stored assets, to limit access to private keys. Crypto Custodians should use security technology for storing private keys aiming to avoid theft or misappropriation of assets due to online attacks, collusion of agents managing the storage services, or any other threat.

5)      Offers redemption processes for timely and secure transfer of digital assets and allows account holders to set withdrawal authorization restrictions such as whitelisting and multi-user account controls. This rule aims to provide a flexible redemption process so investment funds replicating the Index can design secure internal procedures to withdraw digital assets.

6)      Supports the Index’s forking policy and allows the split of assets to be reflected in the Index’s asset holdings. There must be a comprehensive forking policy in place at each custodian, which must include reasonable notice to the holders if the entity chooses not to support a fork in any given asset.

7)      Has a comprehensive risk management policy and formalized framework of managing operational and custody risks. Custodians should have a control framework that is reviewed and managed by the second and third line of defense.

8)      Has a documented disaster recovery program that ensures continuity of operations in the event of a system failure. Custodians must have a business continuity plan to help ensure continued customer access to the assets at all times.

9)      Is licensed as a Crypto Custodian by a reputable and independent governing body (e.g., the SEC, NYDFS, or other state, national or international regulators), as can be ascertained by certain public data sources. Crypto Custodians have to comply with higher standards of government oversight, external audits, and security, and as such, Crypto Custodians are able to offer better legal guarantees that safekeep asset ownership.

10)    Provides third-party audit reports at least annually on operational and security processes. This audit may be completed either by having a full SOC2 certification issued or the third-party auditor providing an attest report based off the full SOC2 methodology. If this third-party report is not available, the Index Provider may consider conducting such audit review directly upon request. Auditors provide reasonable assurance that the custodian’s operational processes are in accordance with the expected standards.

11)    Has an insurance policy that covers, at least partially, third-party theft of private keys, insider theft from internal employees, and loss of keys. This rule provides extra assurance needed by institutional investors that assets held in a Core Custodian will not be lost.

A Core Custodian might lose eligibility if it does not comply with the above requirements or with any other Index Provider requirements.

The Index Provider will review new Core Custodian candidates throughout the year and announce any new additions when approved. The list of existing Core Custodians will be recertified by the Index Provider at minimum on an annual basis. Changes to the list of Core Custodians may be made by approval of the Index Provider and announced accordingly in the case of exceptional events or in order to maintain the integrity of the Index.

Pricing Methodology

The Index Constituent Settlement Price is calculated once every trading day by applying a publicly available rules-based pricing methodology (the “Pricing Methodology”) to a diverse collection of pricing sources to provide an institutional-grade reference price for each constituent. The Pricing Methodology is designed to account for variances in price across a wide range of sources, each of which has been vetted according to criteria identified in the methodology. Specifically, the Index Constituent Settlement Price is the Time Weighted Average Price (“TWAP”) calculated across the volume weighted average prices (“VWAPs”) for each minute in the settlement price window, which is between 3:50:00 p.m. and 4:00:00 p.m. E.T., on all Core Exchanges. Where there are no transactions observed in any given minute of the settlement price window, that minute is excluded from the calculation of the TWAP.

Where it is not possible to calculate the settlement price for any individual constituent asset in accordance with the methodology for any reason, including in the event of the absence of or insufficient inputs from Core Exchanges, the settlement price for the impacted constituent asset for that day shall be the last published settlement price for that asset.

As detailed below, the Pricing Methodology also utilizes penalty factors to mitigate the impact of anomalous trading activity such as manipulation, illiquidity, large block trading, or operational issues that could compromise price representation. Three types of penalties are applied when three or more contributing Core Exchanges contribute pricing for a constituent asset: abnormal price penalties, abnormal volatility penalties, and abnormal volume penalties. These penalties are defined as adjustment factors to the weight of information from each platform that contributes pricing information based on the deviation of a platform’s price, volatility, or volume from the median across all exchanges.

According to the Index methodology, any deviations from the Index methodology are made in the sole judgment and discretion of the Index Provider so that the Index continues to achieve its objective. The Index Provider will provide transparency over the decisions affecting the compilation of the reference rate and any related determination process, including contingency measures in the event of absence of or insufficient inputs, market stress or disruption, failure of critical infrastructure, or other relevant factors. Any contingency measures that are not directly addressed in the Index methodology shall be subject to NIMC governance processes.

The Sponsor, in its sole discretion, may cause the Trust to track an Index other than the Index at any time, with prior notice to investors. The Sponsor may change the Trust’s Index if investment conditions change, or the Sponsor believes that another Index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to effect such a change in any circumstance.

Shareholders will be duly notified of any material changes to the Index, including changes in the methodology or its complete replacement. Replacement or material modification of the Index would prompt the issuance of a press release describing the change and date of its implementation. The Sponsor will provide at least 60 days’ notice to the Trust’s Shareholders before making any changes to the Trust’s Index and will file a press release describing the changes and the date of implementation. Shareholder approval is not mandatory, and Shareholders will not receive notification in the event of changes resulting from the NIMC’s annual review of the Index or in the case of any non-material alterations to the Index.

The Index is calculated and published once a day on business days by CF Benchmarks Limited or other designated calculation agent.

Index Calculation — Penalty Factors

The weight of each Core Exchange is given by its median traded volume over the previous 30 trading days, adjusted by three different penalty factors designed to minimize the weight of Core Exchanges that exhibit signs that can indicate manipulation, illiquidity, large block trading, or operational issues which compromise price representation, as described below:

Step 1: Calculate Contributor Crypto Exchange Volume

First, calculate Core Exchanges regular volume, RV, by examining the previous 30 (T-(1-30)) trading days volume to determine median traded volume (a volume measure that reflects regular exchange trading activity is akin to information utility of historical volatility calculations). The 30-day variable represents a month per a 360 day-count year.

Step 2: Calculate Abnormal Price Penalty Factor for Exchange Weighting

In the absence of a global marketplace “best bid/best offer”, a penalty factor (abnormal price adjustment) is calculated to delineate anomalous trading activity. This adjustment is based purely on price. When examining Core Exchanges, those with prices within one standard deviation variance from the median crypto asset price are not penalized (penalty factor equals one). For Core Exchanges with prices outside one standard deviation from the median (across all the Core Exchanges), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange’s price is 2.5 standard deviations from the median (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where C is the adjustment for abnormal price of the k-th exchange, Price is its price, and Med and σ are the median and standard deviation of the prices across all the exchanges.

Step 3: Calculate Abnormal Volatility Penalty Factor for Exchange Weighting

A penalty factor for volatile price series resulting from market effects of wide bid-ask spreads, or the opposite effect, nil market volatility is calculated to delineate anomalous trading activity. This adjustment is based purely on price volatility. When examining the Core Exchanges, those with volatility within one standard deviation away from the median volatility (across all the Core Exchanges) are not penalized (penalty factor equals one). For exchanges with price volatility outside one standard deviation from the median (across all the Core Exchanges), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the volatility median (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where C is the adjustment for abnormal volatility of the k-th exchange, Volatility is its realized volatility (calculated as the square roots of the sum of squared log-returns calculated for each minute in the pricing window), and Med and σ are the median and standard deviation of the realized volatility across all the Core Exchanges.

Step 4: Calculate Abnormal Volume Penalty Factor for Exchange Weighting

A penalty factor for abnormal volume series resulting from market effects of large traded positions, or the opposite effect, low volumes as a result of exchange technical problems, is calculated to delineate anomalous trading activity. This adjustment is based on normalized volume, defined as the trade volume during the pricing window divided by the regular volume (from Step 1). When examining Core Exchanges, those with normalized volume within one standard deviation from the median normalized volume (across all the Core Exchanges) are not penalized (penalty factor equals one). For exchanges with normalized volumes outside one standard deviation, a penalty factor is calculated proportionate to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the median normalized volume (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal volume adjustment factor is defined as:

where VolumeNorm is the traded volume on the k-th exchange during the pricing window divided by its regular volume RV, and Med and σ are the median and standard deviation of this metric across all the Core Exchanges.

Step 5: Calculate Final Exchange Weightings

Given the regular volumes and the penalty factor adjustments of all the Core Exchanges, the final exchange weightings are calculated as follow:

Note that the denominator is the sum of the numerator across the Core Exchanges. This guarantees exchange weights will sum up to exactly one (1.00). Further, each individual adjustment factor is mathematically proven to achieve a minimum of , where K is the variable number of Core Exchanges. For example, if there are four Core Exchanges and one exchange substantively diverges from the field in the three penalty factor metrics, its final weight will arrive at of its respective base weight. This example shows perspective on the penalty factor adjustments, in that if a large player moves prices, the player would also increase traded volume and volatility, thus reducing the exchange to a fraction of its base weight.

Step 6: Calculate Settlement Price Index Constituent Prices

The final step in calculation of NCIUS constituent prices is to convert the weighted crypto asset prices (W . P) into the real-time Index constituent price by summing for the K contributing Core Exchanges:

Custody of Crypto Assets

The Trust’s investment strategy consists of direct investments in crypto assets, commonly referred to as “spot” investments. The Trust’s position in the Index Constituents is held by the Crypto Custodians on behalf of the Trust.

The Index Constituents exist and are stored on the blockchain, which serves as the decentralized transaction ledger for the Index Constituents Networks. All transactions are recorded on the blockchain, ensuring the verification of each asset’s location in specific digital wallets (“Crypto Accounts”).

The responsibility for safekeeping the crypto assets owned by the Trust lies with the Crypto Custodians. The digital wallets can be accessed using their respective private keys, which are generally held by the Crypto Custodians in offline storage at various vaulting locations. The locations of these vaulting premises are kept confidential to enhance security.

The Crypto Custodians are authorized to accept crypto assets on behalf of the Trust, transferring them to the Crypto Accounts, and then depositing them into digital wallets with existing keys in offline storage. The crypto assets may be transferred first to trading balances within omnibus accounts and subsequently to offline storage in segregated vault accounts. When the Trust needs to withdraw crypto assets for sale, the Crypto Custodians will ensure that the private keys associated with those assets sign the withdrawal transaction. Assets used for trading may be held temporarily in online omnibus wallets, not exclusively in offline storage, to meet liquidity needs. Additionally, trade-related withdrawals and deposits may be routed through omnibus accounts that aggregate assets for multiple customers rather than solely through offline storage where wallets are segregated to the individual customer.

The Crypto Custodians may utilize similar or more secure technology to safekeep the Trust’s crypto assets as advancements in digital assets custody technology emerge. Given the evolving nature of crypto services, it is anticipated that more secure or efficient solutions may be developed in the coming years. If a consensus within the industry determines that another form of service offers superior security or efficiency, the Trust reserves the right to adopt such a service.

“Offline storage” refers to a safeguarding method where private keys associated with crypto assets are kept offline, away from internet-connected devices. This could involve storing the private keys on a non-networked computer or electronic device. The Crypto Custodians can receive deposits of crypto assets without the need to use a wallet private key but cannot send crypto assets without use of the wallets’ corresponding private keys.

In order to send a crypto asset when the private keys are kept in offline storage, either the private key materials must be retrieved from offline storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “offline” server in which the private keys are held for signature by the private keys. Such private keys are stored in secure storage facilities the exact locations of which are not disclosed for security reasons. This procedure mitigates the risks of cyber-attacks by hackers, as it adds several layers of manual checks and confirmations and makes it unlikely for private keys to be stolen through internet attacks. For any transaction involving the transfer of crypto assets, multiple distinct participants must reach a cryptographic quorum to sign the transaction, with human participants residing in geographically dispersed locations. This multi-layered quorum approach ensures that even if one signing participant is compromised, the crypto assets can still be secured and accessed by secure participants with minimal disruption. By contrast, in online storage, the private keys are held online, making them more accessible for immediate liquidity needs, but potentially more vulnerable to a compromise.

Crypto assets held in trading accounts may be partially stored in online wallets for quick access, especially to fulfill liquidity needs for trades. These assets, held in omnibus accounts, may not require multi-party checks for each transaction, unlike those in offline storage. The percentage of assets maintained in offline versus online storage is determined by ongoing risk analysis and market dynamics, in which Coinbase, Inc. (an affiliate of Coinbase Custody) seeks to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of offline storage.

Any decisions or actions related to forks, airdrops or derivative protocols involving the Trust’s assets will align with the guidelines set forth by the Crypto Custodians, by which the Crypto Custodian may not support forks and airdrops and assumes no liability in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Trust is committed to maintaining transparency and ensuring that its approach aligns with industry best practices in managing these events. However, unforeseen circumstances may arise, and there is no guarantee that it will be possible to support the protocol under all possible scenarios. In the event of a fork, airdrop or similar occurrence, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the assets to be held by the Trust will be the Index Constituents.

The Sponsor will periodically check the existence of the crypto assets held by the Trust by analyzing the blockchain.

The Crypto Custodians

The Crypto Custodians for the Trust’s crypto holdings are Coinbase Custody, BitGo and Fidelity.

The Sponsor may, in its sole discretion, add or terminate agreements with the Crypto Custodians at any time.

In designating a custodian as a Crypto Custodian for the Trust, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. In addition, the Sponsor will evaluate whether the Crypto Custodians qualify as Core Custodians under the NIMC standards and satisfy, at a minimum, the requirements established by the NIMC in the Index methodology, as outlined above.

A custodian may lose its eligibility as a Crypto Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Crypto Custodian for the Trust’s holdings.

The Crypto Custodians may also employ advanced blockchain monitoring tools and services to promote the security and compliance of incoming transactions, such as:

•        Transaction Validation:    When a transaction is initiated, these monitoring tools validate it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to confirm they comply with the Crypto Custodian’s policies and regulatory requirements.

•        Alerts:    These monitoring tools offer alerting capabilities, using advanced algorithms to detect activity that may be indicative of money laundering, fraud, or other illicit activities.

•        AML/KYC Compliance:    The Crypto Custodians implement these monitoring tools and solutions as a part of their efforts to comply with AML and KYC regulations, using these solutions to help assess the risks associated with the parties involved in the transactions.

BitGo Agreement

BitGo is a trust company incorporated on September 14, 2018 under the laws of the State of South Dakota with LEI 254900QXDWGM1T0HGF47 and with its registered office located at 6216 S Pinnacle Pl #101, Sioux Falls, SD 57108, United States. BitGo is organized and chartered under § 51A-6A-1(12A) of the South Dakota Banking Law, and serves as one of the Crypto Custodians for the Trust (as of the date of this prospectus). BitGo is a wholly owned subsidiary of BitGo Holdings, Inc., a Delaware corporation headquartered in Palo Alto.

The Sponsor has entered a custodial services agreement with BitGo (“BitGo Agreement”), and BitGo is also authorized to safeguard the Trust’s crypto assets holdings. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Agreement, for the receipt, safekeeping, and maintenance of crypto assets.

BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the crypto assets or fiat currency that were affected by such negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to BitGo under the BitGo Agreement during the six-month period immediately preceding the first incident that caused the liability.

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys custodied by BitGo will be held in offline storage (custodial wallets) in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for private key management includes the BitGo Platform, hardware security modules (“HSMs”) and modular services. The BitGo offline custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an offline vault console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at BitGo hold the sharded keys. When the sharded keys are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the shared keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, however in internal memory only. At no point is the private key displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but is completely ephemeral and wiped as soon as the machine is power cycled or rebooted thus wiping the reconstituted private key preventing it from being copied or compromised.

The private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At the time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of assets held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

BitGo offline wallets are supported by a $250 million insurance policy issued by Lloyd’s of London, covering specific risks including cyber incidents, errors and omissions (E&O), and general specie. This policy insures against the copying or theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and the loss of keys directly related to BitGo’s custody of such keys. The insurance coverage is shared among all BitGo clients and is not specific to the Trust or its holdings and may not be sufficient to cover all potential losses. The Sponsor may obtain additional insurance coverage through BitGo’s underwriters, though as of the date of this prospectus, no such additional coverage has been secured. BitGo is not insured by the FDIC. In addition, BitGo follows a business continuity plan designed to ensure the company’s ability to operate in the event of a significant business disruption. This plan, which includes regular updates and adjustments as necessary, is intended to minimize service interruptions. BitGo maintains that in the event of total losses exceeding insurance recoveries, its legal obligations, as defined by its customer agreements, remain unchanged.

BitGo’s fork policy determines that in the event of an upcoming modification to the Index Constituents Networks that could result in a crypto asset network fork or airdrop, BitGo will use best commercial efforts to provide the value of the forked crypto asset. For further information, BitGo’s fork policy is available at: https://www.bitgo.com/resources/fork-policy/. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by BitGo and assumes absolutely no responsibility in respect to new protocols.

The BitGo Agreement commenced on September 30, 2024, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Agreement. After the initial term, the BitGo Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with a prior-notice. BitGo may terminate the BitGo Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the BitGo Agreement at any time upon providing at least 30 days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

Coinbase PBA

Coinbase Custody is a trust company incorporated under the laws of the State of New York and authorized under New York law to provide custody services for the Trust’s crypto assets holdings. It is a regulated, qualified custodian under New York Banking Law and operates as one of the Crypto Custodians for the Trust (as of the date of this prospectus). Coinbase Custody will maintain custody of part of the Trust’s crypto assets, handling their receipt, safekeeping, and maintenance, in accordance with its prime broker agreement with the Sponsor. This agreement includes the Coinbase custody services agreement and the master trading agreement (collectively, the “Coinbase PBA”). The Coinbase PBA was executed on January 24, 2025.

The Sponsor also intends to enter into a trade financing agreement with Coinbase Custody, which may be acting as a trade credit lender, once the Trust qualifies as an Eligible Contract Participant (ECP) under the CEA. However, executing a trade financing agreement is not necessary for the commencement of the Trust operations and Sponsor has not done so at this time.

The private key materials associated with the Trust’s crypto assets held by Coinbase Custody are stored in the Vault Balance in geographically dispersed offline storage facilities, separate from assets held by Coinbase Custody as principal and from other customer assets (not commingled with other proprietary or client assets). The Vault Balance is held at specific bitcoin or ether blockchain addresses where only the Trust’s assets reside. Coinbase Custody is prohibited from withdrawing the Trust’s crypto assets from the Vault Balance or encumbering the assets without the Trust’s consent.

From time to time, the Trust’s crypto assets holdings may be held with Coinbase, Inc. in the Trading Balance. This occurs in connection with the creation and redemption of Baskets, the sale of crypto assets to pay the Management Fee and other Trust expenses not assumed by the Sponsor, or in extraordinary circumstances, during the liquidation of the Trust’s crypto assets. The Trust’s Trading Balance represents an entitlement to a pro rata share of the crypto assets held by Coinbase, Inc. on behalf of multiple customers, pooled within omnibus accounts. This balance is maintained across a combination of omnibus offline wallets, online wallets (with private keys stored online), or trading venue accounts, and while the majority of assets are stored in offline wallets, exact percentages are not disclosed for security reasons. The percentage of assets maintained in offline versus online storage is determined by Coinbase, Inc. with reference to ongoing risk analysis and market dynamics. Assets in the omnibus account are not part of the balance sheet of Coinbase, Inc.

Coinbase Custody may receive deposits of crypto assets but cannot transfer these assets without using the corresponding private keys, which are stored in undisclosed secure offline storage facilities which are geographically dispersed. For security reasons, exact locations are never disclosed. No private key is stored in a decrypted format. A limited number of Coinbase Custody employees are involved in private key management with proper segregation of duties, and no single individual has access to the complete private keys. Periodic internal audits and System and Organizational Controls (SOC) attestations over private key management are conducted by Coinbase Custody’s internal audit team and external providers.

Coinbase Global, the parent company of Coinbase Custody and Coinbase, Inc. (collectively, “Coinbase”), maintains a commercial crime insurance policy, covering potential losses from events such as employee collusion, fraud, theft, damage of key material, or security breaches, covering both online and offline storage assets held by Coinbase. This insurance policy applies across all assets held on behalf of Coinbase’s clients, and coverage is allocated on a shared basis, which means the full policy amount may not be exclusively available to the Trust. Consequently, the coverage may not be sufficient to fully cover losses for the Trust in the event of a large-scale or simultaneous incident affecting multiple Coinbase clients. This insurance policy is subject to certain deductibles and exclusions as outlined by Coinbase, and it may be modified or renewed at Coinbase’s discretion, with coverage limits and terms potentially changing over time.

In the event of a fork, the Coinbase PBA permits Coinbase Custody to temporarily suspend services and decide, at its discretion, whether or not to support either branch of the forked protocol. Coinbase may notify the Trust of its decision regarding support for a forked protocol branch. The Trust assumes any associated risks if Coinbase chooses not to support a specific protocol or branch, as Coinbase Custody has the discretion to determine whether or not to support any branch of a forked protocol and is not obligated to support even the original asset branch. The Trust will not receive any Incidental Rights or IR Virtual Currency, and Coinbase Custody has no authority to obtain or hold such assets on behalf of the Trust.

The Coinbase PBA provides that Coinbase Custody will not be liable for any amount greater than the value of the supported crypto assets on deposit in clients’ custodial account(s) at the time of the event giving rise to the liability, subject further to a maximum liability limit of $100 million for each offline storage address. Under the Coinbase PBA, clients are allowed to store more than that amount on each address and are free to manage their balances as they wish, including allocating the client’s digital assets over multiple offline storage wallets. If there is a loss event, the dollar value of the loss will be calculated by insurers and will likely be based on the amount of crypto assets held and their market value at the time of loss. The limit is applied across all accounts.

The Coinbase PBA is governed by New York law and provides that disputes arising under it are subject to arbitration under the rules of JAMS in New York, in accordance with the Federal Arbitration Act.

Additionally, Coinbase Custody is not responsible for delays or service interruptions caused by factors beyond its control unless it fails to maintain commercially reasonable policies and controls.

Coinbase Custody may terminate the Coinbase PBA by providing notice to the Trust or immediately for cause, including breaches of the Coinbase PBA, or bankruptcy. Coinbase Custody may terminate the Coinbase PBA for any reason with 30 days’ notice. The Coinbase PBA shall remain in force until terminated by one of the parties. The termination provisions are further described in the Coinbase PBA in the Term, Termination and Suspension section.

Fidelity Agreement

Fidelity is a New York state limited liability company authorized under the New York Banking Law to act as a trust company, with its address for notices located at 245 Summer Street, Boston, MA 02210, United States. Fidelity serves as one of the Crypto Custodians for the Trust (as of the date of this prospectus).

The Sponsor has entered into the Custodial Services Agreement with Fidelity (the “Fidelity Agreement”), pursuant to which Fidelity is authorized to safeguard the Trust’s crypto asset holdings. Pursuant to the Fidelity Agreement, Fidelity maintains one or more custody accounts on its books for the receipt, safekeeping, and maintenance of crypto assets. The Trust’s crypto assets are held in an omnibus wallet structure, alongside the digital assets of other Fidelity customers. However, the ownership of all of the Trust’s assets is clearly recorded and segregated on Fidelity’s books and records as belonging to the Trust.

Under the Fidelity Agreement, Fidelity and its affiliates, including their officers, directors, agents, and employees, shall not be liable for any lost profits or special, incidental, indirect, intangible, or consequential damages. This exclusion of liability does not extend to cases of Fidelity’s fraud, willful misconduct, or gross negligence, as determined by a final, non- appealable judicial decision. In such an event, Fidelity’s liability will not exceed the lesser of (a) the replacement cost of the affected assets and (b) the market value of the affected assets at the time the Sponsor reasonably should have been aware of such gross negligence, willful misconduct, or fraud.

As a regulated trust company, Fidelity is subject to a detailed statutory and regulatory framework. A portion of the Trust’s crypto assets custodied by Fidelity will be held in an offline (“cold storage”) system. The Trust’s crypto assets are not subject to the protections or insurance provided by the FDIC or the Securities Investor Protection Corporation. Although Fidelity may maintain insurance for its own benefit, this insurance is solely for the benefit of Fidelity and does not guarantee or insure the Trust in any way. Fidelity’s fork policy states that in the event of a hard fork of a digital asset, Fidelity will determine in its sole discretion which branch of the blockchain it will support and is under no obligation to support any other forks or versions of digital assets.

The Fidelity Agreement commenced on June 27, 2025, and may be terminated by either party, with or without cause, upon at least thirty (30) days’ prior written notice to the other party. Additionally, the Fidelity Agreement may be terminated immediately by either party in the event of a material breach that is not remedied, or if the other party becomes insolvent.

Master Trading Agreement

Coinbase, Inc., an affiliate of Coinbase Custody, as the Prime Execution Agent, is responsible for managing the execution of trades in crypto assets on behalf of the Trust. This role is governed by the Coinbase PBA, a material agreement which outlines the responsibilities and operating terms under which Coinbase facilitates trade execution and temporary holding of assets in the Trading Balance. Coinbase has extensive experience in digital asset markets and has operated as a trusted entity in crypto asset services since its establishment in 2012.

Crypto assets may be temporarily held with Coinbase, Inc. in the Trading Balance for limited purposes, including Basket creations and redemptions, the sale of crypto assets to cover the Management Fee and other Trust expenses, and, in exceptional cases, during the liquidation of Trust assets. The Coinbase PBA specifies that the Trust does not hold a direct claim to specific assets within the Trading Balance; instead, it maintains a pro rata entitlement to the assets held on behalf of multiple customers, pooled within omnibus accounts. While exact proportions of assets in online versus offline storage are undisclosed for security reasons, Coinbase, Inc. maintains the majority of assets in offline storage and allocates online storage as needed to facilitate liquidity. This approach is based on Coinbase, Inc.’s security protocols, which prioritize asset protection while maintaining operational liquidity.

Under the Coinbase PBA, Coinbase, Inc. is compensated based on trade execution fees incurred as part of the trading services provided, in addition to any applicable spreads on trades executed. Transaction fees associated with transfers between the Authorized Participants and Coinbase are generally borne by the Trust, except where otherwise agreed. Additional details on the trading and transaction fees can be obtained through the Coinbase website: https://www.coinbase.com/pt-br/legal/trading_rules.

The amount of the Trust’s assets held in the Trading Balance with Coinbase, Inc. varies based on trading needs and may fluctuate in connection with trading activities. Coinbase does not impose any limit on the amount of assets that can be held within the Trading Balance. Although there are no explicit limits within the Coinbase PBA restricting the percentage or amount of the Trust’s assets that may be held temporarily in the Trading Balance, the Sponsor may employ a regular end-of-day sweep process to move assets from the Trading Balance back to the Vault Balance, helping to minimize exposure to pooled trading accounts. Additionally, policies are in place to limit the duration for which the Trust’s assets are held in the Trading Balance.

Cash associated with the Trust’s trading activities may be temporarily held by Coinbase, Inc. in for-benefit-of (“FBO”) accounts at insured financial institutions or in money market funds. The Trust’s orders for the sale of crypto assets are executed on approved connected trading venues, determined through Coinbase, Inc.’s due diligence and risk assessments. Coinbase, Inc. may route orders to its own platform or third-party venues as necessary to optimize execution terms for the Trust, with factors like liquidity and transaction costs taken into account. However, Coinbase, Inc. may act as principal in certain trades to fill residual order size, creating potential conflicts of interest. These are mitigated by established policies, with fair execution practices and asset protection as priorities.

Termination of the Coinbase PBA may occur for various reasons, including material breach, insolvency, or regulatory changes. Coinbase, Inc. also maintains a commercial crime insurance policy shared across its client base, covering potential losses such as theft, fraud, or security breaches, though this coverage may not fully protect the Trust from all potential losses.

Master Infrastructure As-A-Service Agreement

On October 7, 2025, the Trust, entered into a Master Infrastructure-as-a-Service Agreement (the “Coinbase Cloud MSA”) with Coinbase Cloud Pte. Ltd. (“Coinbase Cloud”).

Under the Coinbase Cloud MSA, Coinbase Cloud will provide the infrastructure and related technical services necessary to enable the Trust to participate in staking activities with respect to certain eligible crypto assets held by the Trust (the “Staking Activities”). The Trust will announce when it starts Staking Activities at a later date. Under the Coinbase Cloud MSA, Coinbase Cloud will provide the Trust with certain infrastructure and technical services for specific crypto asset networks as set forth in one or more order schedules. These services include, among other things: (i) network participation, which may involve staking, validating, and helping to secure the supported blockchain networks; and (ii) managed services, such as network upgrades, monitoring, and maintenance.

The Coinbase Cloud MSA has an initial term of twenty-four (24) months and will automatically renew for successive twelve (12) month periods unless terminated. As compensation, Coinbase Cloud will receive a service fee calculated as a percentage of the gross staking rewards earned by the Trust. Pursuant to the Coinbase Cloud MSA, the Trust has designated Coinbase Cloud as its primary provider for blockchain-related infrastructure services.

Staked crypto assets will remain under the control of the Trust’s designated Crypto Custodian at all times, and Coinbase Cloud is not permitted to rehypothecate or otherwise use the Trust’s crypto assets for its own benefit. The Coinbase Cloud MSA also contains customary representations, warranties, and provisions regarding indemnification and limitation of liability.

Calculating NAV

The Trust’s NAV per Share will be calculated by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares. The assets of the Trust will consist of crypto assets, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Trust’s NAV, which it has delegated to the Administrator.

The Administrator of the Trust will calculate the NAV once each Business Day, as of the earlier of the close of the Exchange or 4:00 p.m. E.T.

In determining the Trust’s holdings, the Administrator will value the Index Constituents held by the Trust based on the Index Constituent Settlement Price, unless the prices are not available or the Administrator, in its sole discretion, determines that the Index Constituent Settlement Price is unreliable (“Fair Value Event”).

In the instance of a Fair Value Event, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Administrator. In the instance of a Fair Value Event and pursuant to the Administrator’s fair valuation policies and procedures, VWAP or Volume Weighted Median Prices (VWMP) from another index administrator (“Secondary Index”) will be utilized.

If a Secondary Index is also not available or the Administrator in its sole discretion determines the Secondary Index is unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date will be utilized. In the event the principal market price is not available or the Administrator in its sole discretion determines the principal market valuation is unreliable, the Administrator will use its best judgment to determine a good faith estimate of fair value. The Administrator identifies and determines the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for crypto assets consistent with the application of fair value measurement framework in the Financial Accounting Standards Board, Accounting Standards Codification (ASC) 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible by the reporting entity. The reporting entity is the Trust.

If the Index Constituent Settlement Price is not used to determine the Trust’s crypto asset holdings, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Trust’s periodic Exchange Act reports and/or on the Trust’s website and, if this index change is on a permanent basis, a filing with the Commission under Rule 19b-4 of the Act will be required.

A Fair Value Event value determination will be based upon all available factors that the Sponsor or the Administrator deems relevant at the time of the determination and may be based on analytical values determined by the Sponsor or Administrator using third party valuation models. Fair value policies approved by the Administrator will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with “Relevant Transactions”. A “Relevant Transaction” is any crypto asset versus USD spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. E.T. on a Core Exchange in the BTC/USD pair that is reported and disseminated by a Core Exchange through its publicly available application programming interface and observed by the Index Provider.

Indicative Trust Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Sponsor will engage an independent calculator to calculate an updated Indicative Trust Value (“ITV”). The ITV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and will be updated throughout the regular market session of 9:30 a.m. E.T. to 4:00 p.m. E.T. (the “Regular Market Session”) to reflect changes in the value of the Trust’s holdings during the trading day. For purposes of calculating the ITV, the Trust’s crypto asset holdings will be priced using a real time version of the Index.

The ITV will be disseminated on a per Share basis every 15 seconds during the Regular Market Session and be widely disseminated by one or more major market data vendors during the Regular Market Session. Several major market data vendors display and/or make widely available ITVs taken from the Consolidated Tape Association (CTA) or other data feeds.

Calculation of Principal Market NAV and Principal Market NAV per Share

In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of Index Constituents is determined using the fair value of Index Constituents based on the prices in the market for each Index Constituent that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date, rather than using the Index Constituent Settlement Price.

The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in Index Constituent markets and their operations that would require a change in the Trust’s determination of the principal market for each Index Constituent.

The Trust identifies and determines the principal market for each Index Constituent (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10.

ASC 820-10 determines fair value to be the price that would be received for an Index Constituent in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that an Index Constituent is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

Under ASC 820-10, a principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.

The Trust receives Index Constituents from Crypto Trading Counterparties and may also transact on any “Digital Asset Markets”, which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust obtains reliable volume and level of activity information and reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets and scopes in the markets that the Trust reasonably believes are operating in compliance with applicable laws and regulations and those that are accessible to the Trust and the Authorized Participant.

Second, the Trust sorts the remaining Digital Asset Markets from high to low based on volume and level of activity of Index Constituents traded on each Digital Asset Market.

Third, the Trust then reviews pricing quality indicators such as bid-ask spreads and the degree of price variance across Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity, and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market.

As a result of the analysis, the Trust will select an Exchange Market as the Trust’s principal market for each Index Constituent. Based on the Trust’s initial assessment, the Principal Market NAV and Principal Market NAV per Share will be calculated using the fair value of each Index Constituent based on the price provided by this Exchange Market, as of 4:00 p.m., ET on the measurement date for GAAP purposes.

The Trust will update its Principal Market analyses periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust’s determination of a principal market.

The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The cost basis of the investment in an Index Constituent recorded by the Trust for financial reporting purposes is the fair value of the Index Constituent at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

Secondary Market Transactions

While the Trust seeks to reflect generally the performance of the price of the Index before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major crypto asset markets and the Exchange. While the Shares will trade on the Exchange until 4:00 p.m. ET, liquidity in the market for crypto assets may be reduced, negatively affecting the trading volume; alternatively, developments in crypto asset markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of crypto platforms due to fraud, failures, security breaches or otherwise that occur outside of the Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. The Sponsor believes that the Basket size of 10,000 shares will enable Authorized Participants and crypto asset trading counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

Exchange Listing

The Fund’s Shares have been trading on The Nasdaq Stock Market, LLC since February 14, 2025, under the symbol “NCIQ”.

As of December 31, 2025, there was approximately 1 DTC participating shareholder of record of the Trust. Because most of the Trust’s Shares are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of shareholders represented by these record holders.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on February 13, 2025, until December 31, 2025.

CREATION AND REDEMPTION OF SHARES

The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of 10,000 Shares. Only Authorized Participants, can place orders to receive Baskets.

Creations and redemptions of Shares may be conducted in cash or in-kind for crypto assets.

Cash Creations and Redemptions.    For cash creations and redemptions, the Sponsor and the Trust will engage in crypto asset transactions for converting cash into crypto assets (in association with creation orders) and crypto assets into cash (in association with redemption orders). The Trust will conduct its transactions by choosing, in its sole discretion, either to trade (1) directly with Crypto Trading Counterparties, pursuant to written agreements between such Crypto Trading Counterparties and the Trust, or (2) through the Prime Execution Agent. The Sponsor and the Trust expect to conduct these transactions by trading directly with Crypto Trading Counterparties. Crypto Trading Counterparties may be added at any time, subject to the discretion of the Sponsor. In the event the Sponsor engages any additional Crypto Trading Counterparties, shareholders will be notified of the addition of such Crypto Trading Counterparty through a prospectus supplement and/or a current report on Form 8-K or through the Trust’s annual or quarterly reports, or through the Trust’s website.

In-Kind Creations and Redemptions.    For in-kind creations, Authorized Participants (or their designated agents or clients) will deliver the required amount of crypto assets directly to the Crypto Custodian on behalf of the Trust in exchange for Shares. For in-kind redemptions, the Crypto Custodian will deliver, on behalf of the Trust, crypto assets to the Authorized Participant (or its designated agent or client). In such in-kind transactions, Authorized Participants are responsible for sourcing and delivering (or receiving and liquidating) the required crypto assets. The Trust and the Sponsor will not be responsible for selecting or directing the counterparties with respect to such transfers.

In a cash creation, the Trust will create Shares by receiving crypto assets from a third party that is not the Authorized Participant, and the Sponsor and/or the Trust — not the Authorized Participant — is responsible for selecting the third party to deliver crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the crypto assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of crypto assets to the Trust. In a cash redemption, the Trust will redeem Shares by delivering crypto assets to a third party that is not the Authorized Participant, and the Sponsor and/or the Trust — not the Authorized Participant — is responsible for selecting the third party to receive crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of crypto assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of crypto assets from the Trust. The third party will be unaffiliated with the Trust and the Sponsor. In in-kind creations, the Authorized Participant (or its designated agent or client) will deliver crypto assets directly to the Trust’s account with the relevant Crypto Custodian and in in-kind redemptions the Authorized Participant (or its designated agent or client) will receive crypto assets directly from the Crypto Custodian on behalf of the Trust.

Creation and redemption orders will take place as follows, where “T” is the date of the order and each day in the sequence must be a Business Day:

Cash Creation Order Date (T)	Cash Creation Settlement Date (T+1)
• Authorized Participant places a creation order.	• The Authorized Participant delivers the cash related to the purchase transaction to the Trust’s cash account that is maintained with the Cash Custodian.
• The Transfer Agent accepts (or rejects) the creation order.	• The Crypto Trading Counterparty or the Prime Execution Agent deposits the crypto assets into the Trust’s trading account related to the purchase transaction.
• The Trust will enter into a transaction with the Crypto Trading Counterparty or the Prime Execution Agent to purchase the corresponding crypto assets.	• Once the Trust is in simultaneous possession of the cash and the crypto assets, the Trust delivers the corresponding Shares to the Authorized Participant.

Cash Creation Order Date (T)	Cash Creation Settlement Date (T+1)

•   As soon as practicable after 4:00 p.m. E.T., the Sponsor determines the cash related to the purchase transaction, including any dollar cost difference between the price utilized in calculating NAV per Share and the price at which the Trust acquires the crypto assets.

• The Trust transfers the cash related to the purchase transaction from the Trust cash account maintained with the Cash Custodian to the Crypto Trading Counterparty or the Prime Execution Agent.
Cash Redemption Order Date (T)	Cash Redemption Settlement Date (T+1)
• Authorized Participant places a redemption order.	• The Authorized Participant delivers the Baskets of Shares to be redeemed to the Trust.
• The Transfer Agent accepts (or rejects) the redemption order.	• The Crypto Trading Counterparty or the Prime Execution Agent delivers cash to the Trust’s cash account that is maintained with the Cash Custodian related to the sell transaction.
• The Trust instructs the Crypto Custodian to prepare to move the corresponding crypto assets from the Trust’s account at the Crypto Custodian to the Trust’s trading account.

•   Once the Trust is in simultaneous possession of the Basket of Shares and the cash related to the sell transaction, the Trust cancels the Shares comprising the number of Baskets redeemed by the Authorized Participant.

• The Trust enters into a transaction with the Crypto Trading Counterparty or the Prime Execution Agent to sell the corresponding crypto assets.

•   The Trust instructs the Crypto Custodian to transfer the corresponding crypto assets agreed on the sell transaction from the Trust’s trading account to the Crypto Trading Counterparty or Prime Execution Agent.

•   As soon as practicable after 4:00 p.m. E.T., the Sponsor determines the cash related to the sell transaction, including any dollar cost difference between the crypto assets price utilized in calculating NAV per Share and the price at which the Trust sells the crypto assets.

• The Trust transfers the cash related to the sell transaction from the cash account maintained with the Cash Custodian to the Authorized Participant.
In-Kind Creation Order Date (T)	In-Kind Creation Settlement Date (T+1)
• Authorized Participant submits an in-kind creation order.	• Authorized Participant (or its agent or client) deposits crypto assets into the Trust’s account with Crypto Custodian.
• The Transfer Agent accepts (or rejects) the creation order.	• Once the Trust confirms receipt of the corresponding assets, it delivers Shares to the Authorized Participant.
• As soon as practicable after 4:00 p.m. E.T., the Sponsor determines the Basket.
• Trust confirms asset amounts and crypto addresses.
In-Kind Redemption Order Date (T)	In-Kind Redemption Settlement Date (T+1)
• Authorized Participant submits an in-kind redemption order.	• The Authorized Participant delivers the Baskets of Shares to be redeemed to the Trust.
• The Transfer Agent accepts (or rejects) the redemption order.

•   Once the Trust is in simultaneous possession of the Basket of Shares and the respective crypto assets, the Trust cancels the Shares comprising the number of Baskets redeemed by the Authorized Participant.

In-Kind Redemption Order Date (T)	In-Kind Redemption Settlement Date (T+1)
• The Trust instructs the Crypto Custodian to prepare to move the corresponding crypto assets from the Trust’s account at the Crypto Custodian to the Authorized Participant (or its agent or client).	• The Crypto Custodian delivers crypto assets to the Authorized Participant (or its agent or client).
• As soon as practicable after 4:00 p.m. E.T., the Sponsor determines the Basket components.

Issuance of Baskets

A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. For a creation of Baskets, the Authorized Participant will be required to submit the purchase order by 3:00 p.m. E.T., or the close of regular trading on the Exchange, whichever is earlier (the “Order Cutoff Time”). The Order Cutoff Time may be modified by the Sponsor in its sole discretion.

For cash creations, on the date of the Order Cutoff Time for a creation order, the Trust will enter into a transaction by choosing, in its sole discretion, to trade directly with a Crypto Trading Counterparty or the Prime Execution Agent, to buy crypto assets in exchange for the cash proceeds from such creation order. The Authorized Participant is responsible for the dollar cost of the difference between the crypto assets price utilized in calculating the NAV per Share on the cash creation order date and the price at which the Trust acquires the crypto assets to the extent the price amount for buying the crypto assets is higher than the price utilized in calculating the NAV. In the case the price amount for buying the crypto assets is lower than the price utilized in calculating the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

The Authorized Participant must submit a purchase order indicating the number of Baskets it intends to acquire and whether the creation will be cash or in-kind. The Sponsor will acknowledge the purchase order and the date of acknowledgement will determine (i) for a cash creation, the estimated cash amount (the “Basket Cash Component”) the Authorized Participant needs to deposit and the quantity of each Index Constituent in a Basket (the “Basket Crypto Portfolio”) the Trust needs to purchase from the Crypto Trading Counterparty and (ii) for an in-kind creation, the Basket Crypto Portfolio that the Authorized Participant has to deliver to the Trust. The final cash amounts will be determined after the Trust’s NAV is struck and the Trust’s crypto transactions have settled. However, orders received after the Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

If the cash purchase order is accepted, a copy of the purchase order endorsed “Accepted” (or an automated email indicating the acceptance of the purchase order) and indicating the Basket Cash Component that the Authorized Participant must deliver to the Cash Custodian or Prime Execution Agent in exchange for each Basket will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. E.T. on the date such purchase order is received, or deemed received. Prior to the acceptance as specified above, a cash purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, the Crypto Custodians or any other party.

If the in-kind purchase order is accepted, a copy of the purchase order endorsed “Accepted” (or an automated email indicating the acceptance of the purchase order) and indicating the Basket Crypto Portfolio that the Authorized Participant must deliver to the Crypto Custodian in exchange for each Basket will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. E.T. on the date such purchase order is received, or deemed received. Prior to the acceptance as specified above, an in-kind purchase order will only represent the Authorized Participant’s unilateral offer to deposit crypto assets in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, the Crypto Custodians or any other party.

Creations and redemptions of Shares may be effected either in-kind, by delivery of the corresponding crypto amounts of crypto assets, or for cash, by delivery of the Basket Cash Component. On each day that the Exchange is open for regular trading, the Administrator will adjust the cash amount constituting the Basket Cash Component and the quantity of the Index Constituents constituting the Basket Crypto Portfolio as appropriate to reflect sales of crypto assets, any loss of crypto assets that may occur, and accrued expenses. The computation is made by the Sponsor as promptly as practicable after 4:00 p.m. E.T. See “Business of the Trust — The Trust’s Benchmark” and “Business of the Trust — Calculating NAV” for a description of how the Index is determined, and description of how the Sponsor determines the NAV. The Sponsor will determine the Basket Cash Component for a given day by multiplying the NAV by the number of Shares in each Basket and determine the Basket Crypto Portfolio for a given day by multiplying the Basket Cash Component for that day by that day’s Index Constituent’s weight and divide by its price. The Basket Cash Component and the Basket Crypto Portfolio so determined will be made available to all Authorized Participants and Crypto Transaction Counterparties and will be made available on the Trust’s website for the Shares.

In the case of cash creations, on the date of the Order Cutoff Time, the Sponsor will choose, in its sole discretion, which Crypto Trading Counterparty to buy the Index Constituents from in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Crypto Trading Counterparty delivers the required crypto assets in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of a crypto asset transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Trust and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the Index Constituent price utilized in calculating the NAV on the trade date and the price at which the Trust acquires the Index Constituent to the extent the price realized in buying the Index Constituent is higher than the price utilized in the NAV. To the extent the price realized in buying crypto assets is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

In the case of in-kind creations, if the Authorized Participant, or its designated agent or client, has not deposited the Basket Crypto Portfolio to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of the Basket Crypto Portfolio at a later date, or (3) accept that the Trust will execute the crypto assets transaction required for the creation and the authorized participant will deliver the USDs required for this purchase.

For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered.

For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive the Basket Crypto Portfolio or will have its designated agent or client receive the Basket Crypto Portfolio for the Shares delivered.

The Trust’s “Trading Balance” is a trading account at which the Trust’s holdings in crypto assets and cash from time to time may be held in connection with the sale of crypto assets to pay Trust expenses not assumed by the Sponsor. Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of the Index Constituents associated with the purchase order, the Trust may borrow trade credits “Trade Credits” in the form of cash from the “Trade Credit Lender” pursuant to a “Trade Financing Agreement” or may require the Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase crypto assets through the Prime Execution Agent on trade date, with such asset being deposited in the Trust’s Trading Balance. For cash creations, cash received from the Authorized Participant is used to settle the Trade Credits if applicable. For in-kind creations, the delivered crypto assets are credited to the Trust’s Trading Balance and then transferred to the Trust’s Vault Balance. For settlement of a cash creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction. For settlement of in-kind creations, the Trust delivers Shares to the Authorized Participant in exchange for corresponding crypto assets received from the Authorized Participant.

In the case of cash creations, upon the deposit by the Crypto Trading Counterparty of the corresponding amount of the Index Constituents with the Trust’s Trading Balance, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants are Macquarie Capital (USA) Inc., Virtu Americas LLC and Cantor Fitzgerald & Co., all of whom are registered broker-dealers, members in good standing of FINRA, and have executed agreements with the Sponsor and the Trust. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Trust purchases the Index Constituents or receives the Index Constituents in in-kind creations, the deposit of such crypto assets will initially be credited to the Trust’s Trading Balance before being swept to the Trust’s Vault Balance with the Crypto Custodians pursuant to a regular end-of-day sweep process. Transfers of crypto assets into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are “on-chain” transactions represented on the crypto asset blockchain. Any costs related to transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are not borne by the Trust or its Shareholders. For cash creations, on-chain transaction fees are paid by the Crypto Trading Counterparty.

Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, in the absence of any extraordinary expenses or liabilities, the amount of Index Constituents by which the Basket Crypto Portfolio will decrease each day will be predictable. The Sponsor intends to have the Administrator make available on each Business Day an indicative Basket Crypto Portfolio for the next Business Day. Authorized Participants may use that indicative Basket Crypto Portfolio as guidance regarding the amount of cash or crypto assets that they may expect to have to deposit with the Administrator in respect of accepted purchase orders placed by them on such next Business Day.

The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit with the Administrator either the Basket Crypto Portfolio (for in-kind creations) or the Basket Cash Component (for cash creations) as determined by the Sponsor on the effective date of the purchase order.

No Shares will be issued until the Sponsor and/or the Trust are informed that it has allocated to the Trust’s account the corresponding amount of Index Constituents. Disruption of Crypto Custodians or Crypto Trading Counterparty services would have the potential to delay settlement of the crypto assets related to Share creations.

Crypto assets transactions that occur on the blockchain are susceptible to delays due to the Index Constituents Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that crypto assets transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are delayed due to congestion or other issues with the Index Constituents Networks, such crypto assets will not be held in offline storage in the Vault Balance until such transfers can occur.

The Sponsor and/or the Trust may suspend the acceptance of purchase orders or the delivery or registration of transfers of or refuse a particular purchase order, delivery or registration of Shares for both cash and in-kind creations or redemptions (i) during any period when the transfer books are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor and/or the Trust shall reject any purchase order or redemption order that is not in proper form.

Redemption of Baskets

Authorized Participants, acting on authority of the registered holder of Shares, may redeem Baskets either in-kind, by receiving the corresponding Index Constituents, or for cash, by receiving the corresponding Basket Cash Component. For a redemption of Baskets, the Authorized Participant will be required to submit a redemption order by an Order Cutoff Time. On the date of the Order Cutoff Time, the Sponsor and/or the Trust instructs the Crypto Custodian to prepare to move the associated crypto assets from the Trust’s Vault Balance with the Crypto Custodian to the Trust’s Trading Balance.

With respect to a cash redemption order, between the Trust and the Authorized Participant, the Authorized Participant will bear the difference between the Index Constituent price utilized in calculating the NAV the redemption order date and the price realized in selling such crypto asset to raise the cash needed for the cash redemption order to the extent the price realized in selling the Index Constituent is lower than the crypto asset price utilized in the NAV. To the extent the price realized is selling the Index Constituent is higher than the price utilized in the NAV, the Trust will deliver the dollar impact of any such difference to the Authorized Participant.

The transfers of crypto assets from the Trust’s Trading Balance to the Crypto Trading Counterparty’s account or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records.

The Trust’s Trading Balance may not be funded with the Index Constituents on trade date for the sale of crypto assets in connection with the redemption order, when the asset remains in the Trust’s Vault Balance with the Crypto Custodian at the point of intended execution of a sale of crypto assets. When the Trust executes a cash redemption and the required crypto assets remain in the Trust’s Vault Balance, the Trust may borrow Trade Credits in the form of Index Constituents from the Trade Credit Lender, which allows the Trust to sell crypto assets on trade date, and the cash proceeds are deposited in the Trust’s Trading Balance. For settlement of a redemption where Trade Credits were utilized, for cash redemptions the Trust delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Trust will use the Index Constituents moved from the Trust’s Vault Balance with the Crypto Custodian to the Trading Balance to repay the Trade Credits borrowed from the Trade Credit Lender.

Transfers of crypto assets from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transactions represented on such crypto asset blockchain. For redemptions, the on-chain transaction fees are paid by the Trust and their dollar cost is borne by the Authorized Participant.

Crypto assets transactions that occur on the blockchain are susceptible to delays due to Index Constituents Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that crypto assets transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Index Networks or the Trust’s operations, redemptions in the Trust could be delayed.

Disruption of services at the Prime Execution Agent, Custodians or the Authorized Participant’s banks would have the potential to delay settlement of the crypto asset related to Share redemptions.

Upon the surrender of such Shares and the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the delivery of either the corresponding Index Constituents for in-kind redemptions or the completion of the sale of Index Constituents for cash redemptions by the Trust, the Sponsor will instruct the delivery of cash or Index Constituents to the Authorized Participant. For cash redemptions, the Authorized Participant is responsible for the dollar cost of the difference between the value of the Index Constituent calculated by the Trust Administrator for the applicable NAV per Share of the Trust and the price at which the Trust sells such crypto asset to raise the cash needed for the cash redemption order to the extent the price realized in selling the asset is lower than the crypto asset price utilized in the NAV. To the extent the price realized in selling the Index Constituent is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For in-kind redemptions, no such cash adjustment applies.

Shares can only be surrendered for redemption in Baskets of 10,000 Shares each.

An Authorized Participant must submit a redemption order indicating the number of Baskets it intends to redeem. The date the Trust receives that order determines the Basket Cash Component to or the Basket Crypto Portfolio to be received in exchange for cash or in-kind redemptions, respectively. However, orders received after the Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of crypto assets to the Crypto Custodians or cash to the Cash Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Redemptions may be suspended only (1) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of the Index Constituents is not reasonably practicable (for example, as a result of an interruption in services or availability of the Custodians, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Index Constituents Networks, hacking, cybersecurity breach, or power, Internet, or the Index Constituents Networks outage, or similar event). The Sponsor and/or the Trust shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Trust suspend redemptions, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Trust’s periodic Exchange Act reports and/or on the Trust’s website.

Crypto Trading Counterparties

As of the date of this Prospectus, the Trust has executed definitive formal agreements with the following Crypto Trading Counterparties: Coinbase, Inc., as the Prime Execution Agent, Virtu Financial Singapore Pte. Ltd., Nonco LLC, DV Chain International Inc., Cumberland DRW LLC, Flowdesk SAS, Enigma Securities Limited and Flow Traders BV. The material terms of these agreements may be updated from time to time. Except for serving as service providers to other products affiliated with or controlled by affiliates of the Sponsor, the Crypto Trading Counterparties are independent entities and are not affiliated with the Trust or the Sponsor.

Virtu Americas LLC, one of the Trust’s Authorized Participants, is affiliated with Virtu Financial Singapore Pte. Ltd., a Crypto Trading Counterparty for the Trust. Flow Traders US LLC, the Seed Capital Investor, is affiliated with Flow Traders BV, a Crypto Trading Counterparty for the Trust. The Trust is not aware of any other affiliations or material arrangements between the Trust’s Authorized Participants or statutory underwriter and any Crypto Trading Counterparty.

Additional Crypto Trading Counterparties may be engaged at the Sponsor’s discretion based on the Trust’s operational and liquidity needs. If the Sponsor engages any additional Crypto Trading Counterparties, shareholders will be notified of such additions through a prospectus supplement, a current report on Form 8-K, the Trust’s annual or quarterly reports, or updates on the Trust’s website.

In designating a Crypto Trading Counterparty, the Sponsor and the Trust evaluate and select service providers based on a defined set of criteria, as established in its internal compliance policies, including: (i) institutional-grade operational and compliance frameworks; (ii) demonstrated financial stability and creditworthiness; (iii) proven track record in handling crypto asset transactions with sufficient liquidity and competitive pricing; and (iv) robust cybersecurity measures and adherence to regulatory standards.

The Sponsor also has an internal know your partner (“KYP”) procedure to ensure the Trust’s service providers, including Crypto Trading Counterparties, comply with risk management policies and regulatory obligations. This structured process requires the submission of key documents, such as proof of address, corporate records, financial statements, and legal guarantees, along with responses to a standard KYP form. The compliance team carefully reviews these submissions and conducts independent research using trusted platforms and proprietary tools to identify potential risks, such as adverse media mentions or reputational concerns. Following this review, the Sponsor compliance department assigns a risk profile to each service provider, determining their eligibility for engagement and the frequency of future KYP updates to ensure continuous compliance monitoring.

In addition to the above, to qualify as a Crypto Trading Counterparty, a crypto platform must also satisfy the Core Exchange criteria. Accordingly, with respect to crypto platforms, the Sponsor and the Trust assess whether the platform meets the requirements established by the NIMC in the Index methodology for eligibility as a Crypto Trading Counterparty. These Core Exchange criteria do not apply to other types of service providers, such as OTCs, that may also qualify as Crypto Trading Counterparties without being a Core Exchange. For further details regarding the Core Exchange criteria, please refer to the “Core Exchanges” section.

The Crypto Trading Counterparties will execute transactions for the purchase and sale of crypto assets to fulfill cash orders for creations and redemptions. They are required to adhere to specific service-level standards to ensure timely and accurate execution of transactions. These standards include meeting settlement deadlines, maintaining transparency in pricing, and providing ongoing operational support. While the Crypto Trading Counterparties are expected to facilitate transactions for the Trust, there are no contractual obligations requiring their participation in every creation or redemption event. The Sponsor retains the discretion to trade with other third-party Crypto Trading Counterparties or the Prime Execution Agent as necessary.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on July 12, 2024, pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a company incorporated with limited liability under the laws of the Cayman Islands on April 24, 2018.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of crypto assets represented by the NAV of the Baskets being created or redeemed or the equivalent amount of in-kind crypto assets. The total amount of crypto assets required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has a limited operating history. The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot crypto assets market, the crypto assets futures market, and/or other crypto assets and derivatives on crypto assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust shall pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Trust. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Management Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs. The Administrator will calculate the Management Fee on a daily basis with respect to the NAV of the Trust, and the Management Fee will be paid directly by the Trust to the Sponsor. The Management Fee will accrue daily and be payable monthly in cash.

In addition to the Trust’s Management Fee, the Trust pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Trust, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, report preparation and mailing expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $250,000 per annum. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust’s cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Trust may need to sell crypto assets from time to time to pay for fees and expenses. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Sponsor and the Administrator will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Trust, and the Sponsor, and the Administrator may not recover any of these costs and expenses from the Trust. Total fees to be paid by the Trust are currently estimated to be approximately 0.01% of the daily net assets of the Trust for the twelve-month period after issuance, though this amount may change in future years.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Trust. Unusual or extraordinary expenses paid by Sponsor are not subject to any caps or limits. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trust’s service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Trust and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Trust or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Trust. Unless such expenses are specifically attributable to the Trust or arise out of the Trust’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Trust. For further discussion of the situations in which the Trust, or the Sponsor may be responsible for indemnification expenses see — “The Trust’s Service Providers — Contractual Arrangements with the Sponsor and Third-Party Service Providers.”

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•        Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•        180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•        the SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•        the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that termination of the Trust is advisable;

•        the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the BSA and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•        a United States regulator requires the Trust to shut down or forces the Trust to liquidate its crypto assets;

•        any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of crypto assets for purposes of determining the NAV of the Trust;

•        the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•        the Trust fails to qualify for treatment, or ceases to be treated, as a “partnership” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•        60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•        the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•        the Sponsor elects to terminate the Trust after the Trustee, Administrator or any Crypto Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the Investment Company Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a partnership for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a partnership for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s crypto assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying crypto assets holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Liability and Indemnification

Under the Trust Agreement, each of the Sponsor, the Trustee and their respective Affiliates (each, a “Covered Person”) shall have no liability to the Trust, any Shareholder or any other Cover Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care.

The Trust Agreement also provides that the Sponsor and any Covered Person shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust’s estate. Any amounts payable to a Covered Person under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The Sponsor’s rights to indemnification permitted under the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation of existence of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor, any Authorized Participant and any other Person acting as a broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust shall not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; and (ii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Shareholders and the Trustee. Following receipt of such notice and if the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding Shares equal to at least a majority (over 50%) of the Shares (not including Shares held by the Sponsor) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust. In the event of its withdrawal, the Sponsor shall be entitled to a redemption of its Shares for a number of Index Constituents determined by dividing the number of Index Constituents owned by the Trust at such time (reduced by the number of whole and fractional crypto assets constituting accrued but unpaid fees and expenses of the Trust at such time) by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin or ether) and multiplying the quotient obtained by the number of Shares to be redeemed. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Shareholders may be called by the Sponsor. The Sponsor shall provide written notice to all Shareholders thereof of the meeting and the purpose of the meeting, which shall be held on a date not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Shareholders may vote in person or by proxy at any such meeting.

Voting Rights

Shareholders have no voting rights with respect to the Trust except as expressly provided in the Trust Agreement.

The Trust Agreement provides that Shareholders holding Shares representing at least a majority (over 50%) of the Shares (not including Shares held by the Sponsor and its Affiliates) may vote to appoint a successor Sponsor following the Sponsor’s notice of its withdrawal as Sponsor. Except as set forth herein, Shareholders shall have no voting rights with respect to the Trust.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law and no Shareholder shall be liable for claims against or debts of the Trust in excess of such Shareholder’s percentage interest of the Trust’s estate, except in the case of a Shareholder that is an Authorized Participant, in the event that the liability is founded upon misstatements or omissions contained in such Shareholder’s Authorized Participant Agreement. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption of such Shareholder’s Shares unless, under Delaware law, such Shareholders liable to repay such amount.

The Trust or the Trust shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

If an amendment to the Trust Agreement materially adversely affects the interests of the Shareholders, it will not become effective for outstanding Shares any earlier than twenty (20) days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to such amendment. Moreover, the Sponsor shall not be permitted to make any such amendment, or otherwise supplement the Trust Agreement, if such amendment or supplement would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to (i) DTC Participants, (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”) and (iii) persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE TRUST’S SERVICE PROVIDERS

Sponsor

The Sponsor is responsible for investing the assets of the Trust in accordance with the objectives and policies of the Trust. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Trust. For these third-party services, the Trust pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Trust is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.25% per annum.

The Sponsor acts as the Trust’s sponsor pursuant to the terms of the Trust Agreement. Under the Trust Agreement, the Sponsor acts as an agent of the Trust and is solely responsible for the conduct of the Trust’s business.

The Sponsor serves as the sponsor, investment manager, or investment adviser to investment vehicles other than the Trust. As of December 31, 2025, the Sponsor and its affiliates serve as sponsor, investment manager, or investment adviser to over 20 pooled investment vehicles across multiple jurisdictions, including investment strategies relating to crypto asset markets. As of December 31, 2025, the Sponsor and its affiliates are responsible for approximately $1.2 billion in assets under management. As a result, conflicts of interest may arise between the Sponsor’s responsibilities to the Trust on the one hand and, on the other, the responsibilities the Sponsor owes to those other pooled investment vehicles for which it serves as sponsor, investment manager, or investment adviser. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it shall have no duty to offer such opportunity to the Trust, and the Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust and is not required to share income or profits derived from such business ventures with the Trust.

Key Personnel

The Trust is managed by the Sponsor and has no directors, executive officers or employees. Accordingly, the Trust does not have an audit committee, audit committee financial expert, or nominating committee. Pursuant to the terms of the Trust Agreement, the Trust’s affairs are managed by the Sponsor. The Sponsor is managed by its directors, executive officers and employees, as well as Hashdex, Ltd. (“Hashdex”), the controlling entity of the Sponsor, and its affiliates (collectively with Hashdex, the “Hashdex group”). The following persons perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

Marcelo Sampaio, born in 1980, is the Co-Founder and Executive Chairman of the Hashdex group. In this role, he oversees the overall strategic direction, management, and operational aspects of the firm’s crypto asset management platforms. Prior to founding the Hashdex, Mr. Sampaio co-founded Endless, Inc., serving as Chief Growth Officer. He has also held senior roles at Microsoft and Oracle, where he became the youngest sales director globally. Mr. Sampaio has been investing in digital assets since 2012 and holds a degree in Production Engineering from PUC-Rio. He has completed leadership programs at Harvard Business School and management programs at INSEAD, France.

Bruno Caratori, born in 1981, is the Co-Founder, and Global Chief Executive Officer of the Hashdex group. He oversees the firm’s operational activities and product development. Before joining Hashdex, Mr. Caratori led product development at Edmodo and previously worked at Gávea Investimentos and RiskControl. He holds an MBA from Stanford University, a master’s degree in Business Economics from EPGE/FGV, and a bachelor’s degree in Electrical Engineering from PUC-Rio.

Bruno Sousa, born in 1982, is one of the Directors of the Sponsor and serves as Chief External Affairs Officer of the Hashdex group. He joined the Sponsor as Head of Legal after a distinguished career at Veirano Advogados, where he led the Fintech practice. Mr. Sousa has nearly two decades of legal experience, with a focus on Corporate and M&A law. He has been recognized by Chambers & Partners and other legal directories for his work in these areas. Mr. Sousa holds an LLB from the Universidade de São Paulo and completed the Fintech Programme at Oxford University’s Saïd Business School.

Samir Kerbage, born in 1988, serves as one of the Directors of the Sponsor and Chief Investment Officer of the Hashdex group. He is responsible for overseeing product development, research, and investment management in the company’s crypto asset offerings. Mr. Kerbage holds a degree in Computer Engineering from the Military Institute of Engineering (IME) and has extensive experience in financial market infrastructure and quantitative trading. Prior to joining the Sponsor, he worked at Americas Trading Group and has been involved in the digital assets space since 2016. He began his career as a Military Engineering Officer in the Brazilian Army.

Silvia Motta, born in 1983, serves as the Chief Financial Officer of the Hashdex group, where she is responsible for the firm’s financial operations, strategy, and human resources. Ms. Motta holds dual degrees in Electrical Engineering from PUC-Rio and École Centrale de Lyon, and an MBA from Harvard Business School. Her prior experience includes strategic consulting at McKinsey & Company, leading strategy at Coca-Cola Brazil, and managing venture capital investments at Movile.

Mick McLaughlin, born in 1970, is the U.S. Chief Executive Officer and Global Head of Distribution of the Hashdex group. Prior to joining Hashdex in 2024, Mr. McLaughlin served as Chief Distribution Officer at Bitwise Asset Management. Earlier in his career, he was Managing Director and Head of ETF Distribution for the Americas at Deutsche Bank and spent more than a decade at BlackRock and Barclays building the iShares ETF business. Mr. McLaughlin holds a degree in Government from California State University-Sacramento.

Administrator

The Trust employs U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services) as the Trust’s administrator. The Administrator is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Administrator also assists the Trust and the Sponsor with certain functions and duties relating to marketing, accounting, transfer agent, cash custody and related services. The agreement with the Administrator was executed on January 15, 2025 (the “Trust Administration Servicing Agreement”).

Under the Trust Administration Servicing Agreement, the Administrator assists with the overall operation of the Trust, acts as a liaison among service providers, assists with regulatory compliance, and preparation of certain regulatory and financial reports, as well as tax reporting and optional additional tax services. Under the Trust Administration Servicing Agreement, the Trust shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) the Administrator may sustain or incur or that may be asserted against the Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Administrator by any duly authorized officer of the Trust or the Sponsor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to the Administrator’s refusal or failure to comply with the terms of this Trust Administration Servicing Agreement or from its bad faith, gross negligence, reckless disregard, or willful misconduct in the performance of its duties under this Trust Administration Servicing Agreement. The Administrator is obligated to indemnify the Trust against any liabilities arising from the Administrator’s refusal or failure to comply with the terms of the Trust Administration Servicing Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties.

The Trust Administration Servicing Agreement will continue in effect for a period of three years and may be terminated by any party upon giving 60 days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties during this period. After the initial term, the agreement will automatically renew for successive one year terms unless terminated with at least 60 days prior notice. The agreement also limits the Administrator’s liability to direct damages arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct. The governing law for the agreement is the State of Wisconsin. Both parties are required to maintain confidentiality regarding proprietary information, with allowances for disclosure as required by law or upon mutual agreement.

Trustee

The sole Trustee of the Trust is CSC Delaware Trust Company. The Trustee’s principal offices are located at 19 West 44th Street, Suite 200, New York, NY 10036 and its telephone number is 800-927-9800. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least thirty (30) days’ notice to the Sponsor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from bad faith, the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Cash Custodian, Transfer Agent and Accounting Agent

In its capacity as the Cash Custodian, U.S. Bank National Association, holds the Trust’s cash and/or cash equivalents pursuant to a custodial agreement. U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services), an entity affiliated with the Cash Custodian, is the Transfer Agent for the Trust’s Shares. In addition, U.S. Bancorp Fund Services, LLC also serves as accounting agent for the Trust, performing certain accounting services and supporting the preparation of certain SEC reports on behalf of the Trust (the “Accounting Agent”). The Cash Custodian is located at 5065 Wooster Rd, Cincinnati, Ohio 45226. The principal address for the Accounting Agent is 615 East Michigan Street, Milwaukee, Wisconsin 53202. The agreements between the Trust and each of the Cash Custodian, Transfer Agent and Accounting Agent were executed on January 15, 2025, and reflect the following terms.

Cash Custody Agreement

Under the Cash Custody Agreement between the Cash Custodian, the Sponsor, and the Trust (the “Cash Custody Agreement”), upon the Sponsor’s instructions, the Cash Custodian will establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or securities. The Cash Custodian is responsible for the safekeeping and record-keeping of the Trust’s assets in these accounts. Upon instructions from the Trust or Sponsor, the Cash Custodian will facilitate the transfer and management of assets, including cash, within the Trust’s account(s). The Cash Custodian’s fees are payable by the Trust, however, the Sponsor assumes such fees in accordance with the Sponsor’s agreement with the Trust.

The Cash Custody Agreement specifies an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier in accordance with the terms of the agreement. Either party can terminate the Cash Custody Agreement under certain conditions, such as material breach or failure to pay fees within a specified period. Additionally, the Cash Custody Agreement may be terminated by the Trust for causes such as prolonged force majeure events, legal requirements, or significant corporate events affecting the Cash Custodian.

In performing its duties, the Cash Custodian is required to exercise due care in accordance with reasonable commercial standards. The Cash Custodian is generally not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Cash Custody Agreement, except a loss arising out of or relating to the Cash Custodian’s refusal or failure to comply with the terms of the Cash Custody Agreement or from the Cash Custodian’s bad faith, negligence or willful misconduct in the performance of its duties under this Cash Custody Agreement.

Liability of the Cash Custodian under the Cash Custody Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Cash Custody Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Cash Custodian is responsible for any actions or omissions of sub-custodians (if any) to the same extent as if those actions or omissions were performed by the Cash Custodian itself. The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate custodians as it deems appropriate.

The governing law for the Cash Custody Agreement is the laws of the State of Minnesota.

The Trust is subject to various risks associated with the potential insolvency of the Cash Custodian. In the event of the Cash Custodian’s insolvency, the Trust’s assets held under custody might be subject to legal and financial complexities, which would subject the Trust to the following risks:

•        Access to Assets:    In the case of the Cash Custodian’s insolvency, there may be delays or difficulties in accessing the Trust’s assets held by the Cash Custodian. This situation could impact the Trust’s ability to meet its financial obligations or to execute its investment strategies promptly.

•        Asset Recovery and Transfer:    The process of recovering and transferring assets to a new custodian in the event of insolvency may prove time-consuming and complex. This process might involve legal proceedings and negotiations, potentially leading to a prolonged period during which the assets are not actively managed or are inaccessible.

•        Financial Losses:    The Trust may incur financial losses if the assets held by the Cash Custodian are entangled in insolvency proceedings. The Trust might not recover the full value of its assets, particularly if any part of the assets becomes part of the Cash Custodian’s bankruptcy estate.

•        Operational Disruptions:    Transitioning to a new custodian may cause operational disruptions. This includes administrative burdens, potential errors during the transfer of records and assets, and the need to establish new operational protocols.

In addition to the foregoing risks, the Trust would be subject to additional risks if the Custody Agreement is terminated, which include:

•        Cost Implications:    Terminating the agreement and engaging a new custodian might incur additional costs, including early termination fees, transfer fees, and higher fees charged by a new custodian.

•        Continuity of Service:    There is a risk of service interruptions during the transition period, which might affect the Trust’s ability to execute transactions and manage its assets effectively.

Transfer Agent Servicing Agreement

The Transfer Agent Servicing Agreement is between U.S. Bancorp Fund Services, LLC, a registered transfer agent under the Exchange Act, the Trust and the Sponsor. Under this agreement the Transfer Agent is appointed as the transfer agent for the Trust, providing services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records.

The Transfer Agent is responsible for facilitating creations and redemptions of Baskets, and handling transactions with Authorized Participants. The Transfer Agent also records issuance of Shares and maintains a record of outstanding Shares for the Trust.

The Transfer Agent is obligated to exercise reasonable care. Its liability is limited to direct damages arising from its refusal or failure to comply with the terms of the Transfer Agent Servicing Agreement or from its bad faith, gross negligence, reckless disregard, or willful misconduct in the performance of its duties. The Trust is obligated to indemnify the Trust against claims not arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct.

The Transfer Agent is required to implement its written procedures reasonably designed to promote the detection and reporting of potential money laundering activity and identity theft. These include monitoring shareholder activity and verifying customer identities, in compliance with the BSA, USA Patriot Act of 2001, and other applicable regulations.

The Transfer Agent Agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 60 days’ written notice. Following the initial term, the agreement shall renew for successive one year terms unless terminated with a 60 days’ prior notice. Early termination requires the Trust to pay remaining fees and costs related to the transition to a new service provider.

This agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information and is governed by the laws of the State of Wisconsin.

Trust Accounting Agreement

The Trust Accounting Servicing Agreement is between U.S. Bancorp Fund Services, LLC, and the Trust. Under this Agreement, U.S. Bancorp Fund Services, LLC is appointed as the Accounting Agent for the Trust, responsible for various accounting services such as portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services.

The Trust Accounting Servicing Agreement is set for an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier. Termination can occur under specific conditions, including material breach or changes in laws affecting the Trust Accounting Servicing Agreement. The Trust and Sponsor can also terminate the agreement upon 60 days’ notice, and the Accounting Agent may do the same under certain circumstances, such as the existence of certain legal compliance issues or reputational harm, or other events impacting its ability to perform services.

The Accounting Agent is obligated to exercise reasonable care in its duties. The Accounting Agent’s liability under the agreement is limited to losses arising from the Accounting Agent’s refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify the Accounting Agent against losses not arising from such failures or misconduct. Conversely, the Accounting Agent is obligated to indemnify the Trust for losses resulting from its non-compliance or misconduct.

The agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information. The agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 60 days’ written notice and is governed by the laws of the State of Wisconsin.

Crypto Custodians

The Crypto Custodians for the Trust’s crypto holdings are Coinbase Custody, BitGo and Fidelity.

The Crypto Custodians are responsible for safekeeping passwords, keys or phrases that allow transfers of crypto assets (“Security Factors”) safe, secure and confidential. The Crypto Custodians will help establish accounts and any necessary subaccounts on the crypto asset networks solely for the Trust. The Crypto Custodians will follow valid instructions to use its Security Factors to effect transfers from the Crypto Accounts.

The custodial services agreements between the Crypto Custodians and the Trust, and the prime broker agreement between the Trust and Coinbase Custody, will govern the use of custodial and wallet services provided by the Crypto Custodians. Under the agreements, the Crypto Custodians shall establish and maintain custody accounts for the Trust’s crypto assets and fiat currency, offering both custodial and non-custodial wallet services.

The termination of the agreements with the Crypto Custodians can occur under various conditions, including by either party’s decision with prior notice. The Crypto Custodians are also authorized to suspend or terminate services based on various conditions, including legal requirements and operational risks.

Marketing Agent

The Trust employs Paralel Distributors LLC as the Marketing Agent for the Trust. Pursuant to the Marketing Agent Agreement, by and between the Marketing Agent, the Sponsor, and the Trust, the Marketing Agent to works with the Cash Custodian in connection with the receipt and processing of orders for creations and redemptions of

Baskets. Additionally, the Marketing Agent reviews and approves of all of the Trust’s sales literature and advertising material. The Marketing Agent’s principal business address is 1700 Broadway, Suite 1850, Denver, CO 80290. The Marketing Agent is a broker-dealer registered with the SEC and is a member of FINRA.

The Marketing Agent’s services include assisting with Authorized Participant Agreements, maintaining creation and redemption order confirmations, providing prospectuses to Authorized Participants, registering and overseeing supervisory activities of a certain number of FINRA licensed registered representatives of the Sponsor, assisting with and reviewing for compliance with SEC and FINRA advertising rules, and approving marketing materials. The Trust, in turn, is responsible for creating, issuing, and redeeming Baskets, providing the Marketing Agent with necessary documentation, and ensuring the availability of prospectuses.

The Trust is obligated to indemnify the Marketing Agent against losses primarily arising from the Marketing Agent’s services, the Trust’s breach of obligations, non-compliance with laws, or inaccuracies in Trust materials, except for losses caused by the Marketing Agent’s willful misconduct, gross negligence, or bad faith. Conversely, the Marketing Agent will indemnify the Trust against losses caused by the Marketing Agent’s gross negligence, reckless disregard, or willful misconduct.

The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Trust, with any such remuneration to be paid by the Sponsor, out of the management fee it receives for its services to the Trust. The term of the agreement is three years, with provisions for automatic renewal and termination options available to both parties.

Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.

Compliance Services

Paralel Distributors LLC also assists the Trust and the Sponsor with certain functions and duties relating to compliance related services, which include development of compliance procedures and periodic reviews of the adequacy of the Trust’s and service providers’ compliance policies.

AML/KYC

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable KYC laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodians. Each service provider must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodians, as entities licensed to conduct virtual currency business activity by the NYDFS and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the BSA, as amended, and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Trust
Hashdex Asset Management Ltd., the Sponsor	0.25% of average net assets annually.
CSC Delaware Trust Company, the Trustee	$3,000.00 annually for the Trust

____________

*        The above table does not include compensation arrangements between the Sponsor and third-party service providers including the Administrator, Custodians, Marketing Agent, Transfer Agent, or auditors.

Other Non-Contractual Payments by the Trust

The Trust shall pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Trust. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Management Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs. The Administrator will calculate the Management Fee on a daily basis with respect to the NAV of the Trust, and the Management Fee will be paid directly by the Trust to the Sponsor. The Management Fee will accrue daily and be payable monthly in cash.

In addition to the Trust’s Management Fee, the Trust pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Trust, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, report preparation and mailing expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $250,000 per annum. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust’s cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Trust may need to sell crypto assets from time to time to pay for fees and expenses. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor and the Administrator will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Trust, and the Sponsor, and the Administrator may not recover any of these costs and expenses from the Trust. Total fees to be paid by the Trust are currently estimated to be approximately 0.01% of the daily net assets of the Trust for the twelve-month period after issuance, though this amount may change in future years.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Trust. Unusual or extraordinary expenses paid by Sponsor are not subject to any caps or limits. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trust’s service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Trust and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Trust or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Trust. Unless such expenses are specifically attributable to the Trust or arise out of the Trust’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Trust.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Trust and the U.S. federal income tax treatment of the Trust. The discussion represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the IRS or on the courts and does not preclude the IRS from taking a contrary position. The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences to, such as, but not limited to, dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, Authorized Participants acting in their role as such, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Code or holders of Shares whose “functional currency” is not the USD. Furthermore, the discussion below is based on the provisions of the Code, and Treasury Regulations, rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. Further, the U.S. federal income tax treatment of digital assets continues to evolve, and legislation or future administrative guidance could result in U.S. federal income tax consequences that differ from those discussed below. Tax Classification of the Trust There is very limited authority on the U.S. federal income tax treatment of the Index Constituents. Based on CFTC determinations that treat bitcoin and ether as commodities under the CEA, the Trust intends to take the position that the Index Constituents qualify as commodities for purposes of satisfying the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Trust’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Trust discussed below.

No ruling has been or will be requested from the IRS with respect to any matter affecting the Trust or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder nor a partnership for U.S. federal income tax purposes. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust, due to the nature of its activities the Trust will not be classified as a trust for U.S. federal income tax purposes, but rather it is more likely than not that it will be classified as a partnership for such purposes. The trading of Shares on the Exchange will cause the Trust to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act (such as the Trust) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Index Constituents. Based on CFTC determinations that treat bitcoin and ether as commodities under the CEA, the Trust intends to take the position that the Index Constituents qualify as commodities. Shareholders should be aware that the Trust’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Trust discussed below.

The Trust’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Trust’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Trust’s operations for any given year will produce income that satisfies these requirements.

If the Trust failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Trust could be required to pay the government amounts determined by the IRS), the Trust would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Trust’s income or loss on their tax returns. Distributions by the Trust (if any) would be treated as dividend income to Shareholders to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Trust were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Trust and on the value of the Shares.

The remainder of this summary assumes that the Trust is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Trust’s Income.    No U.S. federal income tax is paid by the Trust on its income. Instead, the Trust files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Trust recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Trust makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Trust but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Trust distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Trust.

Monthly Conventions for Allocations of the Trust’s Profit and Loss and Capital Account Restatements.    Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Trust as discussed below, it is expected that allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Trust.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Trust intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Trust’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Trust.

For any month in which a Basket is issued or redeemed, the Trust will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Trust assets. For this purpose, the Trust will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Trust’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Trust’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Trust, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Trust during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election.    The Trust intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Trust adjusts the purchaser’s proportionate share of the tax basis of the Trust’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Trust’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Trust’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Trust will use certain simplifying conventions and assumptions. In particular, the Trust will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Trust’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

In-kind creation and redemption transactions. The contribution of, or distribution of, appreciated or depreciated property to or by the Trust in connection with an in-kind creation or redemption may result in additional U.S. Federal income tax considerations. Such considerations include, but are not limited to, whether gain or loss is recognized with respect to one or more of the Index Constituents as if such property were sold.

Limitations on Deductibility of Losses and Certain Expenses.    A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Trust, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Trust is limited to the lesser of (1) the tax basis in such Shareholder´s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Trust’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Trust generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Expenses classified for federal income tax purposes as “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible for non-corporate taxpayers. Although the matter is not free from doubt, we believe management fees the Trust pays to the Sponsor and other expenses of the Trust will constitute non-deductible miscellaneous itemized deductions rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Trust and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its

Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Trust, and (3) its ability to utilize its distributive share of any losses of the Trust on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Trust’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Trust as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Trust that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Trust’s taxable income and gain and (b) any additional contributions by the Shareholder to the Trust and (2) decreased (but not below zero) by (a) its allocable share of the Trust’s tax deductions and losses and (b) any distributions by the Trust to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Trust’s liabilities will be treated as a contribution of cash by the Shareholder to the Trust and a decrease in that share will be treated as a distribution of cash by the Trust to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Trust Distributions.

If the Trust makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Trust immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Trust’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Trust that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Trust.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Trust. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Trust. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

•        the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

•        any of the income, gain, loss, deduction or credit allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

•        any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting.    The Trust provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Trust are treated as partners for U.S. federal income tax purposes. Accordingly, the Trust will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person´s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Trust as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Trust. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Trust.

Partnership Audit Procedures.    The IRS may audit the U.S. federal income tax returns filed by the Trust. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Trust were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Trust during the taxable year to which the audit relates) may be affected.

The Trust Agreement provides that if the Trust becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Trust (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Trust and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Trust, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Trust (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns).

Reportable Transaction Rules.    In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.    Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Trust were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Trust’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Trust’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Trust currently does not anticipate that it will borrow money to acquire investments; however, the Trust cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Trust may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Trust may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Trust for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Trust’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies.    Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Trust is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of the Index Constituents is not entirely clear, it is possible that the Trust may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Trust under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions.    The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment trust whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Index Constituents.

In the event that the Trust’s activities were considered to constitute a U.S. trade or business, the Trust would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of its income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of its income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Trust will be treated as a distribution to the

Non-U.S. Shareholder to the extent possible. In some cases, the Trust may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Trust, generally, and accordingly, by all Shareholders.

If the Trust is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Trust or its allocable share of Trust income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Trust is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Trust and accordingly by all Shareholders.

In order for the Trust to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Trust with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares.    Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain. As discussed above, Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies.

Branch Profits Tax on Corporate Non-U.S. Shareholders.    In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act.    Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Trust may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Trust with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Trust that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Trust does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Trust. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

SEED CAPITAL INVESTMENT

The Sponsor of the Trust served as the Audit Seed Capital Investor to the Trust. On January 21, 2025, the Sponsor, in its capacity as Audit Seed Capital Investor, purchased an Audit Seed Creation Basket comprising 10,000 Shares at a per-Share price of $25.00. Total proceeds to the Trust from the sale of the Audit Seed Creation Basket were $250,000. Delivery of the Audit Seed Creation Basket was made on January 21, 2025. The proceeds from this sale of the Audit Seed Creation Basket were not converted to Index Constituents, and, accordingly, there were not any costs or transaction fees payable by the Trust associated with any such conversion to Index Constituents. The Audit Seed Creation Basket was redeemed for cash on February 13, 2025.

Additionally, Flow Traders U.S. LLC (in such role, the Seed Capital Investor), an entity unaffiliated with the Sponsor, acquired the Initial Seed Creation Baskets through an Authorized Participant on the Seed Capital Purchase Date. In this capacity, the Seed Capital Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $1,000,000 and were used by the Trust to purchase Index Constituents at or prior to the listing of Shares on the Exchange. The Sponsor transacted with a Crypto Trading Counterparty to acquire Index Constituents on behalf of the Trust in exchange for cash provided by the Seed Capital Investor in its capacity as Seed Capital Investor. Any Index Constituents acquired in connection with the Initial Seed Creation Baskets were held by the Crypto Custodians. The price of the Shares comprising the Initial Seed Creation Baskets was determined as of the effective date of the registration statement that this prospectus forms a part as described in this prospectus, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “NCIQ.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed in “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf. The Seed Capital Investor and certain affiliates of the Trust and the Sponsor may purchase and resell Shares pursuant to this prospectus.

Seed Capital Investor; Selling Shareholder

The Seed Capital Investor, an entity unaffiliated with the Sponsor, acquired the Initial Seed Creation Baskets through an Authorized Participant on the Seed Capital Purchase Date. In this capacity, the Seed Capital Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $1,000,000 and were used by the Trust to purchase Index Constituents at or prior to the listing of Shares on the Exchange. The Sponsor transacted with a Crypto Trading Counterparty to acquire Index Constituents on behalf of the Trust in exchange for cash provided by the Seed Capital Investor in its capacity as Seed Capital Investor. Any Index Constituents acquired in connection with the Initial Seed Creation Baskets were held by the Crypto Custodians. The price of the Shares comprising the Initial Seed Creation Baskets was determined as of the effective date of the registration statement that this prospectus forms a part as described in this prospectus, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times. The Seed Capital Investor may or may not have redeemed or sold its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Seed Capital Investor may have sold some or all of the Shares pursuant to the registration statement that this prospectus forms a part (in such capacity, the Selling Shareholder), which shares will have been registered to permit the resale from time to time after purchase. The Trust did not receive any of the proceeds of the redemption of any Initial Seed Creation Baskets by the Seed Capital Investor. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust did not and will not receive any of the proceeds from the resale by the Selling Shareholder of these Shares. The Sponsor has not received and will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the sale of the Initial Seed Creation Baskets.

The Selling Shareholder may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. The Selling Shareholder may redeem Shares through an Authorized Participant.

Marketing Agent and Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares at their NAV through the Marketing Agent, to Authorized Participants. Shares will be sold at the next-determined NAV per Share. All Authorized Participants pay a $300.00 fee for each Basket order.

As of the date of this prospectus, the Authorized Participants are Macquarie Capital (USA) Inc., Virtu Americas LLC and Cantor Fitzgerald & Co.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act.

Investors are cautioned that they might not be able to buy or sell Shares of the Trust through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in crypto-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing crypto assets position.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

ERISA AND RELATED CONSIDERATIONS

Employee Retirement Income Security Act of 1974, as amended and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make any of the Transaction Parties a fiduciary to the Plan.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. Prospective investors should be aware that the Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Trust. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Trust, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Trust on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Trust. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights with respect to the Trust, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policies, or dissolution of the Trust.

The Sponsor serves as the Sponsor to the Trust and serves as the sponsor, investment manager or investment adviser to investment vehicles other than the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment vehicles, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it shall have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust and is not required to share income or profits derived from such business ventures with the Trust.

The Sponsor and its employees and affiliates may participate in transactions related to the Index Constituents, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the market value of the crypto assets held by the Trust and, consequently, on the value of crypto assets. Because these parties may trade the Index Constituents for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in Index Constituents which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

Coinbase Ventures, an affiliate of the Crypto Custodian, has invested in an affiliate of the Sponsor, which could create the appearance of a conflict of interest.

The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest (collectively, the “Policies”). As of the effectiveness of the registration statement of which this prospectus is a part, the Sponsor’s Policies are in place and require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. Additionally, the Sponsor has adopted policies and procedures requiring that certain applicable personnel pre-clear personal trading activity in which an Index Constituent is the referenced asset. The Sponsor has also implemented an Information Barrier Policy restricting certain applicable personnel from obtaining sensitive information. The Sponsor believes that these structured controls are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

The Sponsor might have a potential future conflict of interest if the Sponsor, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, the Sponsor, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Trust’s holdings.

Whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of the Trust, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Prime Execution Agent, an affiliate of Coinbase Custody, one of the Trust Crypto Custodians, may facilitate sales of the Trust’s crypto assets. This arrangement creates potential conflicts of interest when executing trades on behalf of the Trust. These conflicts may include routing orders to its trading platform (Coinbase Exchange), executing orders against other clients of the Prime Execution Agent or of its affiliates or for its own inventory or that of its affiliates, and acting in a principal capacity when filling residual orders below minimum thresholds accepted by other venues. The Prime Execution Agent may execute trades for its own account or affiliates while aware of the Trust’s orders or imminent orders. These conflicts may affect the price received by the Trust during the execution of crypto asset sales, particularly if the Prime Execution Agent prioritizes its own interests or those of its affiliates over the Trust’s. Additionally, the beneficial identity of the counterparty in these trades may remain unknown, potentially leading to transactions with other clients of the Prime Execution Agent or of its affiliates. To mitigate these risks, the Prime Execution Agent maintains policies and procedures designed to address such conflicts, including segregation of duties, information barriers, and internal controls. However, these measures may not eliminate all conflicts, and there is no guarantee that the Trust will always receive the most favorable execution terms. Additionally, the Prime Execution Agent may route orders to its own platform under specific circumstances, such as temporary connectivity issues or funding constraints.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of Shares as of December 31, 2025, by each person known to the Trust to beneficially own more than 5% of the outstanding Shares of the Trust as of December 31, 2025, based on information known to the Sponsor.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding Shares
Hashdex Nasdaq Crypto Index ETF(1) 142 Seafarers Way, Suite 201, George Town, Grand Cayman, KY1-1102, Cayman Islands	4,000,000	74.91%

____________

(1)      Hashdex Nasdaq Crypto Index ETF, is an investment fund organized under the laws of the Cayman Islands and managed by the Sponsor. The Shares were acquired through over-the-counter purchases from Authorized Participants of the Trust in the ordinary course of the fund’s investment activities. There is no binding agreement or commitment to maintain this investment, and the fund may purchase or dispose of the Trust’s Shares at any time based on its investment policies.

Security Ownership of Management.    As of the date of this prospectus, the Sponsor owned zero Shares of the Trust and none of the principals of the Sponsor owned any Shares of the Trust.

Change of Control.    Neither the Sponsor nor the Trustee knows of any arrangements which may subsequently result in a change in the control of the Trust.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust. The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations. The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports. The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares), and the Shareholders are governed by the laws of the State of Delaware, except for causes of action related to violations of U.S. federal or state securities laws. By accepting Shares, each DTC Participant and each Shareholder consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, although this consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. The Trust Agreement and its provisions shall prevail over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute. The Trust Agreement does not contain an exclusive forum provision.

LEGAL MATTERS

Eversheds Sutherland has advised the Sponsor in connection with the Shares being offered. Eversheds Sutherland advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

EXPERTS

The financial statements as of December 31, 2025 incorporated by reference in this prospectus have been so included in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Nasdaq® is a registered trademark of Nasdaq, Inc. The information contained herein should not be construed as investment advice, either on behalf of a particular crypto asset or an overall investment strategy. Neither Nasdaq, Inc. nor any of its affiliates makes any recommendation to buy or sell any crypto asset or any representation about the financial condition of a crypto asset. Statements regarding Nasdaq proprietary indexes are not guarantees of future performance. Actual results may differ materially from those expressed or implied. Past performance is not indicative of future results. Investors should undertake their own due diligence and carefully evaluate assets before investing.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust. The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder. Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The Trust is a smaller reporting company, as defined in Rule 405 (17 CFR 230, 405), and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow the Trust to “incorporate by reference” information that the Trust files with them, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination or completion of this offering of our shares, as well as all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. This includes but is not limited to the documents set forth below that have been previously filed with the SEC:

•        The Trust’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 25, 2026.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Hashdex Nasdaq CME Crypto Index ETF

Attention:

Hashdex Asset Management Ltd.

Flagship Building, 2nd Floor, 142 Seafarers Way, P.O. Box 1096,

KY1-1102, George Town, Grand Cayman, Cayman Islands

(917) 525-5635

The Trust’s Internet website is https://hashdex-etfs.com/NCIQ. The Trust makes its electronic filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on the Trust’s website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on the Trust’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Trust a registration statement with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is http://hashdex-etfs.com/. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected online at www.sec.gov.

Hashdex Nasdaq CME Crypto Index ETF

SHARES

______________________________________________

PROSPECTUS

______________________________________________

[date, 2026]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

	Amount
SEC registration fee (actual)	$(1)(2)
Listing Fee (actual)	$4,000
Auditor’s fees and expenses	$100,000
Legal fees and expenses	$150,000
Printing expenses	$50,000
Miscellaneous expenses	$150,000
Total	$454,000	(2)

____________

(1)      Applicable registration fees have been deferred in accordance with Rules 456(d) and 457(u) under the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)      Because an indeterminable amount of securities is covered by this Registration Statement, the total expenses in connection with the issuance and distribution of the Shares are, therefore, not currently determinable.

Item 14. Indemnification of Directors and Officers

The Trust Agreement provides that the Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust, and has determined, in good faith, that such course of conduct was in the best interests of the Trust, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust estate. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 15. Recent Sales of Unregistered Securities

On January 21, 2025, in a transaction exempt from registration under Section 4(a)(2) of the Securities Act, the Trust sold the Audit Seed Creation Basket, consisting of one Basket of 10,000 Shares, to the Sponsor for an aggregate purchase price of $250,000 (based on a per-Share price of $25.00). The proceeds from the sale of the Audit Seed Creation Basket were not converted to Index Constituents. The Audit Seed Creation Basket was redeemed for cash on February 13, 2025.

Item 16. Exhibits and Financial Statement Schedules

(a)    Exhibits

No.	Exhibit Description
3.1

Certificate of Amendment to the Certificate of Trust (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-42511), filed with the SEC on January 20, 2026)

3.2	Fifth Amended and Restated Trust Agreement (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-42511), filed with the SEC on January 20, 2026)
4.1

Description of Capital Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-42511), filed March 25, 2026

5.1

Opinion of Dechert LLP, as to legality (incorporated by reference to Exhibit 5.1 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.1

Sponsor Agreement (incorporated by reference to Exhibit 10.1 of Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on February 10, 2025)

10.2	Amendment to the Sponsor Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-42511), filed with the SEC on November 12, 2025)
10.3	Second Amendment to the Sponsor Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-42511), filed with the SEC on March 16, 2026)
10.4

Form of Authorized Participant Agreement (incorporated by reference to Exhibit 10.2 of Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on December 26, 2024)

10.5

Amendment #1 to the Authorized Participant Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-42511), filed with the SEC on February 27, 2026)

10.6

Crypto Custodian Agreement with BitGo (incorporated by reference to Exhibit 10.3 of Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on December 26, 2024)

10.7

Cash Custodian Agreement with U.S. Bank National Association (incorporated by reference to Exhibit 10.4 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.8

Transfer Agent Servicing Agreement with U.S. Bancorp Fund Services, LLC (incorporated by reference to Exhibit 10.5 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.9

Trust Accounting Agreement with U.S. Bancorp Fund Services, LLC (incorporated by reference to Exhibit 10.6 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.10

Trust Administration Services Agreement with U.S. Bancorp Fund Services, LLC (incorporated by reference to Exhibit 10.7 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.11

Prime Broker Agreement with Coinbase, Inc. (incorporated by reference to Exhibit 10.8 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

No.	Exhibit Description
10.12

Marketing Agent Agreement with Paralel Distributors LLC (incorporated by reference to Exhibit 10.9 of Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on December 26, 2024)

10.13

Compliance Services Agreement with Paralel Technologies LLC (incorporated by reference to Exhibit 10.10 of Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on December 26, 2024)

10.14

Digital Asset Trading Agreement with Nonco (incorporated by reference to Exhibit 10.11 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.15

Cryptocurrency Purchase Agreement with DV Chain International Inc. (incorporated by reference to Exhibit 10.12 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.16

Liquidity Provider Agreement with Virtu Financial Singapore Pte. Ltd. (incorporated by reference to Exhibit 10.13 of Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on February 10, 2025)

10.17

Form of Subscription Agreement (incorporated by reference to Exhibit 10.13 of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-280990), filed with the SEC on January 30, 2025)

10.18

Master Infrastructure-as-a-Service Agreement, dated as of October 7, 2025, by and between Coinbase Cloud Pte. Ltd. and the Trust (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-42511) filed by the Registrant on October 15, 2025)

10.19

Custodial Services Agreement, dated as of June 27, 2025, by and between Fidelity and the Trust, with the Sponsor acting on behalf of the Trust (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42511), filed with the SEC on November 10, 2025)

10.20

Master Purchase Agreement, dated July 16, 2025, by and between Cumberland DRW LLC and the Trust (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42511), filed with the SEC on November 10, 2025)

10.21

Master Services Agreement, dated July 24, 2025, by and between Flowdesk SAS and the Trust (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42511), filed with the SEC on November 10, 2025)

10.22

Letter of Adherence, dated August 27, 2025, by and between Enigma Securities Limited and the Trust (incorporated by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42511), filed with the SEC on November 10, 2025)

23.1	Consent of Dechert LLP (included in Exhibits 5.1)
23.2	Consent of Eversheds Sutherland (US) LLP*
23.3	Consent of Independent Registered Public Accounting Firm*
107	Calculation of Filing Fees Table (previously filed as an exhibit to the Registrant’s 424(i) filing (File No. 333-280990), filed March 27, 2026

____________

*        Filed herewith.

(b)    Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rio de Janeiro, Brazil, on April 15, 2026.

By:	Hashdex Nasdaq CME Crypto Index ETF
By	/s/ Bruno Sousa
Bruno Sousa
Principal Executive Officer
By:	/s/ Samir Kerbage
Samir Kerbage
Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of the Sponsor, hereby constitute and appoint Julia Castelo Branco Rocha and Felipe Montenegro, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Bruno Sousa	Director of the Sponsor	April 15, 2026
Bruno Sousa	Principal Executive Officer
Signature	Title	Date
/s/ Samir Kerbage	Director of the Sponsor	April 15, 2026
Samir Kerbage	Principal Financial Officer

____________

*        The registrant is a trust, and the persons are signing in their capacities as officers of Hashdex Asset Management, Ltd., the Sponsor of the registrant.